EXHIBIT 10.82

MAVRIX, LLC

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of April 25, 2013 between MAVRIX, LLC, a Delaware limited liability company (“Issuer”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“Note Purchaser”).  Note Purchaser and any other registered holder of the Note(s) hereunder are each referred to as a “Note Holder” and collectively, as “Note Holders.”

RECITALS

(a)           Clean Energy Renewable Fuels, LLC, a Delaware limited liability company (“Equity Owner”) owns all of the equity interests in Issuer.

(b)           Issuer owns all of the equity interests in Canton Renewables, LLC, a Michigan limited liability company (“Canton”).  Canton owns a gas extraction and processing project at the Sauk Trail Hills Landfill in Canton, Michigan (the “Canton Project”).

(c)           Issuer owns 70% of the equity interests in Dallas Clean Energy, LLC, a Delaware limited liability company (“DCE”), which owns all of the equity interests in Dallas Clean Energy McCommas Bluff, LLC, a Delaware limited liability company (“DCEMB”, and together with Canton, the “Project Companies”).  DCEMB owns a gas extraction and processing project at the McCommas Bluff Landfill in Dallas Texas (the “DCEMB Project”, and together with the Canton Project, the “Projects”).

(d)           DCEMB is a party to that certain Loan Agreement dated as of January 1, 2011 with Mission Economic Development Corporation (the “DCEMB Senior Credit Agreement”).

(e)           Canton anticipates entering into a loan agreement with Michigan Strategic Fund subject to the terms and conditions more fully described herein (the “Canton Senior Credit Agreement”, and together the DCEMB Senior Credit Agreement, the “Senior Credit Agreements”).

(f)            Pursuant to the terms and conditions of this Agreement, on the Closing Date, Note Purchaser will purchase a secured multi-draw promissory Note of Issuer in a maximum aggregate principal amount of $30,000,000 subject to the terms and conditions set forth in this Agreement.  On the Closing Date, Note Purchaser shall fund an initial advance of $5,000,000 under such Note.  Subject to the Issuer and Project Companies satisfying certain conditions more fully described herein, Note Purchaser will make a Second Advance and a Third Advance to the Issuer under the Note, each in an aggregate principal amount of $5,000,000, and a Fourth Advance to the Issuer under the Note in an aggregate principal amount of $15,000,000.  Issuer shall use the proceeds from the sale of the Note(s) and any Advances thereunder solely to (i) make distributions to its direct or indirect parent companies and (ii) pay any transaction costs and fees related to the transactions contemplated hereby.

(g)           Pursuant to the terms and conditions hereof, and as a condition to the purchase of the Note on the Closing Date (i) Issuer will enter into the Account Agreements pursuant to which Issuer will grant to Note Holders a first priority perfected security interest (subject to Permitted Liens) in certain collateral accounts, (ii) Issuer will enter into the Security Agreement pursuant to which Issuer will grant to Note Holders a first priority perfected security interest (subject to Permitted Liens) in all of its present and future assets, other than the equity interests in its Subsidiaries, and (iii) Equity Owner will enter into the Equity Owner Pledge Agreement pursuant to which Equity Owner will grant to Note Holders a first priority perfected pledge (subject to Permitted Liens) of all of the equity interests in Issuer.

Accordingly, the parties hereby agree as follows:

SECTION 1.                         DEFINITIONS

1.1          Certain Defined Terms

The following terms used in this Agreement shall have the following meanings:

“Acceptable Insurance Carriers” means financially sound and reputable insurance companies authorized and licensed to do business in each jurisdiction where the Project or any other Collateral is located with ratings of “A-”, or better by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best’s Insurance Guide and Key ratings shall no longer be published), or other insurance companies of recognized responsibility reasonably acceptable to the Required Holders.

“Account Agreements” means the Account Management Annex and the Account Control Agreement.

“Account Bank” means Wells Fargo Bank, National Association (or any other bank approved in writing by Required Holders), account bank for Note Holders, and its successors and permitted assigns in such capacity under the Account Control Agreement.

“Account Collateral” has the meaning set forth in Section 2.1(a) of the Account Management Annex.

“Account Control Agreement” means each Account Control Agreement to be entered into by Issuer, Note Purchaser and Account Bank on the Closing Date, or on the fourth anniversary thereof in accordance with Section 6.14, substantially in the form of Exhibit I hereto or such other form reasonably acceptable to the Required Holders.

“Account Management Annex” means the terms and conditions set forth in Annex A of this Agreement.

“Accountants” means KPMG LLP or such other nationally recognized public accounting firm reasonably acceptable to the Required Holders.

“Additional Note Documents” means any documents or agreements relating to the transactions contemplated hereby entered into by any Note Document Party with Note Holders or for the express benefit of Note Holders or any Agent as third party beneficiaries after the Closing Date.

“Additional DCEMB Senior Credit Facility” means an additional credit facility entered into by DCEMB after the Closing Date in accordance with Section 7.7(f).

“Additional DCEMB Senior Credit Documents” means any credit agreement, security agreements, instruments or any other agreements entered into in connection with an Additional DCEMB Senior Credit Facility.

“Adjusted Cash Flow” means, for any period, without duplication, the sum of (a) all revenues (or, in the case of a prospective coverage test, projected revenues) of Canton during such period available for scheduled debt service under the Senior Credit Documents and applied (or, in the case of a prospective coverage test, to be applied) to such debt service during such period plus (b) the product of (i) all revenues (or, in the case of a prospective coverage test, projected revenues) of DCEMB during such period available for scheduled debt service under the Senior Credit Documents and applied (or, in the case of a prospective coverage test, to be applied) to such debt service during such period multiplied by (ii) the Issuer DCE Percentage plus (c) all amounts distributed (or, in the case of any prospective coverage test, reasonably expected to be distributed) to Issuer from the Subject Companies and deposited in the Receipt Account during such period, and any income on investments deposited in the Receipt Account during such period.  Notwithstanding the foregoing, the proceeds of any Equity Cure shall not constitute Adjusted Cash Flow for any period.

“Advance” means any advance on the Note made in accordance with this Agreement, including the Initial Advance,  the Second Advance, the Third Advance and the Fourth Advance.

“Advance Notice” means an Advance Notice in substantially the form of Exhibit I hereto delivered in accordance with this Agreement in connection with any Advance on any Funding Date.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agent” means any Person(s) appointed by Note Holders pursuant to Section 9.20 to act as agent for them under this Agreement or any other Note Document.

“Aggregate Amounts Due” has the meaning set forth in Section 9.15.

“Agreement” means this Note Purchase Agreement, including exhibits and schedules hereto.

“Approved Affiliate Contracts” means each contract between a Subject Company and any officer, any director, any holder of five percent (5%) or more of any class of equity Securities of Issuer, any Affiliate of Issuer, any other Subject Company or any such officer, director or holder that is (a) in existence on the Closing Date and set forth on Schedule 7.6 or (b) consented to in writing by the Required Holders.

“Assignment and Assumption” means an assignment and assumption entered into by the Note Holders and any Permitted Transferee (with the consent of the Issuer), in substantially the form of Exhibit X or any other form approved by the Issuer.

 “Authorizations” means all permits, licenses, orders, approvals, consents, exemptions, rulings, decrees, tariffs, filings, certifications, registrations, franchises, building permits, plot plan approvals, clause approvals, site plan reviews, environmental approvals (including an environmental impact statement or report if required under Environmental Laws), sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, air permits, zoning and land use entitlements and other authorizations whether now existing or hereafter issued to, or obtained by, any Note Document Party, or any other Subject Company, that (a) relate to or concern in any way either Project, or the transactions contemplated by any Material Agreement, or the other business of any Subject Company, and (b) are given or issued by any Governmental Authority.

“Bankruptcy Code” means Title 11, United States Code entitled “Bankruptcy” as now and hereafter in effect, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

“Base Case Forecast” has the meaning set forth in Section 5.15.

“Base Case Requirement” means, for any calendar year, actual gas output in the aggregate from the Projects that is no less than 20% of the gas output projected in the applicable Base Case Forecast, as confirmed by the applicable Independent Engineer Report.

“Base Interest” has the meaning set forth in Section 3.2(a).

“Base Interest Rate” means 14% per annum.

“Business” means the landfill gas collection and processing business as currently conducted and as proposed to be conducted by the Subject Companies.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

“Cambrian” means Cambrian Energy McCommas Bluff LLC, a Delaware limited liability company.

“Cambrian Interest” means the 30% membership interest of Cambrian in DCE, in accordance with the terms of the DCE LLC Agreement, as such interest may be increased upon exercise of the Cambrian Option.

“Cambrian Option” means the right of Cambrian pursuant to Section 13.1 of the DCE LLC Agreement to purchase up to an additional 19% ownership interest in DCE.

“Cambrian Prepayment Percentage” means (a) if the Fourth Advance has not been made a percentage equal to the percent of ownership interests in DCE that Cambrian is acquiring per the applicable exercise of the Cambrian Option and (b) if the Fourth Advance has been made, the product of (i) a percentage equal to the percent of ownership interests in DCE that Cambrian is acquiring per the applicable exercise of the Cambrian Option multiplied by (ii) 0.75.

“Canton” has the meaning set forth in the Recitals.

“Canton Clean Energy Gas Sales Agreement” means, collectively, (a) that certain Base Contract for Sale and Purchase of Natural Gas, dated as of March 2013, by and between Canton and Clean Energy, (b) that certain Transaction Confirmation, dated as of March 29, 2013, by and between DCEMB and Clean Energy and (c) each other confirmation, amendment, instrument and agreement related to (a) and (b).

 “Canton EPC Contracts” shall mean, collectively, the Greenlane Upgrade Proposal, the Walbridge Contract and any other material engineering, equipment supply, or construction contract with respect to the Canton Project.

“Canton Landfill Gas Agreement” means that certain Gas Sale and Purchase Agreement, dated as of November 5, 2010, by and between Sauk and Canton.

“Canton Lease Agreement” means that certain Site Lease Agreement, dated as of November 5, 2010, by and between Sauk and Canton.

“Canton Project” has the meaning set forth in the Recitals.

“Canton Senior Credit Agreement” has the meaning set forth in the Recitals.

“Canton Senior Credit Documents” means (a) the Canton Senior Credit Agreement and related credit documents entered into in connection therewith and (b) any credit agreement or similar financing agreement and related credit documents evidencing or documenting a Permitted Refinancing of the obligations under the Canton Senior Credit Agreement and related agreements under clause (a) of this definition.

“Canton Vernon Base Contract” means that certain Base Contract for Sale and Purchase of Natural Gas, dated as of March 8, 2012, by and between Canton (as assignee of Equity Owner) and City of Vernon, Light and Power Department.

“Canton Vernon Confirmation” that certain Biomethane Transaction Confirmation, dated as of March 8, 2012, by and between Canton (as assignee of Equity Owner) and City of Vernon Light and Power Department.

“Canton Vernon Off-Take Agreement” shall mean (a) the Canton Vernon Base Contract, (b) the Canton Vernon Confirmation and (c) each amendment, instrument and agreement related to (a) or (b) in effect on the date hereof or subsequently entered into in accordance with Section 7.7.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure that is capitalized in accordance with GAAP in respect of the purchase or other acquisition of any fixed or capital asset.

“Capital Lease,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligations, determined in accordance with GAAP (including such Statement No. 13).

“Cash Equivalents” means an investment, to the extent owned by a Subject Company free and clear of all Liens (other than Liens created under the Note Documents), in any of the following:

(a)   direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America;

(b)   interest-bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign commercial banks whose outstanding long-term debt is rated “A” or higher by S&P or “A2” or higher by Moody’s;

(c)   bankers’ acceptances drawn on and accepted by any domestic or foreign commercial banks whose outstanding long-term debt is rated “A” or higher by S&P or “A2” or higher by Moody’s;

(d)   direct obligations of, obligations guaranteed by, and any other obligations the interest on which is excluded from income for federal income tax purposes issued by, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality of any of the foregoing, which are rated at “A” or higher by S&P or “A2” or higher by Moody’s;

(e)   commercial paper issued by any corporation which is rated “A-1” or higher by S&P or “P-1” or higher by Moody’s;

(f)    instruments issued by an investment company rated “A” or higher by S&P or “A2” or higher by Moody’s having a portfolio consisting of ninety-five percent (95%) or more of the securities described in clauses (a) through (e) above;

(g)   repurchase agreements with any bank or trust company that is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits of at least $500,000,000 and outstanding senior unsecured long-term debt which is rated “AA” or higher by S&P or “Aa2” or higher by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither such corporation is in the business of rating unsecured bank, indebtedness), with maturities not in excess of 30 days relating to securities referred to in clause (a) above; and

(h)   money market funds having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition.

“Cash Sweep Commencement Date” means the 21st Quarterly Date after the Closing Date.

“Casualty Event” means an event that causes all or any material portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than a Condemnation Event.

 “Certification Date” has the meaning assigned to such term under the Canton Vernon Off Take Agreement.

“Change of Control” means any Disposition or other transaction as a result of which (a) Equity Owner shall cease to own beneficially and of record 100% of the voting and economic interests in (and to control) Issuer, (b) prior to a Permitted Canton Assignment, Issuer shall cease to own beneficially and of record 100% of the voting and economic interests in (and to control) Canton, (c) Issuer shall cease to own beneficially and of record at least 70% of the voting and economic interests in (and to control) DCE; provided that it shall not be a Change of Control if, as a result of the exercise of the Cambrian Option by Cambrian consistent with the terms of this Agreement and the DCE LLC Agreement, Issuer ceases to own beneficially and of record at least 70% of the voting and economic interests in DCE so long as Issuer continues to own beneficially and of record at least 51% of the voting and economic interests in (and to control) DCE, or (d) DCE shall cease to own beneficially and of record 100% of the voting and economic interests in (and to control) DCEMB.

“Clean Energy” means Clean Energy, a California Corporation.

“Clean Energy Corp” means Clean Energy Fuels Corp., a Delaware Corporation.

“Closing” has the meaning set forth in Section 2.1(c).

“Closing Date” means the date on which the Note is paid for and delivered to Note Purchaser in accordance with the terms and conditions hereof which shall not be later than April, 25,2013.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, Account Collateral, “Pledged Collateral” as defined in the Equity Owner Pledge Agreement, “Collateral” as defined in Security Agreement and any other collateral as defined in or in which a security interest is granted or purported to be granted in favor of Note Holders or any Agent under any Additional Note Document as security for the Obligations.

“Collateral Accounts” means, each account established with the Account Bank or any other financial institution acceptable to Secured Party, and maintained by Issuer under the sole dominion and control of Secured Party, including but not limited to the Debt Service Reserve Account and the Receipt Account.

“Commencement Date” has the meaning assigned to such term under the Canton Vernon Off-Take Agreement.

“Commitment” means the commitment of each Note Holder to make Advances to Issuer in accordance with Section 2.2, and “Commitments” means all such commitments of Note Holders in the aggregate, as such Commitments may be reduced pursuant to the terms of this Agreement (including pursuant to Section 3.3(b)(iii)).

“Commitment Termination Date” means the earlier of (i) the date that is nine (9) months after the Closing Date; provided that the Note Purchaser, in its sole discretion, may from time to time extend such date to a date up to two (2) years after the Closing Date by providing written notice to the Issuer thereof prior to the then applicable Commitment Termination Date and (ii) the date of the Fourth Advance.

“Condemnation Event” means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of all or part of the Project, material to the construction or operation thereof as contemplated by the Base Case Forecast, by any Governmental Authority or any other entity acting under power of eminent domain or condemnation.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings.  Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited; provided, that if such amount is not stated or determinable, such amount shall be the maximum potential liability that could reasonably be expected to be incurred thereunder.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

 “DCE” has the meaning set forth in the Recitals.

“DCE LLC Agreement” means the Limited Liability Company Agreement of DCE (as successor by merger to CE Dallas Renewables LLC), dated as of August 15, 2008.

“DCE Shell Off-Take Agreements” shall mean, collectively, (a) that certain Base Contract for Sale and Purchase of Natural Gas, dated as of March 30, 2009, by and between Shell and DCE, (b) that certain Transaction Confirmation, dated as of April 3, 2009, by and between DCE and Shell, (c) the DCE Shell Off-Take Confirm Second Amendment, and (d) each amendment, instrument and agreement related to (a), (b) or (c) in effect on the date hereof or subsequently entered into in accordance with Section 7.7.

“DCE Shell Off-Take Confirm Second Amendment” means that certain Second Amendment to Transaction Confirmation, dated as of March 27, 2012, by and between Shell and DCEMB.

“DCEMB” has the meaning set forth in the Recitals.

“DCEMB Clean Energy Gas Sales Agreement” means, collectively, (a) that certain Base Contract for Sale and Purchase of Natural Gas, dated as of March 2013, by and between DCEMB and Clean Energy, (b) that certain Transaction Confirmation, dated as of March 29, 2013, by and between DCEMB and Clean Energy and (c) each other confirmation, amendment, instrument and agreement related to (a) and (b).

“DCEMB Lease Agreement” means that certain Lease to Develop Landfill Gas, dated as of December 12, 1994, by and between Dallas Landfill Gas Production, L.L.C. and City of Dallas, as amended by the First Amendment to Lease to Develop Landfill Gas, dated as of July 10, 2003, by and between City of Dallas and McCommas Landfill Partners, LP as assigned by that certain Assignment and Assumption of Joint Asset Purchase and Sale Agreement and Acknowledgment Agreement, dated as of November 28, 2007, by and between Camco International, Inc. and Dallas Clean Energy, LLC.

“DCEMB Project” has the meaning set forth in the Recitals.

“DCEMB Senior Credit Documents” means (a) the DCEMB Senior Credit Agreement and any other credit documents, security agreements, instruments or other agreements entered into in connection with the DCEMB Senior Credit Agreement, (b) after DCEMB has entered into any Additional DCEMB Senior Credit Facility, any Additional DCEMB Senior Credit Documents, and (c) any credit agreement or similar financing agreement and related credit documents evidencing or documenting a Permitted Refinancing of the obligations under the DCEMB Senior Credit Agreement and related agreements under clause (a) of this definition.

“DCEMB Senior Credit Agreement” has the meaning set forth in the Recitals.

“Debt Service” means, for any period, the amount of all principal, interest, commissions, discounts and other fees and charges due or accrued on all Indebtedness of Issuer and the other Subject Companies for such period, including all Obligations under the Note Documents (other than any mandatory prepayments of principal due under Section 3.3(b) hereof) and all obligations under the Senior Credit Documents; provided that any principal, interest, commissions, discounts and other fees and charges due or accrued on Indebtedness of DCE and DCEMB shall only be included in Debt Service in a percent equal to the Issuer DCE Percentage.

“Debt Service Coverage Ratio” means the ratio of (a) Adjusted Cash Flow to (b) Debt Service.

“Debt Service Reserve Account” means the account established with the Account Bank in accordance with Section 6.14 to hold the Required DSR Balance and maintained pursuant to an Account Control Agreement, any replacement for such account established with the written consent of Required Holders and any other accounts in which Investments of funds from such account may be held or registered under the terms of this Agreement (including the Account Management Annex) and the Account Control Agreement.

“Default” means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Default Interest Rate” means a rate per annum equal to the Base Interest Rate plus two percent (2%).

“Deferred Base Interest” has the meaning set forth in Section 3.2(c).

“Dispose” or “Disposition” means in respect of any asset, including any equity interest, any direct or indirect conveyance, sale, lease (as lessor or sublessor), transfer, assignment, pledge or other disposition thereof or of any rights therein.

“Dollars” or “$” means United States Dollars.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is maintained or contributed to by any Subject Company or any ERISA Affiliate of any Subject Company.

“Environmental Attributes” means all monetizable, tradable benefits related to either direct reduction or avoidance of proscribed air, soil, or water emissions, chemicals or other substances that can be sold in mandatory or voluntary markets including any and all fuel, emissions, air quality, or other environmental characteristics, credits, benefits, reductions, offsets, and allowances, including those resulting from the production, processing or use of biomethane or landfill gas and/or the generation, sale or use of electrical energy generated from biomethane or landfill gas, and including, without limitation, NOx Discrete Emission Reduction Credits, Emission Reduction Benefits (ERBs), GHG Attributes,

Renewable Energy Certificates (RECs), Renewable Identification Numbers (RINS), Renewable Portfolio Standards (RPS) and Low Carbon Fuel Standard Credits (LCFCS).

“Environmental Claim” means any notice of violation, claim, demand, abatement order or other order by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), property damage, contribution, indemnity, indirect or consequential damages, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties, injunctive relief or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials or the violation or alleged violation of any Environmental Law and relating to any Subject Company or any Facility or the Project.

“Environmental Consultant” means Atwell, LLC or such other environmental consultant as shall be engaged by Required Holders for the benefit of Note Holders to advise Note Holders concerning the Project, Facilities or any Subject Company for purposes of Section 4.1(n).

“Environmental Laws” means all Laws and Authorizations relating to (a) environmental matters, including, without limitation, those relating to the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health or industrial hygiene, in any manner applicable to any Subject Company or any properties of any of the foregoing, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, as well as all final regulations promulgated thereunder, and any analogous local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

“Environmental Report” means a phase I environmental site assessment report prepared by the Environmental Consultant.

“Equity Interests” means with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Cure” means any equity or cash contribution to a Subject Company from any Affiliate that is made with the purpose of directly or indirectly avoiding an Event of Default under the Note Documents.

“Equity Owner” has the meaning set forth in the Recitals and any other Person who acquires any equity interest in the Issuer after the Closing Date in accordance with the terms hereof.

“Equity Owner Pledge Agreement” means the Parent Pledge Agreement to be entered into as of the Closing Date by Equity Owner for the benefit of Note Holders substantially in the form of Exhibit III.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate,” as applied to any Person, means (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member.  Any former ERISA Affiliate of any Subject Company shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of any Subject Company and with respect to liabilities arising after such period for which any Subject Company could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means

(a)                                  a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) days’ notice to the PBGC has been waived by regulation);

(b)                                 the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;

(c)                                  the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan;

(d)                                 the incurrence by the Subject Company or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan;

(e)                                  the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA;

(f)                                    the withdrawal by any Subject Company or any of their ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA;

(g)                                 the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

(h)                                 the imposition of liability on any Subject Company pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(i)                                     the occurrence of an act or omission which could give rise to the imposition on any Subject Company or any of their ERISA Affiliates of fines, penalties, taxes or related charges under Code

Section 4971, or with respect to any Subject Company under Sections 409, 502(i) or 502(l) of ERISA in respect of any Employee Benefit Plan;

(j)                                     the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Subject Company in connection with any Employee Benefit Plan;

(k)                                  the imposition of a Lien against any Subject Company or any of their respective assets pursuant to Sections 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or

(m)                               the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Subject Company.

“Event of Default” means each of the events set forth in Section 8.1.

“Excess Cash” means, as of any Quarterly Date, any amount in the Receipt Account after making the payments under clauses (i) through (vi) of Section 3.1(c) of the Account Management Annex.

“Existing DCE Notes” means, collectively, (i) that certain Promissory Note, dated as of November 4, 2010, by DCE in favor of Clean Energy, as amended by the First Amendment to Promissory Note, effective as of November 2, 2011 and as further amended by the Second Amendment to Promissory Note, effective as of November 2, 2012, (ii) that certain Promissory Note, dated as of November 9, 2010, by DCE in favor of Clean Energy, as amended by the First Amendment to Promissory Note, effective as of November 7, 2011 and as further amended by the Second Amendment to Promissory Note, effective as of November 7, 2012, (iii) that certain Promissory Note, dated as of December 30, 2010, by DCE in favor of Clean Energy, as amended by the First Amendment to Promissory Note, effective as of December 28, 2011 and as further amended by the Second Amendment to Promissory Note, effective as of December 28, 2012, (iv) that certain Promissory Note, dated as of January 18, 2011, by DCE in favor of Clean Energy, as amended by the First Amendment to Promissory Note, effective as of January 16, 2012 and as further amended by the Second Amendment to Promissory Note, effective as of January 16, 2013, (v) that certain Promissory Note, dated as of November 4, 2010, by DCE in favor of Cambrian, as amended by the First Amendment to Promissory Note, effective as of November 2, 2011 and as further amended by the Second Amendment to Promissory Note, effective as of November 2, 2012, (vi) that certain Promissory Note, dated as of November 9, 2010, by DCE in favor of Cambrian, as amended by the First Amendment to Promissory Note, effective as of November 7, 2011 and as further amended by the Second Amendment to Promissory Note, effective as of November 7, 2012, (vii) that certain Promissory Note, dated as of December 30, 2010, by DCE in favor of Cambrian, as amended by the First Amendment to Promissory Note, effective as of December 28, 2011 and as further amended by the Second Amendment to Promissory Note, effective as of December 28, 2012, and (viii) that certain Promissory Note, dated as of January 18, 2011, by DCE in favor of Cambrian, as amended by the First Amendment to Promissory Note, effective as of January 16, 2012 and as further amended by the Second Amendment to Promissory Note, effective as of January 16, 2013, in an aggregate principal amount for all Existing DCE Notes not exceeding $2,260,792.25.

“Excluded Extraordinary Proceeds” means, as of any Quarterly Date, Extraordinary Proceeds:

(a)          in an amount not to exceed $1,000,000 in any period of 12 consecutive months (including for the avoidance of doubt any proceeds of the kind described in clauses (b) through (d) below);

(b)         constituting Loss Proceeds that either (i) are applied to prepay Permitted Indebtedness in accordance with its terms within twelve (12) months of receipt or (ii) are reinvested in a Replacement Facility within twelve (12) months of receipt;

(c)          received by a Subject Company from an asset sale permitted by Section 7.4(b) that are applied by such Subject Company to replace the applicable asset sold in accordance with Section 7.4(b) within six (6) months of receipt;

(d)         received by a Subject Company as proceeds from Permitted Indebtedness (other than (i) proceeds from a Permitted Refinancing that have not been applied to refinance the Indebtedness under the Senior Credit Document that has been refinanced by such Subject Company or (ii) proceeds from any Additional DCEMB Senior Credit Facility);

(e)          constituting proceeds of business interruption insurance; or

(f)            litigation proceeds and proceeds of settlements of claims, in each case, for claims for damages incurred by a Project Company before the Closing Date with respect to the matters described on Schedule 3.3(b) in an aggregate amount not to exceed $7,500,000.

For the avoidance of doubt, (i) any amounts described in clauses (b) and (c) shall be Excluded Extraordinary Proceeds during the referenced period permitted under (b) or (c), as applicable, and (ii) if at any time the requirements set forth for any Extraordinary Proceeds to qualify as Excluded Extraordinary Proceeds fail to be met, such amounts shall immediately cease to be Excluded Extraordinary Proceeds.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Note Holders or Agent or any other recipient or required to be withheld or deducted from a payment to a recipient by or on account of any Obligation: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the recipient being organized under the laws of, or doing business in the jurisdiction imposing the Tax or (ii) that are imposed as a result of a present or former connection between the recipient and the jurisdiction imposing the Tax (other than a connection arising solely from the recipient being or having been a party to this Agreement or holding or having held the Note), (b) Taxes attributable to a recipient’s failure to comply with Section 3.5(f), and (c) any U.S. federal withholding Taxes imposed under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Extraordinary Proceeds” means any distributions or payments received by Issuer (directly or indirectly in respect of any other Subject Company or its assets, properties or receipts) which are not made out of operating cash flow of either Project Company, such as distributions or payments which constitute proceeds of any asset sale, buyout or termination of rights under any contract or other extraordinary transaction; provided that the foregoing shall not include any proceeds of any Equity Cure; and provided that, for the avoidance of doubt, the foregoing shall not include any proceeds resulting from asset sales in accordance with Section 7.4B(i).

“Facilities” means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Subject Company.

“Financial Statements” means (a) until the delivery of the first financial statements in accordance with Section 6.1(b), the financial statements delivered pursuant to Section 4.1(l) and (b) thereafter, the most recent financial statements delivered in accordance with Section 6.1.

“Fiscal Year” means each Subject Company’s fiscal year ending on December 31 of each calendar year.

“Fourth Advance” means the fourth Advance under the Note, which shall be made in accordance with, and subject to the conditions of, Section 2.2 and Section 4.2.

“Funding Date” means any date on which an Advance is made.

“GAAP” means generally accepted accounting principles of the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Greenlane Upgrade Proposal” shall mean that certain Greenlane Biogas Upgrading System Confidential Proposal, dated as of May 3, 2011, by and between Canton and Greenlane Biogas NA, Ltd.

“Governmental Authority” shall mean any court, agency, authority, board, bureau, commission, department, regulatory or administrative body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political clause or otherwise, domestic or foreign, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether now or hereafter in existence.

“Hazardous Materials” means (a) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, “pollutants”, “contaminants” or any other formulations intended to define, list or classify substances by reason of ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws; (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; or (e) any radioactive materials.

“Hazardous Materials Activity” means any past, current or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including prepaid power purchase agreement), equity or debt instruments or securities, or economic, financial or pricing indices or measure of economic, financial or pricing risk or value of any similar transaction or any combination of these transactions.

“Indebtedness” means, as applied to any Person, without duplication (a) all obligations for borrowed money (and any notes payable and drafts accepted, instruments representing extensions of credit whether or not representing obligations for borrowed money) whether for principal, interest, fees or otherwise, (b) any obligation owed in respect of the deferred purchase price of property (or the cost of construction thereon or improvements thereto) or services (excluding any obligations to suppliers of goods or services which are unsecured, are incurred in the ordinary course of business on normal trade terms, are not evidenced by a note or similar instrument, are due in full no later than ninety (90) days after the date incurred and are paid when due in accordance with such terms), (c) any unfunded benefit liabilities (as defined in Section 4001(A)(18) of ERISA), (d) any obligation secured by a Lien in respect of property owned or held by such Person, regardless of whether such Person has assumed or become liable for the payment of such obligation, (e) any obligation of such Person created or arising under any conditional sale agreement or other title retention agreement, (f) that portion of the obligations of such Person with respect to Capital Lease Obligations that is properly classified as a liability on the balance sheet in accordance with GAAP, (g) all obligations of that Person under Hedging Agreements, and (h) the principal component of all obligations of such Person, contingent or otherwise, (i) as an account party in respect of letters of credit or similar instruments or (ii) in respect of bankers acceptances.

“Indemnified Liabilities” has the meaning set forth in Section 9.3(b).

“Indemnified Taxes” means (a) all Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any Obligation, and (b) Other Taxes.

“Indemnitees” has the meaning set forth in Section 9.3(a).

“Independent Engineer” means Luminate, LLC or such other engineer or independent engineering firm as shall be engaged by Required Holders for the benefit of Note Holders to advise Note Holders concerning either Project or the Subject Companies.

“Independent Engineer Report” means any report of the Independent Engineer delivered pursuant to 6.1(a)(vi).

“Initial Advance” means the first Advance under the Note, which shall be made in accordance with, and subject to the conditions of, Section 2.2 and Section 4.1.

“Initial Operating Budget” has the meaning set forth in Section 4.1(l).

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and any successor statute.

“Investments” means any property credited to the Collateral Accounts.

“Issuer” has the meaning set forth in the Recitals.

“Issuer DCE Percentage” means 70% (as such percentage may be reduced to match the Issuer’s percentage ownership of membership interests in DCE upon any exercise of the Cambrian option by Cambrian in accordance with the DCE LLC Agreement).

“Law” means applicable common law and any constitutional provision, statute or other law, rule, regulation, code, order, ordinance or interpretation of any Governmental Authority.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement granting any security interest).

“Loss Proceeds” means all amounts and proceeds (including instruments) received in respect of any Casualty Event or Condemnation Event (other than business interruption insurance).

“Major Project Document” means the Primary Off-Take Agreements, the Canton Lease Agreement, the DCEMB Lease Agreement and the Canton Landfill Gas Agreement; provided that the Canton Lease Agreement and the Canton Landfill Gas Agreement shall be deemed to no longer be Major Project Documents after the consummation of a Permitted Canton Assignment.

“Management Agreement” means that certain Management Services Agreement, dated as of April 19, 2013, by and among, the Equity Owner and Issuer.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Issuer and the Subject Companies, taken as a whole or (b) the material impairment of the ability of any Note Document Party to perform, or the enforceability by any Note Holder or Agent of any Note Document against any Note Document Party, any material Obligations under this Agreement or any other Note Document.

“Material Agreements” means each Major Project Document and any indenture, mortgage, deed of trust, contract, undertaking, agreement, lease, easement or other instrument to which Issuer is a party or by which Issuer or any of its properties are bound or to which Issuer or any of its properties are subject, whether now existing or entered into after the date hereof.

“Material Project Party” means (a) each Subject Company and (b) each Primary Off-Taker and each lessor of any Facility to a Subject Company if, with respect to the Persons included in (b), the bankruptcy or insolvency of such Person could reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” means the earlier of (a) that date that is twelve years after the Closing Date and (b) the date on which Issuer has repaid to Note Holders all Obligations.

“Multiemployer Plan” means an Employee Benefit Plan that is a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

“Note(s)” means the Note issued pursuant to Section 2.1 on the Closing Date and any Note(s) issued in substitution or replacement thereof (including in connection with any assignment thereof) in each case in accordance with Section 9.1 and in the form of Exhibit IV.

“Note Document Parties” means Issuer and the Equity Owner; each such Person is referred to herein individually as a “Note Document Party.”  Note Document Parties shall not include Note Holders, any Agent or any of their Affiliates.

“Note Documents” means, as of the Closing Date, this Agreement, the Security Documents, the Note(s) and, thereafter, such Note Documents and any Additional Note Documents.

“Note Holders” means Note Purchaser and any Permitted Transferee in accordance with Section 9.1 that is a registered holder of the Note.”

“Note Holders Payment Instructions” has the meaning set forth in Section 3.6.

“Note Purchaser” means the Person identified as Note Purchaser on the signature pages hereto.

“Notice of Exclusive Control” means a notice in substantially the form of Exhibit A attached to the Account Control Agreement executed in connection with the Receipt Account or any similar form of notice attached to an Account Control Agreement executed in connection with the Debt Service Reserve Account.

“Obligations” means all obligations and liabilities of every nature of Issuer, or any other Note Document Party now or hereafter existing under or arising out of or in connection with this Agreement and the other Note Documents, including without limitation all advances under the Note, and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Issuer, would accrue on such obligations at the contract rate), premium, fees, costs, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Note Holders or any Agent as a preference, fraudulent transfer or otherwise.

“Officer’s Certificate” means a certificate in form and substance reasonably satisfactory to Required Holders executed on behalf of a Note Document Party by a duly authorized officer, partner or manager.

“Operating Budget” means (a) any operating budget delivered to any lender or agent under any Senior Credit Document and (b) any final operating budget covering the Subject Companies that is prepared for the management of the Subject Companies or for Equity Owner or Clean Energy.

“Operating Lease,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that is not a Capital Lease.

“Operating Report” means each operating report covering the Subject Companies that is provided to any lender or agent under the Senior Credit Documents.

“Organizational Documents” means (a) in the case of any corporation, the articles or certificate of incorporation and bylaws of such corporation, (b) in the case of any partnership, the partnership agreement of such partnership and, if applicable, the certificate of formation, (c) in the case of a limited liability company, the operating agreement or limited liability company agreement and the certificate or articles of formation and the bylaws, if applicable, or (d) in the case of any such Person described above in this definition, or any other form of entity, any similar constitutive documents of such Person.

“Other Taxes” means any and all current or future stamp registration, recording, filing, transfer, court or documentary, intangible, excise, property or similar Taxes, fees, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, or enforcement or registration of, or otherwise with respect to or in connection with, any Note Document.

“Payment Date” means (a) the Quarterly Dates and (b) the date on which all principal on the Note(s) then outstanding is to be repaid, including the Maturity Date; provided that if any such date is not a Business Day, the Payment Date shall be the next succeeding Business Day.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Canton Assignment” has the meaning set forth in Section 7.4(d).

“Permitted Contest Procedures” shall mean a contest by any Person, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any requirement of Law, Tax, assessment, fee, governmental charge or levy or any Lien or other claim, payment or matter (legal, contractual or other) by appropriate proceedings if (a) the Person contesting such claim diligently pursues such contest, (b) the Person contesting such claim has established adequate reserves with respect to the contested claim to the extent required by GAAP and has set aside cash in the amount of such reserves and agreed that such cash reserves may not be included in any equity distribution or any calculation of the Debt Service Coverage Ratio pending resolution of such contest, and (c) such contest does not involve (i) any material risk or material danger of foreclosure, sale, forfeiture or loss of, or any material risk or material danger of the imposition of a Lien on, the assets or properties of any Subject Company or any material portion thereof (other than a Permitted Lien), (ii) any material risk or material danger of the loss or impairment of any Lien granted under any of the Security Documents, or (iii) any material risk or material danger of resulting in any other Material Adverse Effect.

“Permitted Contingent Obligations” means (a) in respect of each Project Company, indemnities to Governmental Authorities relating to any expenses incurred in the ordinary course of business that are customary and incidental to Authorizations for the benefit of the Project, (b) in the case of a Subject Company, Contingent Obligations arising under the Material Agreements, the Major Project Documents or the Senior Credit Documents of such Subject Company in effect on the date hereof (as may be amended, modified or supplemented from time to time after the date hereof in accordance with Section 7.7) or entered into after the date hereof in accordance with Section 7.7, (c) in the case of each Project Company, any Contingent Obligation not restricted by the Senior Credit Documents of such Project Company (and, in the case of Canton, until such time as the Canton Senior Credit Agreement is effective, any Contingent Obligation that would not be restricted under the DCEMB Senior Credit Agreement if it was the borrower thereunder) and (d) in the case of a Subject Company, any Contingent Obligation in respect of any Permitted Indebtedness of such Subject Company.  Notwithstanding the foregoing, no Subject Company may guaranty Indebtedness, or otherwise become responsible for obligations, of another Subject Company, except that a Subject Company that owns equity interests in a Project Company may incur obligations under the Senior Credit Documents (such as guarantees and pledge agreements) entered into in connection with and guaranteeing or providing security for obligations of the Project Company in which it owns an equity interest under the Senior Credit Documents to which such Project Company is a party; provided, that DCE may guarantee any obligation of DCEMB permitted under the Note Documents.

“Permitted Indebtedness” means (a) Indebtedness under this Agreement and the other Note Documents, (b) in the case of the DCEMB, Indebtedness under the DCEMB Senior Credit Documents in an aggregate principal amount not to exceed $40,200,000 (or, if DCEMB has entered into an Additional DCEMB Senior Credit Facility, $45,000,000) at any time outstanding (or available for drawing thereunder) reduced from time to time by any scheduled payments and mandatory prepayments due thereon and commitment reductions thereunder, (c) in the case of Canton, Indebtedness under the Canton Senior Credit Documents in an aggregate principal amount not exceeding $15,000,000 at any time outstanding (or available for drawing thereunder) reduced from time to time by any scheduled payments and mandatory prepayments due thereon and commitment reductions thereunder; provided that (i) the interest rate applicable to Indebtedness under the Canton Senior Credit Documents shall not exceed 8% per annum and (ii) the total annual debt service under the Canton Senior Credit Documents shall not exceed the amount set forth for such year with respect to such Indebtedness in the Base Case Forecast, (d) Indebtedness of the Project Companies in respect of Capital Lease Obligations and other Indebtedness incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets in an aggregate amount not to exceed $5,000,000 at any time outstanding for all Project Companies; provided that such Indebtedness is incurred concurrently with the lease of such asset by the applicable Project Company (e) Indebtedness outstanding on the Closing Date and listed on Schedule 5.5(c), (f) any Indebtedness that is a Permitted Investment, (g) in the case of the Project Companies, Indebtedness in respect of bid, performance or surety bonds issued for the account of any Project Company in the ordinary course of business, including guarantees or obligations of such Project Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed) in an amount not to exceed at any time an aggregate of $2,000,000 for all Project Companies, (h)  with respect to DCE, until the fourth anniversary of the Closing Date, the Existing DCE Notes, (i) in the case of Project Companies, other unsecured Indebtedness in an amount not to exceed at any time an aggregate of $2,000,000 for all Project Companies, collectively and (j) in the case of the Project Companies, Indebtedness under any Permitted Refinancing.

“Permitted Investments” means with respect to any Project Company (a) investments held by such Project Company in the form of Cash Equivalents and (b) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (but in no event more than 60 days past due with respect to trade credit for Affiliates), and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

“Permitted Lien” means any of the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Security Documents):  (a) Liens created pursuant to any Note Document; (b) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 6.3 or which is being contested in accordance with Permitted Contest Procedures; (c) judgment Liens which do not constitute an Event of Default, which have been bonded and which are being contested in accordance with Permitted Contest Procedures; (d) existing Liens described in Schedule 5.5(c) and encumbering assets of the Persons indicated on such schedule; (e) in the case of the Project Companies, Liens securing obligations under the Senior Credit Documents to which such Project Company is party and any Permitted Refinancing thereof, (f) in the case of each Project Company, any Liens not restricted by the Senior Credit Documents (and, in the case of Canton, until such time as the Canton Senior Credit Agreement is effective, any Liens that would not be restricted under the DCEMB Senior Credit Agreement if it was the borrower thereunder), and (g) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Subject Company in accordance with the Note Documents, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, (j) if permitted by the Senior Loan Documents, with respect to the Project Companies, Liens, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of statutory or regulatory obligations so long as no foreclosure, sale or similar proceedings have been commenced in respect of such Lien; (k) if permitted by the Senior Loan Documents, with respect to the

Project Companies, statutory Liens of landlords, statutory Liens of banks and rights of set-off, mechanics’ and materialmen’s liens, and other Liens imposed by applicable Law, in each case arising in the ordinary course of business in respect of sums not yet delinquent or sums which are being contested in accordance with Permitted Contest Procedures; (l) if permitted by the Senior Loan Documents, with respect to the Project Companies, easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, servitudes and other similar charges or encumbrances, and minor title deficiencies, in each case, on or with respect to any Facility, whether now or hereafter in existence, not (i) securing Indebtedness, (ii) materially impairing the value or marketability of such Facility, or (iii) materially interfering with the ordinary conduct of the business of the Subject Companies at or otherwise with respect to such Facility, and (m) if permitted by the Senior Loan Documents, with respect to the Project Companies, Liens in connection with Indebtedness permitted by clause (d) of the definition of Permitted Indebtedness.

“Permitted Refinancing” means a refinancing, repayment and termination of all obligations under either of the DCEMB Senior Credit Documents or the Canton Senior Credit Documents (in either case, the “Refinanced Debt”) prior to the stated maturity date thereof or any acceleration thereunder; provided, that the terms of such refinancing do not, relative to the terms of such Refinanced Debt as in effect immediately prior to such Permitted Refinancing, (i) increase the annual debt service in any year above the annual debt service for such Refinanced Debt set forth in the Base Case Forecast or (ii) increase by more than 5% the aggregate maximum principal amount outstanding or available under the Senior Credit Documents relating to such refinancing Indebtedness in excess of the lesser of (A) the aggregate maximum principal amount outstanding or available under the Senior Credit Documents relating to such Refinanced Debt immediately prior to the time of such refinancing and (B) (1) with respect to DCEMB, the aggregate maximum principal amount outstanding or available under the DCEMB Senior Credit Documents on the Closing Date or (2) with respect to Canton, the aggregate maximum principal amount outstanding or available on the initial closing date of the Canton Senior Credit Documents; provided, further, that if DCEMB extends the term of both the DCEMB Lease Agreement and the DCE Shell Off-take Agreements to at least 2034 on substantially similar terms, DCEMB shall be permitted to refinance the DCEMB Senior Credit Documents to an aggregate maximum principal amount outstanding or available not exceeding $45,000,000; and provided, further, that no Default or Event of Default exists at the time of, or would exist immediately after giving effect to, such refinancing.

“Permitted Transferee” means (i) any Affiliate of the transferor Note Holder and (ii) any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is, with respect to this clause (ii), (A) subject to the regulation of the Federal Deposit Insurance Corporation, (B) registered as, or managed or advised by a Person registered as, an investment advisor under the Investment Advisor Act of 1940 or (C) is an investment entity that is an Affiliate of, or is managed by, a regulated insurance company.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, limited liability companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivision thereof.

“Prepayment Premium” has the meaning set forth in Section 3.3(d).

“Primary Off-Take Agreements” means (a) the Canton Vernon Off-Take Agreement, (b) the DCE Shell Off-Take Agreements,(c) the DCEMB Clean Energy Gas Sales Agreement and (d) the Canton Clean Energy Gas Sales Agreement; provided that the Canton Vernon Off-Take Agreement and the

Canton Clean Energy Gas Sales Agreement shall be deemed to no longer be Primary Off-Take Agreements after the consummation of a Permitted Canton Assignment.

“Primary Off-Taker” means (a) Shell and (b) City of Vernon Light and Power Department.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Commitment and the Note(s) of any Note Holder, the percentage obtained by dividing (a) the sum of (i) the principal amount of the Note held by such Note Holder plus (ii) the outstanding undrawn Commitment of such Note Holder by (b) the sum of (i) the principal amount of the Note(s) held by all Note Holders plus (ii) the outstanding undrawn Commitments of all Note Holders.

“Proceedings” has the meaning set forth in Section 6.1(b)(ix).

“Project Companies” has the meaning set forth in the Recitals;  provided that Canton shall be deemed to no longer be a Project Company after the consummation of a Permitted Canton Assignment.

“Projects” has the meaning set forth in the Recitals; provided that the Canton Project shall be deemed to no longer be a Project after the consummation of a Permitted Canton Assignment..

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used landfill gas projects in the United States of a type and size similar to the Project as good, safe and prudent practices in connection with the design, construction, operation, maintenance, repair and use of equipment, facilities and improvements in such landfill gas project, with commensurate standards of safety, performance, dependability, efficiency and economy.

“Qualified Replacement Party” means any party which (i) has a credit rating on the applicable replacement date at least as good as the Major Project Party it is replacing as of the Closing Date and (ii) is capable of performing all obligations under the Major Project Document it is assuming at least as well as the Major Project Party it is replacing in all material respects.

“Quarterly Dates” means March 31, June 30, September 30, and December 31, of each year.

“Receipt Account” means account number 46425600 established with the Account Bank and maintained pursuant to the Account Control Agreement designated “Mavrix, LLC”, any replacement for such account established with the written consent of Required Holders and any other accounts in which Investments of funds from such account may be held or registered under the terms of this Agreement (including the Account Management Annex) and the Account Control Agreement.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, emptying, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility or Project, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

“Required DSR Balance” means, as of any date of determination on or after the fourth anniversary of the Closing Date, scheduled interest payments on the Note(s) due within the six month period commencing on the day after such determination date or, if the last day of such six month period is not a Business Day, the next succeeding Business Day.

“Replacement Facility” means the restoration, repair, replacement or rebuilding of the Project (or affected Property thereof) for which the applicable Loss Proceeds were received (and on the same site as the affected Project or Property), which, when completed will restore such Project (or affected property thereof) to at least as good a condition or state of repair, in all material respects, as it was in immediately before the Casualty Event or Condemnation Event and (if applicable) such Project (or affected property thereof) to at least substantially all of the capacity for gas gathering and processing available immediately before the Casualty Event or Condemnation Event.

“Required Holders” means Note Holders with collective Pro Rata Shares greater than fifty percent (50%).

“Restricted Payments” means (a) any dividend or other distribution, direct or indirect, on account of any equity interests of any Subject Company or any Indebtedness of any Subject Company held by an Affiliate of Issuer or subordinated to the Obligations now or hereafter outstanding (“Junior Claims”), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Junior Claims now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding options or other rights to acquire Junior Claims now or hereafter outstanding, and (d) any payment under or in respect of any management, advisory or similar agreement paid to any Affiliate of Issuer.

“Restricted Payments Conditions” means, as of any Quarterly Date:

(a)          no Default or Event of Default has occurred and is continuing or would result from any Restricted Payment to be made on such Quarterly Date;

(b)         on or after the first anniversary of the of Closing Date, the historical Debt Service Coverage Ratio for the immediately preceding four (4) consecutive fiscal quarters is no less than 1.20;

(c)          the projected Debt Service Coverage Ratio for the immediately succeeding four (4) consecutive fiscal quarters is no less than 1.20; and

(d)         Issuer shall have delivered to the Secured Party together with the applicable Withdrawal Notice five (5) Business Days in advance of such Quarterly Date certification that all conditions for such distribution are satisfied as of such Quarterly Date together with supporting calculations in reasonable detail and reasonably satisfactory to Secured Party.

“Sauk” means Sauk Trail Development, Inc., a Michigan corporation.

“Second Advance” means the second Advance under the Note, which shall be made in accordance with, and subject to the conditions of, Section 2.2 and Section 4.2.

“Secured Party” means (i) the Note Purchaser (or one of its Affiliates holding 100% of the Note(s)), or (ii) any Agent acting on behalf of the Note Holders as a collateral agent under the terms of this Agreement or any other Note Document.

“Securities” means any stocks, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Pledge and Security Agreement to be entered into as of the Closing Date by Issuer for the benefit of Note Holders, substantially in the form of Exhibit V hereto.

“Security Documents” means the Account Agreements, the Equity Owner Pledge Agreement, the Security Agreement and any Additional Note Documents which (a) purport to grant a Lien to Note Holders or any Agent on their behalf on any assets or property to secure payment or performance of the Obligations or (b) otherwise secure payment or performance of the Obligations.

“Senior Credit Agreements” has the meaning set forth in the Recitals.

“Senior Credit Documents” means, collectively, (a) the DCEMB Senior Credit Documents and (b) the Canton Senior Credit Documents;  provided that the Canton Senior Credit Documents shall be deemed to no longer be Senior Credit Documents after the consummation of a Permitted Canton Assignment..

“Shell” means Shell Energy North America (US), L.P.

“Speculative Contract” means any sales agreement or Hedging Agreement (other than any Primary Off-Take Agreement) that (i) is for gas volumes projected in the Base Case Forecast from any Project pursuant to which any payment for such gas is made more than one year in advance of the delivery of any such gas or (ii) that could reasonably be expected to result in an obligation at any time of any Project Company to deliver gas or Environmental Attributes in an amount that exceeds the positive difference between (x) the amount of gas or Environmental Attributes, as applicable, that such Project is then producing and (y) the amount of the delivery requirement for gas or Environmental Attributes, as applicable, under the Primary Off-Take Agreement to which such Project Company is party.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the then fair saleable value of the property of such Person is (x) greater than the total amount of liabilities (including contingent obligations) of such Person and (y) greater than the amount that will be required to pay the probable liabilities of such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers.

“Subject Companies” shall mean Issuer and each of its direct and indirect Subsidiaries and any of their respective Subsidiaries; individually, each a “Subject Company”; provided that Canton shall be deemed to no longer be a Subject Company after the consummation of a Permitted Canton Assignment.

“Subsidiary” means as applied to any Person, (a) any corporation, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership or limited liability company of which (i) more than fifty percent (50%) of the economic interests are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) which such Person or one or more of the other Subsidiaries of that Person or a combination thereof controls (including any Person in which such Person or one or more other subsidiaries of that Person or a combination thereof own or control more than fifty percent (50%) of the general partner or managing member interests).

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Event” means the occurrence after the date of this Agreement of any amendment to, or change in, the laws or regulations (including tax treaties and regulations with respect to such treaties) of any applicable jurisdiction or a political subdivision or taxing authority thereof affecting taxation, or any amendment to or change in an administrative or judicial interpretation or application of such laws or regulations.

“Third Advance” means the third Advance under the Note, which shall be made in accordance with, and subject to the conditions of, Section 2.2 and Section 4.2.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time and as interpreted and construed by the courts of the State of New York, provided that if by reason of mandatory provisions of Law, the perfection or priority of the security interest granted hereunder in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the terms “Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such perfection or priority.

“Updated Forecast” has the meaning set forth in Section 6.1(b)(iv).

“VM Energy Dispute” means claims by VM Energy LLC that it is owed up to approximately $5,000,000 for work performed in connection with the design and construction services it provided for the DCEMB Project, which claims relate to (a) the Agreement Between Owner and Design Builder - Cost Plus Fee With An Option For A Guaranteed Maximum Price, dated on or about February 25, 2011, by and between DCEMB and VM Energy, LLC and (b) the Amended and Restated Agreement for Reservation of Rights and Limited Payment Terms on Disputed Amounts, dated as of March 14, 2013, by and between DCEMB and VM Energy, LLC.

“Walbridge Contract” shall mean, collectively, that certain Design-Build Agreement, dated as of November 7, 2011, by and between Canton and Walbridge Aldinger Company and each Prime Contract Change Order, amendment, instrument and agreement related thereto.

“Withdrawal Notice” means a notice in substantially the form of Exhibit C attached to the Account Control Agreement executed in connection with the Receipt Account or any similar form of notice attached to an Account Control Agreement executed in connection with the Debt Service Reserve Account.

1.2                                 Accounting Terms

For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.3                                 Other Definitional Provisions

References to “Section” and “Sections” shall be to Sections of this Agreement unless otherwise specifically provided.  While each Annex is a part of this Agreement, any reference in this Agreement (including Annex A) to “Section” or “Sections” shall be to the main body of this Agreement and not to such Annex unless such reference specifically provides otherwise.  Each reference to an agreement shall mean and include all amendments (including amendments and restatements) and supplements to such agreement as (i) are duly entered into by the parties thereto and (ii) do not violate the terms hereof or constitute a default hereunder.  No reference in this Section 1 to any agreement or instrument as amended, supplemented or otherwise modified from time to time shall be deemed to constitute a consent by Note Purchaser or any Note Holder to any such amendment, supplement or modification or to be in limitation of the restrictions set forth in Section 7.7 hereof.  Each reference to a Law shall mean and include such Law as amended or supplemented from time to time and any supplements or replacement provisions of such Law.  All terms defined herein have the meanings assigned to them herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined unless the context requires otherwise.  “Include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import and for purposes hereof and of each Note Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matter to matters similar to those specifically mentioned.  References to a Person are, unless the context otherwise requires, also to its successors and permitted assigns.

SECTION 2.                            THE SECURITIES; CLOSING; DELIVERY

2.1                                 Closing

(a)                                  Authorization of Securities.  Pursuant to the terms and conditions hereof, Issuer has authorized the issuance and sale to Note Purchaser of a multiple draw secured promissory note of Issuer dated as of the Closing Date, in an aggregate maximum principal amount of up to the aggregate amount of the Commitments, substantially in the form of Exhibit IV hereto.  In consideration for the purchase of the Note purchased by Note Purchaser, the Note Purchaser shall pay to Issuer on the Closing Date the amount set forth on Schedule 2.1 opposite the name of Note Purchaser as the Initial Advance.  The Note will be subject to drawings in accordance with Section 2.2.

(b)                                 Purchase and Sale.  Subject to the terms and conditions hereof, at the Closing, Issuer will issue and sell to Note Purchaser, and the Note Purchaser will purchase from Issuer, the Note.

(c)                                  Closing.  The closing of the purchase and sale of the Note contemplated hereby shall be held on April 25, 2013 at 10:00 a.m., New York City time, at the offices of Vinson and Elkins LLP in New York, New York or at such other time and place as Issuer and Note Purchaser may agree upon.  Such closing is hereinafter referred to as the “Closing.”

(d)                                 Delivery.  Subject to the terms of this Agreement, at the Closing, Issuer will, unless otherwise requested by Note Purchaser, deliver to Note Purchaser the Note being purchased by it hereunder, against payment of the purchase price of $5,000,000 in immediately available funds as the Initial Advance in accordance with Section 2.2, as Issuer shall direct in writing.

2.2                                 Advances

(a)                                  Initial Advance.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Issuer set forth herein, Note Purchaser shall make the Initial Advance to Issuer under the Note, on the Closing Date, up to an aggregate amount not exceeding the amount set forth on Schedule 2.1 opposite the name of Note Purchaser as the Initial Advance to be used solely for the purposes set forth in Section 2.3.  The Initial Advance will be made in accordance with, and subject to the conditions of this Section 2.2 and Section 4.1.

(b)                                 Additional Advances.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Issuer set forth herein, Note Purchaser shall make Advances to Issuer under the Note, on not more than three subsequent Funding Dates after the Closing Date (i) with respect to the Second Advance, up to the amount set forth on Schedule 2.1 opposite the name of such Note Holder as the Second Advance, (ii) with respect to the Third Advance, up to the amount set forth on Schedule 2.1 opposite the name of such Note Holder as the Third Advance (iii) with respect to the Fourth Advance, up to the amount set forth on Schedule 2.1 opposite the name of such Note Holder as the Fourth Advance, in each case, to be used solely for the purposes set forth in Section 2.3.  The Second Advance, the Third Advance and the Fourth Advance will be made in accordance with, and subject to the conditions of this Section 2.2 and Section 4.2.  The sum of the Initial Advance, the Second Advance and the Third Advance shall not exceed an amount equal to 50% of the Note Purchaser’s aggregate Commitment and the sum of all Advances shall not exceed the Note Purchaser’s aggregate Commitment.

(c)                                  Minimum Amounts; Commitment Termination Date; Commitment Reduction.  Each of the Initial Advance, the Second Advance and the Third Advance shall be in a principal amount of $5,000,000 (subject to any pro rata reductions in connection with a reduction of the aggregate Commitments) and the Fourth Advance shall be in a principal amount of $15,000,000 (or, if less, the aggregate remaining undrawn Commitment then outstanding); provided, that the aggregate amount of all Advances under this Agreement may not exceed the aggregate Commitment.  Notwithstanding anything to the contrary contained herein, in no event shall the Note Purchaser have any obligation to fund an Advance in excess of the Commitment applicable to such Advance or the aggregate Commitments or have any obligation to fund any Advances hereunder after the Commitment Termination Date.  Any amounts advanced under the Note (whether or not subsequently repaid) shall permanently reduce the Commitment and shall not be available to be redrawn.

(d)                                 Funding Mechanics

(i)                                     If Issuer desires that Note Purchaser makes an Advance under the Note it shall deliver to Note Purchaser an Advance Notice no later than 11:00 a.m. (New York City time) at least five (5) Business Days in advance of the proposed Funding Date.

(ii)                                  The Advance Notice shall specify (a) the proposed Funding Date (which shall be a Business Day) and (b) the aggregate amount of the Advance requested, and shall specify clearly that such request constitutes an irrevocable request by Issuer for an Advance and shall certify the satisfaction of the conditions set forth in, in the case of the Initial Advance,

Section 4.1 and, in the case of the Second Advance, the Third Advance and the Fourth Advance, Section 4.2.

(iii)                               No Agent or any Note Holder shall have any liability or otherwise be responsible for any other Note Holder’s failure to fund any Advance.

(iv)                              Issuer shall notify the Note Purchaser prior to the funding of an Advance in the event that any of the matters to which Issuer is required to certify on the applicable Advance Notice is no longer true and correct as of the applicable Funding Date, and the acceptance by Issuer of the proceeds of an Advance shall constitute a re-certification by Issuer, as of the applicable Funding Date, as to the matters to which Issuer is required to certify in the applicable Advance Notice.

(e)                                  Disbursements.  If, on the Funding Date selected for any Advance in the applicable Advance Notice, all applicable conditions precedent contained in this Agreement have been satisfied with respect to such Advance (including all conditions set forth in this Section 2.2 and all conditions set forth in Sections 4.1 or 4.2, in each case, as applicable), the Note Purchaser shall fund such Advance to Issuer to be applied as specified in the Advance Notice.  Each Advance disbursed to Issuer shall bear interest at the rate provided herein from the date such Advance is so disbursed.

2.3                                 Use of Proceeds

(a)                                  General.  Issuer shall use the proceeds from the sale of the Note, including any Advance under the Note(s) to (i) pay any transaction costs and fees related to transactions contemplated hereby, and (ii) from the balance remaining after (i), make distributions to its direct or indirect parent companies.

(b)                                 Margin Regulations.  No portion of the proceeds from the sale of any Note(s), including any Advance under the Note(s) shall be used by Issuer for the purpose of “purchasing” or “carrying” any Margin Stock or used in any manner which might cause the purchase of the Note(s) or the application of such proceeds to violate Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System, in each case as in effect on the Closing Date and on the date of such use of proceeds.

SECTION 3.                            THE NOTE — MATURITY; INTEREST AND FEES; PRINCIPAL PAYMENTS

3.1                                 Maturity

The Note shall mature on the Maturity Date, and on such date, or on any accelerated maturity as herein provided, the full amount of principal under the Note(s) then outstanding, all accrued and unpaid interest thereon and, if applicable, all premium thereon and all other Obligations shall be due and payable.

3.2                                 Interest

(a)                                  Base Interest.  Subject to the provisions of Section 3.2(b), the unpaid principal amount of the Note(s) (as increased from time to time by Deferred Base Interest that is paid in kind as described in Section 3.2(c)) shall bear interest from the date advanced at a rate equal to the Base Interest Rate payable in arrears on and to each Payment Date (such interest is referred to herein as the “Base Interest”).

(b)                                 Default Interest Rate.  Upon the occurrence and during the continuance of an Event of Default hereunder, the unpaid principal amount of the Note(s) and, to the extent permitted by law, any accrued and unpaid interest thereon and any other Obligations then due and payable shall bear interest at the Default Interest Rate payable upon demand.

(c)                                  Payment in Kind.  Interest on the Note(s) accrued pursuant to Sections 3.2(a) shall be subject to Issuer’s obligation to pay such interest in kind as provided for in this Section 3.2(c).  Until the Maturity Date, on each Quarterly Date two percent (2%) of the Base Interest shall be automatically paid in kind and thereby automatically increase the outstanding principal amount of the Note(s) (all such interest paid in kind and outstanding on the principal amount of the Note(s), “Deferred Base Interest”).  Note Purchaser’s determination of the principal amount of the Note(s) outstanding at any time shall be conclusive and binding, absent manifest error.

(d)                                 Computation of Interest.  Interest on the Note accrued pursuant to Sections 3.2(a), 3.2(b), and 3.2(c) shall be computed on the basis of a year consisting of three hundred and sixty (360) days and the actual number of days elapsed in the period during which it accrues.

(e)                                  Maximum Amount of Interest.  Anything to the contrary herein or in any Note Document notwithstanding, interest payable hereunder shall not exceed the maximum amount permitted under applicable Law.

3.3                                 Mandatory Principal Payments and Prepayments

(a)                                  Scheduled Principal Payments.  Issuer shall pay to Note Holder(s) the outstanding principal amount on the Note in quarterly installments payable on Quarterly Dates commencing June 30, 2018. The scheduled principal amount due on the Note(s) on each Quarterly Date shall be the amounts set forth on Schedule 3.3(a) hereto opposite such Quarterly Date; provided that such Schedule 3.3(a) shall be amended following the Commitment Termination Date if any Advance or any portion of any Advance is not funded in order to proportionally reduce each payment to reflect only amounts funded.  Notwithstanding the foregoing, on the Maturity Date, or on any accelerated maturity as provided herein, all principal then outstanding on the Note(s), all accrued and unpaid interest thereon, and, if applicable, all premium thereon shall be due and payable.

(b)                                 Mandatory Prepayments.

(i)                                     If any Extraordinary Proceeds (other than Excluded Extraordinary Proceeds) are received by any Subject Company (or any Extraordinary Proceeds cease to be Excluded Extraordinary Proceeds), Issuer shall prepay the Note(s) in an amount equal to such Extraordinary Proceeds on such date (or, if such date is not a Quarterly Date, on the next Quarterly Date) in a manner and priority as set forth in Section 3.4 and in accordance with Section 3.1(c) of the Account Management Annex; provided, that the Required Holders may elect to not have such amounts of Extraordinary Proceeds applied to prepaying the Note(s) on any Quarterly Date by providing written notice to the Issuer to such effect and identifying such applicable Quarterly Dates.

(ii)                                  On the Cash Sweep Commencement Date and each Quarterly Date thereafter until the Obligations (other than inchoate indemnity Obligations for which no claim has been made or is anticipated) under the Note Documents are paid in full, Issuer shall apply 15% of Excess Cash; provided, that, in a given year, if Issuer shall fail to deliver a certificate of an Authorized Officer of the Issuer within thirty (30) days after the beginning of any calendar year demonstrating that the Base Case Requirement was met for the preceding calendar year (or the

Independent Engineer, in its reasonable judgment, does not agree with such certification), then on each Quarterly Date during such calendar year Issuer shall apply 100% of Excess Cash, in each case, to prepay Note(s) in a manner and priority as set forth in Section 3.4 and in accordance with Section 3.1(c) of the Account Management Annex; provided, that the Required Holders may elect to not have such amounts of Excess Cash applied to prepaying the Note(s) on any Quarterly Date by providing written notice to the Issuer identifying such Quarterly Dates.

(iii)                               Upon any exercise of the Cambrian Option, (A) an amount equal to the product of (x) the then outstanding principal under the Note(s) multiplied by (y) the Cambrian Prepayment Percentage shall be applied to prepay the Note(s) on the next Quarterly Date in a manner and priority as set forth in Section 3.4 and in accordance with Section 3.1(c) of the Account Management Annex and (B) any remaining Commitments shall be reduced by the Cambrian Prepayment Percentage.

(iv)                              Any prepayment of principal on the Note pursuant to this Section 3.3(b) shall be made together with accrued and unpaid interest thereon and Prepayment Premium to the extent provided in Section 3.3(d).

(c)                                  Optional Prepayments of Principal.  Issuer may, at any time after the third anniversary of the Closing Date, prepay amounts due under the Note, in whole or in part in an amount of at least $5,000,000 (or, if such prepayment would result in less than $5,000,000 outstanding under the Note(s), the full amount of principal outstanding); provided, however, that (a) Issuer shall give Note Holders not less than ten (10) Business Days’ prior notice, specifying the principal amount to be prepaid and the date of prepayment, and (b) any such prepayment shall include all accrued and unpaid interest on the principal amount to be prepaid together with the applicable Prepayment Premium in an amount determined as set forth in Section 3.3(d).

(d)                                 Prepayment Premium; Prepayment on Tax Event and Certain Assignments.

(i)                                     Except as provided in Sections 3.3(d)(iv) and 3.3(d)(v), Issuer may not prepay the Note(s) prior to the third anniversary of the Closing Date.  At any time on or before April 25, 2021 that (x) the Issuer voluntarily prepays amounts due under the Note pursuant to Section 3.3(c) or (y) any principal on the Note(s) becomes due in connection with (A) prepayment of Note(s) pursuant to Sections 3.3(b)(i) (except to the extent such prepayment is from Loss Proceeds) or 3.3(c) (except in connection with the matters described in Section 3.3(d)(iv)) or (B) any acceleration of the Note(s) pursuant to Section 8, an additional amount equal to the applicable percentage set forth below (the “Prepayment Premium”) of the principal amount of such prepayment (or amount accelerated) shall become immediately due and payable:

Prepayments made during the 12 month period ending April 25 of the year provided below	Prepayment Premium
2014	6%
2015	6%
2016	6%
2017	5%
2018	4%
2019	3%
2020	2%
2021	1%

(ii)                                  For the avoidance of doubt, there shall be no Prepayment Premium in connection with any prepayment made following April 25, 2021.

(iii)                               Note Holders and Issuer agree that any Prepayment Premium payable pursuant to this Section 3.3(d) is a liquidated amount agreed upon to provide yield maintenance protection, is a reasonable estimate of Note Holders’ loss in connection with the applicable prepayment and does not constitute a penalty.

(iv)                              If at any time after the Closing Date as a result of a Tax Event, Issuer becomes required to pay a Note Holder any material amount of Indemnified Taxes under Section 3.5, Issuer will have the right (but not the obligation) to prepay the affected Note(s) in whole or in part at any time with no Prepayment Premium, unless the affected Note Holder delivers to the Company a notice (which shall be binding on any transferee of the Note) stating that the Note Holder waives any right to additional payments resulting from the Tax Event (including with respect to the continuing or future effects of the specific Tax Event on subsequent payments).

(v)                                 If at any time prior the third anniversary of the Closing Date, Note Purchaser or one of its Affiliates does not hold more than 50% of the Note(s), Issuer will have the right (but not the obligation) to prepay the Notes in whole or in part at any time prior to such anniversary subject to a Prepayment Premium of an additional amount equal to 5% of the principal amount of such prepayment.

3.4                                 Application of Prepayments

(a)                                  Any prepayments of the Note(s) pursuant to Section 3.3(b) or 3.3(c) shall be applied to reduce the scheduled installments of principal of the Note set forth in Section 3.3(a) in inverse order of maturity.

(b)                                 Any prepayments of the Note(s) made pursuant to Section 3.3(b) or 3.3(c) shall be applied first, to any outstanding interest then due and payable pursuant to all Note(s) to the full extent thereof; second, to the Prepayment Premium, if any, due under all Note(s) to the full extent thereof; and third, to principal outstanding under all Note(s) to the full extent thereof.

(c)                                  Notwithstanding anything set forth in Section 3.3(b), no prepayment in an amount less than $50,000 shall be required unless such prepayment would repay all outstanding obligations.

3.5                                 Taxes

(a)                                  (a)                                  Any and all payments by or on account of any Obligation shall be made free and clear of and without deduction for any Tax, except as required by applicable Law.  If required by applicable Law to deduct or withhold any Tax, Issuer will make the required deductions or withholdings and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.  If any Tax deducted or withheld by the Issuer under this Section 3.5(a) is an Indemnified Tax, then the sum payable shall be increased as necessary so that, after making all required deductions (including deductions or withholding applicable to additional sums payable under this Section 3.5(a)).  Note Holders receive an amount equal to the sum they would have received had no deductions for such Indemnified Taxes been made; provided, no such additional amount shall be required to be paid to any Note Holder under this Section 3.5(a) to the extent such Tax withholding or deduction requirement is in effect and applicable, as of the date hereof (in the case of each Note Holder listed on the signature page hereof on the Closing Date) or on the effective date of the Assignment and Assumption pursuant to which a Note Holder became a Note Holder (in the case of any Note Holder), except to the extent that, pursuant to this Section 3.5(a), amounts with respect to such Taxes were payable to such Note Holder’s assignor immediately before such Note Holder becomes a Note Holder hereunder.

(b)                                 Issuer will timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)                                  Issuer shall indemnify Note Holders, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes for which Issuer is responsible under Section 3.5(a) paid by such Note Holder on or with respect to any payment by or on account of any Obligation and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.  To the extent practicable, each Note Holder shall provide notice to Issuer of its intent to make any such payment at least ten (10) days prior to making any such payment.  A certificate from each Note Holder setting forth in reasonable detail the basis and calculation of such payment or liability shall be conclusive absent manifest error.

(d)                                 As soon as practicable, after any payment of Taxes by Issuer to a Governmental Authority under this Section 3.5, Issuer shall deliver to Note Holders the original or a certified copy of a receipt issued by the Governmental Authority evidencing the payment, a copy of the return reporting the payment or, to the extent that the same is not available, such other reasonably available evidence of the payment reasonably satisfactory to Required Holders.

(e)                                  In the event any amounts in respect of which Issuer makes a payment under this Section 3.5 are refunded to any Note Holder or credited to or against any obligation for Taxes of such Note Holder or its Affiliate, or a Note Holder otherwise determines in its sole reasonable discretion exercised in good faith that it has enjoyed the benefit of such refund for any such Taxes, such Note Holder shall refund such amounts to Issuer, less any costs incurred by such Note Holder to recover such amounts and in the administration thereof, or otherwise reimburse Issuer for such benefit (less any costs incurred by such Note Holder to recover such amounts and in the administration thereof).  Notwithstanding anything to the contrary in this paragraph (E), in no event will Note Holders be required to pay any amount to Issuer pursuant to this paragraph (E) the payment of which would place any Note Holder in a less favorable net after-Tax position than such Note Holder would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require Note Holders to make available their Tax returns (or any other information relating to their Taxes that they deem confidential) to the Issuer or any other Person.

(f)                                    Each Note Holder and each Permitted Transferee agrees (1) to deliver to Issuer on or prior to the date of the first interest payment to be received by Note Holder, or, in the case of a Permitted Transferee, on or prior to the date it first becomes a Permitted Transferee two accurate and complete original duly executed copies of all forms and associated documentation required under applicable Law to establish in accordance with U.S. Treasury Regulations that Person’s complete exemption from or reduction in U.S. backup and all other U.S. withholding taxes with respect to all payments to be made to or for the account of such Person by or on account of an Obligation; and (2) at Issuer’s request, to update such forms and documentation as necessary under applicable Law to maintain such exemption from or reduction in U.S. backup and other U.S. withholding taxes.

3.6                                 General Provisions Regarding Payment

(a)                                  If more than one Note is outstanding, all payments on the Note(s) shall be applied to the Note(s) pro rata based on the principal amounts outstanding.

(b)                                 All payments of principal and interest and other amounts due hereunder and under the Note shall be in same day funds and delivered to Note Holders not later than 12:00 p.m. (noon) (New York time) on the date due (without setoff or counterclaim) in lawful money of the United States of America in immediately available funds through wire transfer to the account of the Note Holder as set forth on Schedule 3.6 opposite the name of such Note Holder or at such other place in the United States as shall be designated in writing by such Note Holder to Issuer (such payment instructions the “Note Holder Payment Instructions”).  At the time of payment, written confirmation of such payment shall be sent to the Note Holder by telecopy or .pdf at the number or email address set forth for the Note Holder in the Note Holder Payment Instructions indicating the principal and interest paid and a wire transfer identification number.  Funds received by any Note Holder after that time shall be deemed to have been paid on the next succeeding Business Day.  Whenever any payment to be made hereunder or under the Note(s) shall be stated to be due on a day which is not a Business Day, the payment shall be due and made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest and fees (if applicable) hereunder or under the Note(s).

SECTION 4.                            CONDITIONS TO CLOSING AND ADVANCES

4.1                                 Conditions to Closing and the Initial Advance.

The obligation of Note Purchaser to purchase the Note(s) and to make the Initial Advance under the Note(s) pursuant to the terms of this Agreement on the Closing Date is subject to the satisfaction as of the Closing Date of each of the following conditions, unless waived by Note Purchaser in writing.

(a)                                  Advance Notice.  Note Purchaser shall have received before such Funding Date, in accordance with the provisions of Section 2.2 an originally executed Advance Notice requesting such Advance signed by a duly authorized officer of Issuer.

(b)                                 Organizational Documents; Note Documents and Other Agreements.  On or before the Closing Date, Issuer shall, and shall cause each other Note Document Party to, deliver to Note Purchaser:

(i)                                     A copy of the Organizational Documents of such Note Document Party and of each other Subject Company (and, in the case of all such documents required to be filed with a Governmental Authority, certified as of a recent date by the appropriate Governmental Authority of the jurisdiction of organization of such Note Document Party) and all such Organizational Documents shall be in form and substance reasonably satisfactory to Note Purchaser;

(ii)                                  a copy of the resolutions or written consent of the Board of Directors, members, manager or partners of such Note Document Party, as applicable, approving and authorizing the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party;

(iii)                               a signature and incumbency certificate for such Note Document Party listing the current officers of such Note Document Party authorized to execute on behalf of such Note Document Party the Note Documents to which such Note Document Party is a party and specimen signatures for each such officers with such certificate signed by a Secretary or Assistant Secretary of such Person and countersigned by another officer of such Person verifying the signature of the Secretary or Assistant Secretary signing such certificate;

(iv)                              a certificate from an appropriate officer of such Note Document Party, in form and substance reasonably satisfactory to Note Purchaser, dated as of the Closing Date and (x) attaching each of the documents referred to in items (i) — (iii) above required to be delivered for such Person (and, in the case of the certificate of Issuer, each Subject Company that is not a Note Document Party), (y) certifying that such documents are true and correct and complete copies are in full force and effect without modification or amendment as of the Closing Date, and no material breach, material default or material violation thereunder has occurred or is continuing and (z) certifying the absence of any pending proceeding for the dissolution or liquidation of such Person or otherwise threatening the existence of such Person;

(v)                                 a good standing certificate (or equivalent thereto) for such Note Document Party and for each other Subject Company from the appropriate Governmental Authority of the jurisdiction of its organization and each other jurisdiction in which such Note Document Party or other Subject Company is qualified to do business, each dated a recent date prior to the Closing Date;

(vi)                              duly executed original copies of each of the Note Documents in form and substance reasonably satisfactory to Note Purchaser including the duly executed original Note; and

(vii)                           such other documents, instruments and agreements as Note Purchaser shall reasonably request, in form and substance reasonably satisfactory to Note Purchaser.

(c)                                  Absence of Defaults.  No event shall have occurred and be continuing, or would result from the issuance and sale of the Note(s) or the consummation of any of the other transactions to be consummated on the Closing Date contemplated under this Agreement, the other Note Documents, which would constitute an Event of Default or Default.

(d)                                 No Adverse Laws.  The issuance and sale of the Note(s) and the consummation of the other transactions to occur on the Closing Date as contemplated hereunder and under the other Note Documents shall be permitted by all applicable Laws to which Note Purchaser and each other party thereto is subject.

(e)                                  No Orders.  No order, judgment, injunction or decree of any arbitrator or any Governmental Authority shall purport to enjoin or restrain the issuance and sale of the Note(s) or the consummation of any other transaction to occur on the Closing Date contemplated by the Note Documents.

(f)                                    Consents.  Issuer shall have obtained any and all consents, permits and waivers, and completed all filings, necessary or appropriate for the issuance and sale of the Note(s) and the consummation of the other transactions to occur on the Closing Date as contemplated by this Agreement or any other Note Document and any applicable waiting periods shall have expired.

(g)                                 No Material Adverse Effect.  Since December 31, 2012 no event or circumstance shall have occurred with respect to any Subject Company which has or could reasonably be expected to have a Material Adverse Effect.

(h)                                 Representations and Warranties.  The representations and warranties of each Note Document Party contained in Section 5 herein and in the other Note Documents shall be true and correct in all material respects.

(i)                                     Performance of Obligations.  As of the Closing Date each Note Document Party shall have performed all obligations and satisfied all conditions which this Agreement and the other Note Documents provide shall be performed by it on or before the Closing Date.

(j)                                     Insurance.  Note Purchaser shall be reasonably satisfied with the insurance in place and maintained by the Subject Companies.  Without limiting the foregoing, the Subject Companies shall have in full force and effect insurance to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, such insurance to be in form and substance reasonably satisfactory to the Note Purchaser, and the Note Purchaser shall have received (i) a certificate from the Issuer’s insurance broker confirming the Issuer’s compliance with the insurance requirements set forth herein and (ii) copies of customary insurance certificates evidencing compliance with the insurance requirements set forth herein naming the Note Purchaser as additional insured.

(k)                                  Due Diligence.  Note Purchaser and its counsel shall have concluded their due diligence review of each Subject Company and the Projects, and shall be satisfied with the results thereof.

(l)                                     Financial Statements; Initial Base Case Forecast; Operating Budget.  Issuer shall have delivered to Note Purchaser (i) the Base Case Forecast, and such forecast shall be in form and substance reasonably satisfactory to Note Purchaser, (ii) the Financial Statements referred to in Section 5.3, which shall be in form and substance reasonably satisfactory to Note Purchaser, and (iii) the most recent Operating Budget (the “Initial Operating Budget”).

(m)                               Engineer’s Report.  Note Purchaser shall have received an engineer report with respect to the Projects from the Independent Engineer, addressed to Note Purchaser on behalf of Note Holders, and shall be satisfied with the matters set forth therein.

(n)                                 Environmental Reports.  Note Purchaser shall have received (i) a copy of one or more Environmental Reports for each of the Projects and associated Facilities, and each such report shall be addressed to, or be accompanied by a corresponding reliance letter addressed to, Note Purchaser.

(o)                                 Material Agreements.  Issuer shall have provided to Note Purchaser a copy of each Material Agreement and all amendments or modifications thereto on CD, together with a certificate from an authorized officer of Issuer certifying that such CD contains complete copies of such Material Agreement, and such Material Agreements shall be in form and substance reasonably satisfactory to Note Purchaser.

(p)                                 Personal Property Security Interests.

(i)                                     Each Note Document Party shall have delivered, or caused to be delivered, to Note Purchaser evidence, satisfactory to Note Purchaser, that such Note Document Party has taken, or caused to be taken, all actions required to perfect a first priority Lien in favor of Note Purchaser in all of the Collateral, subject only to Permitted Liens.  Without limiting the generality of the foregoing, (A) Equity Owner shall have executed and delivered to Note Purchaser the Equity Owner Pledge Agreement, (B) Issuer shall have executed and delivered to Note Purchaser the Security Agreement, (C) Issuer shall have executed and delivered to Note Purchaser the Note Purchase Agreement and the Account Control Agreement, and the Account Bank shall have executed and delivered to the Note Purchaser the Account Control Agreement, (D) each Note Document Party, as applicable, shall have executed and filed, or caused to be filed, UCC-1 financing statements with respect to the Collateral in all jurisdictions required to provide Note Purchaser such perfected security interest in the Collateral and (E) each Note Document Party, as applicable, shall have delivered all original certificates and instruments, if any, evidencing “Investment Property” (as defined in the UCC) accompanied by proxies and instruments of transfer, duly endorsed in blank and otherwise reasonably satisfactory in form and substance to Note Purchaser).

(ii)                                  The Collateral Accounts shall have been established in accordance with the terms of the Account Management Annex and the Account Control Agreement.

(iii)                               Note Purchaser shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar report certified by a party acceptable to Note Purchaser, dated a date reasonably near to the Closing Date, listing all effective Financing Statements that name Issuer, and any other Subject Company (under their respective present names or any previous name used in the past five years) as the debtor, together with copies of such Financing Statements none of which shall cover any Collateral (other than such Financing Statements that relate to Permitted Liens).

(iv)                              Note Purchaser shall be reasonably satisfied that the only outstanding Liens with respect to each Subject Company (and its assets) and the Collateral are Permitted Liens.

(q)                                 Opinions of Counsel.  Note Purchaser and its counsel shall have received an executed copy of a legal opinion of counsel to the Note Document Parties, dated as of the Closing Date, and covering such matters relating to the transactions contemplated by the Note Documents as Note Purchaser shall reasonably request, which opinion shall be in form and substance reasonably satisfactory to Note Purchaser and its counsel.

(r)                                    Officer’s Certificate/Solvency Certificate.  Note Purchaser shall have received (i) an Officer’s Certificate from Issuer certifying as to the satisfaction of the conditions precedent listed in Sections 4.1(c), 4.1(d), 4.1(e), 4.1(f), 4.1(g), 4.1(h), 4.1(i), and 4.1(u) and (ii) a Solvency Certificate substantially in the form of Exhibit VII and signed by the chief financial officer of Issuer.

(s)                                  Payment Instructions; Closing Payments.  Issuer shall have delivered to Note Purchaser written instructions authorizing Note Purchaser to wire transfer proceeds of the issuance of the Note(s) as set forth therein.  Issuer shall have paid (or provided for payment in the instructions referred to in the preceding sentence) (i) all costs and expenses of Note Purchaser required to be paid by Issuer pursuant to Section 9.2 that have been incurred through the Closing Date, and (ii) all filing fees described in Section 4.1(v) below.

(t)                                    Corporate Proceedings.  All corporate and other proceedings in connection with the transactions to be consummated on the Closing Date, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Note Purchaser and its counsel.

(u)                                 Authorizations.  The Subject Companies shall have obtained, and Note Purchaser shall have received documentation, in form and substance reasonably satisfactory to Note Purchaser evidencing, all Authorizations required to execute and deliver the Note Documents and consummate the transactions contemplated thereby, and all such Authorizations shall be in good standing and in full force and effect.

(v)                                 Filing, Registration and Recording Fees.  Note Purchaser shall have been provided with the evidence that all filing, registration, subscription and inscription fees and all recording and other similar fees, and all recording, stamp and other taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this Agreement and the other Note Documents have been paid in full (to the extent the obligation to make such payment then exists) by or on behalf of Issuer or are to be paid in full out of the proceeds of the Initial Advance.

(w)                               U.S.A. Patriot Act.  Note Purchaser shall have received at least five days prior to the Closing Date all documentation and other information required by the Note Purchaser or any regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.

(x)                                   Contract Assignment. Note Purchaser shall have received evidence that each Primary Off-Take Agreement was entered into, or has been validly assigned to, a Subject Company.

4.2                                 Conditions to the Second Advance, the Third Advance and the Fourth Advance

The obligation of Note Purchaser to make the Second Advance, the Third Advance and the Fourth Advance on any applicable Funding Date is subject to the following further conditions precedent; provided that, notwithstanding anything to the contrary in this Agreement, the Second Advance and the Third Advance shall not be subject to the conditions set forth in clauses (b)(vii) — (xiii):

(a)                                  Note Purchaser shall have received before such Funding Date, in accordance with the provisions of Section 2.2 an originally executed Advance Notice requesting such Advance signed by a duly authorized officer of Issuer.

(b)                                 As of such Funding Date:

(i)                                     the representations and warranties contained herein and in the other Note Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(ii)                                  no event shall have occurred and be continuing or would result from the funding of the Advance on such Funding Date that constitutes or would constitute an Event of Default or a Default.

(iii)                               each Note Document Party shall have performed in all material respects all agreements and satisfied all conditions which the Note Documents provide shall be performed or satisfied by it on or before such Funding Date.

(iv)                              no order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain Note Purchaser from making the Advance to be made by it on such Funding Date or consummation of the transactions contemplated by the Note Documents.

(v)                                 the making of the Advance shall not violate any Law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(vi)                              the consummation of the transactions contemplated hereunder and under the other Note Documents shall be permitted by all Laws to which Note Purchaser and each Note Document Party is subject.

(vii)                           Note Holders shall have received evidence in form and substance satisfactory to the Required Holders, that the Canton Project is producing and processing gas and cash flows consistent with the Base Case Forecast delivered for Canton on the Closing Date, as confirmed by the Independent Engineer.

(viii)                        the Canton Vernon Off-Take Agreement shall be in full force and effect and all conditions precedent thereunder shall be satisfied.  Without limiting the generality of the foregoing, the Note Holders shall have received evidence in form and substance satisfactory to the Required Holders that (A) all conditions shall have been satisfied for the sale of all gas delivery volumes specified under the Vernon Off-Take Agreement that are consistent with the Base Case Forecast, and (B) the Certification Date and the Commencement Date, respectively, in each case shall have occurred before the applicable date that would result in any termination right of either party thereto under Section 10.1 (Mutual Termination Rights) of the Canton Vernon Confirmation.

(ix)                                the Note Purchaser shall have received;

(A)                              an amendment to the Canton Vernon Confirmation that is in full force and effect pursuant to which City of Vernon Light and Power and Canton (x) have amended the reference to “September 1, 2012” in Section 10.1(a) (Mutual Termination Rights) of the Canton Vernon Confirmation to a date later than March 1, 2013 and (y)

have amended the reference to “sixth months” in Section 10.1(b) (Mutual Termination Rights) of the Canton Vernon Confirmation to “nine months”.

(B)                                an amendment to the Canton Vernon Base Contract that is in full force and effect pursuant to which City of Vernon Light and Power and Canton have amended to a later date the date on which the letter of credit referred to in Section 3 (Credit Support: Letter of Credit) of the Special Provisions and Section 10.9 of the Canton Vernon Base Contract is required to be provided and evidence that, prior to such amended date, such letter of credit was provided such that Canton’s obligations with respect thereto were satisfied in full;

(C)                                a written and signed acknowledgment from Sauk that it has received the survey referred to in Section 1(c) of the Canton Lease Agreement and that Canton’s obligations with respect thereto have been satisfied in full;

or with respect to the conditions in (ix)(A), (B), or (C). such other written and signed amendment or acknowledgment addressing the respective issues described therein that is reasonably satisfactory to the Note Purchaser;

(x)                                   Note Holders shall have received evidence in form and substance satisfactory to the Required Holders that the Vernon Off-Take Agreement shall have been assigned from the Equity Owner to Canton.

(xi)                                construction of the Canton Project under Canton EPC Contracts shall have been completed and any final completion or performance test requirements shall have been satisfied in all material respects, as confirmed by the Independent Engineer with respect to production and processing of gas and production of cash flows.

(xii)                             No contractor or subcontractor shall have any lien on the Canton Project or Canton, other than liens that in the aggregate do not exceed $2,000,000.

(xiii)                          The Note Purchaser shall be reasonably satisfied that there is no unresolved, pending or threatened litigation or claim that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or the Note Purchaser shall have received adequate assurance satisfactory to the Note Purchaser mitigating the potential effects of any such claim or litigation.

SECTION 5.                            REPRESENTATIONS AND WARRANTIES OF ISSUER

In order to induce Note Purchaser to enter into this Agreement and to purchase the Note(s) and make Advances under the Note(s), Issuer represents and warrants to Note Holders, that the following statements are true and correct as of the Closing Date and any Funding Date.

5.1                                 Ownership; Organization and Business

(a)                                  Equity Owner.  Equity Owner is duly formed and validly existing under the laws of the state of its organization and has all requisite power and authority to own or hold under lease and operate its properties and to carry on its business as now conducted and proposed to be conducted, to enter into each Note Document to which it is a party and to carry out the transactions contemplated hereby and thereby.  Equity Owner is duly qualified and in good standing in every jurisdiction where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not and could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Issuer.  Equity Owner is the legal and beneficial owner of all the equity interests in Issuer free and clear of all Liens, except for Liens created by any Note Document and its respective ownership interests are as set forth on Part I of Schedule 5.1(a).  Except as set forth in Part II of Schedule 5.1(a), no other person directly owns any equity interests beneficially or of record in Issuer.  There are no options, warrants, convertible securities or similar rights entitling or which could entitle any Person to any equity interests in Issuer.  Issuer does not own any equity interests in any Person except the other Subject Companies.  Issuer is duly formed and validly existing under the laws of the state of its organization and has all requisite power and authority to own or hold under lease and operate its properties and to carry on its business as now conducted and proposed to be conducted, to enter into each Note Document to which it is a party and to carry out the transactions contemplated hereby and thereby.  Issuer is duly qualified and in good standing in every jurisdiction where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not and could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Other Subject Companies.  Issuer directly or indirectly is the legal and beneficial owner of all equity interests in each other Subject Company (other than the Cambrian Interest) free and clear of all Liens except Permitted Liens.  There are no options (other than the Cambrian Option), warrants, convertible securities or similar rights entitling or which could entitle any Person to any equity interests in any Subsidiary of Issuer.  Each Subsidiary of Issuer is duly organized and validly existing under the laws of the state of its organization and has all requisite power and authority to own or hold under lease and operate its properties and to carry on its business as now conducted and proposed to be conducted.  Each Subsidiary of Issuer is duly qualified and in good standing in every jurisdiction where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not and could not reasonably be expected to have a Material Adverse Effect.  Neither Issuer nor any other Subject Company owns, directly or indirectly, any equity interests in any person other than the Subject Companies listed on Schedule 5.1(b).  The capitalization and ownership of each Subject Company is set forth on Schedule 5.1(b).

(d)                                 Business.  Issuer has not engaged in any business other than ownership of equity interests in the Subject Companies and that contemplated by the Note Documents.  DCE has not engaged in any business other than the ownership of equity interests in DCEMB.  Canton has not engaged in any business other than the development, ownership and operation of the Canton Project.  DCEMB has not engaged in any business other than the development, ownership and operation of the DCEMB Project.

5.2                                 Authorization of Issuance, etc.

(a)                                  Authorization of Issuance.  The execution, delivery and performance of each of the Note Documents have been duly authorized by all necessary limited liability company action by each Note Document Party that is a party thereto.  The issuance of the Note by Issuer in accordance with the terms of this Agreement and the Note Documents and the performance by Issuer of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Issuer.

(b)                                 No Conflict.  The execution, delivery and performance by each Note Document Party of each Note Document to which it is a party and the issuance of, and performance by Issuer of its obligations under, the Note(s) do not and will not (i) violate any provision of any Law as in effect on the date the representation is made applicable to such Note Document Party or any other Subject Company, any Organizational Document of such Note Document Party or any other Subject Company, or any order, judgment or decree of any Governmental Authority binding on such Note Document Party or any other

Subject Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Note Document Party or any other Subject Company (including the Material Agreements), (iii) result in or require the creation or imposition of any Lien, of any nature whatsoever upon any properties or assets of such Note Document Party or any other Subject Company, other than Permitted Liens or (iv) require any approval of stockholders, members or partners or any approval or consent of any other Person under any Contractual Obligation of such Note Document Party or any other Subject Company, other than approvals or consents which have been obtained and are in full force and effect; other than in each case, as could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Government Consents.  The execution, delivery and performance by each Note Document Party of each of the Note Documents to which it is a party do not and will not require on the part of such Note Document Party any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, other than such registrations, approvals or consents which have been obtained and are in full force and effect.

(d)                                 Binding Obligation.  Each of the Note Documents is the legally valid and binding obligation of each Note Document Party which is a party thereto, and, to the knowledge of Issuer, each of the other parties thereto, is enforceable against such parties in accordance with its respective terms except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(e)                                  Issuance of the Note(s).  The Note(s), when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, free of any Liens, and enforceable against Issuer in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  Assuming the accuracy of the representations and warranties of Note Purchaser set forth herein, the offer and sale of the Note(s) to be purchased by Note Purchaser was or will be made in accordance with, and in full compliance with, all applicable federal and state securities and blue sky laws.

5.3                                 Financial Condition

Issuer has heretofore delivered to Note Purchaser the following financial statements:  unaudited financial statements of each Project Company for Fiscal Year 2012 including a balance sheet of such Project Company as of the end of such Fiscal Year and income statements and statements of cash flows of such Project Company for such Fiscal Year.  All such statements were prepared in accordance with GAAP, consistently applied, and fairly present in all material respects the financial position, as at the respective dates thereof, and the results of operations and cash flows, for each of the periods then ended, for the Persons covered thereby, subject, in the case of such unaudited financial statements, to changes resulting from audit and normal year-end adjustments none of which are expected to be material.

No Subject Company has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Financial Statements and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of such Subject Company or the Subject Companies, taken as a whole.

5.4                               Changes, etc.

Since December 31, 2012, no event or change has occurred, with respect to any Subject Company that has had or caused or could reasonably be expected to have or cause either in any case or in the aggregate a Material Adverse Effect.

5.5                               Properties and Liens

(a)                                 Each Subject Company has good, marketable and insurable title to (or valid leasehold or easement interests in) all of its respective properties and assets free and clear of Liens, except for Permitted Liens.  Issuer and Subject Companies own or lease no real property other than the Canton Lease Agreement and the DCEMB Lease Agreement.  No Subject Company owns or leases any real property other than the real property subject to the Canton Lease Agreement or the DCEMB Lease Agreement.

(b)                                 The tangible assets of the Issuer are in good condition, free and clear from all defects (patent or latent), taking into account their use and age, subject to normal wear and tear, and subject to continued maintenance, repair and replacement in the ordinary course of business.

(c)                                  All existing Liens (other than Permitted Liens (excluding any Permitted Liens that are Permitted Liens solely by clause (f) of the definition thereof)) on the properties (real, personal or mixed, including the Facilities) of the Subject Companies are described on Schedule 5.5(c).

(d)                                 No Subject Company has received written notice of condemnation of a Project (or any portion thereof), and no condemnation is pending or, to the knowledge of the Issuer, threatened in writing with respect to a Project, or any portion thereof material to the ownership or operation of a Project.

(e)                                  No material unrepaired casualty exists with respect to a Project.

5.6                               Litigation; Compliance with Law

(a)                                 Except as set forth in Schedule 5.6 there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of any Subject Company) at law or in equity or before or by any arbitrator, Governmental Authority, or other regulatory body, pending or, to the knowledge of Issuer, threatened in writing (i) against or affecting any Subject Company or the assets or properties of any Subject Company (including a Project) which could reasonably be expected to be material to the business of such Subject Company or (ii) questioning the validity or enforceability or otherwise affecting this Agreement, any other Note Document or any other Material Agreement.  Other than the VM Energy Dispute, none of the actions, suits, proceedings, arbitrations and governmental investigations set forth in Schedule 5.6 could reasonably be expected to have, in any individual case or in the aggregate, a Material Adverse Effect.

(b)                                 No Subject Company is, or at any time during the five years preceding the Closing Date, has been, nor will be immediately after the Closing Date, (i) in violation in any material respect of any applicable Law or (ii) in default in any material respect with respect to any final judgment, writ, injunction or decree of any Governmental Authority.

5.7                               Payment of Taxes

All income and other material Tax Returns required to be filed by Issuer or any Subject Company have been timely filed, and all material Taxes upon Issuer or any Subject Company or with respect to their respective properties have been paid when due and payable, except Taxes that are being contested in good faith by appropriate proceedings in accordance with Permitted Contest Procedures.  All material amounts of Taxes that Issuer or any Subject Company is required to collect or withhold from third parties have been collected or withheld, as the case may be, and have been or will be remitted to the appropriate taxing authority in accordance with applicable Law.  No Tax audits or administrative or judicial proceedings are being conducted, pending or, to the knowledge of the Issuer, threatened with respect to Issuer or any Subject Company.

5.8                               Material Agreements; Performance of Contractual Obligations

(a)                                 Schedule 5.8(a) sets forth each Material Agreement (and each Senior Credit Document and any other agreement evidencing material Indebtedness of a Subject Company under the heading “Senior Credit Documents”) in effect as of the applicable Funding Date.  Each such Material Agreement is in full force and effect, in accordance with its terms, and the Subject Companies have provided to Note Purchaser full, correct and complete copies of all such Material Agreements.

(b)                                 No Subject Company is in default in any material respect in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any of its respective Contractual Obligations (including the Material Agreements), and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.  To Issuer’s knowledge, no other party to any Material Agreement is in default in any material respect on any of their respective obligations thereunder.

5.9                               Regulation

(a)                                 Neither Equity Owner nor any Subject Company is an “investment company,” a company “controlled” by an “investment company” or an “investment advisor” within the meaning of the Investment Company Act.

(b)                                 Neither Equity Owner nor any Subject Company is subject to regulation under any Law (i) that could reasonably be expected to limit the ability of Equity Owner or any Subject Company in any material respect to incur Indebtedness generally, (ii) that could reasonably be expected to require the approval of any Governmental Authority for the Equity Owner or any Subject Company to incur Indebtedness generally or (iii) that could reasonably be expected to otherwise render all or a portion of the Obligations unenforceable.

5.10                        ERISA and Labor Relations

(a)                                 The Subject Companies have no employees and do not maintain or have an obligation to contribute to or have any liability with respect to and have never maintained, had an obligation to contribute to, or had any liability with respect to any Employee Benefit Plan (including any Pension Plan or Multiemployer Plan).

(b)                                 As of the Closing Date, no ERISA Affiliate of any Subject Company (i) maintains or has ever maintained any Pension Plan, (ii) maintains or has ever maintained or been required to contribute to any Multiemployer Plan, or (iii) except to the extent required under Section 4980B of the

Internal Revenue Code, provided health and welfare benefits (through purchase of insurance or otherwise) for any retired or former employees of any Subject Company or ERISA Affiliate.

5.11                        Authorizations

All material Authorizations necessary under applicable Laws to be obtained by the Subject Companies for the conduct of their businesses, including the development, construction, current expansion, ownership, and operation of the Projects and Facilities have been duly obtained, were validly issued, are in full force and effect, (iii) are held in the name of the Issuer or Project Company, and (iv) are free from conditions or requirements compliance with which could reasonably be expected to have a Material Adverse Effect.  The Subject Companies are in material compliance with the terms and conditions of each such Authorization.

5.12                        Environmental Protection

Except as set forth in Schedule 5.12 hereto:

(a)                                 the operations of each Subject Company (including without limitation, all operations and conditions at or in the Facilities and the Projects) comply and, for the last five (5) years, have complied in all material respects with all Environmental Laws;

(b)                                 each Subject Company has obtained all material Authorizations under Environmental Laws necessary to their operations (including without limitation, all operations and conditions at or in the Facilities and the Projects), and all such Authorizations are in good standing and are not subject to any appeal, challenge or Proceeding, and the Subject Companies are in compliance with all material terms and conditions of such Authorizations;

(c)                                  no Subject Company has received any written notice of any actual, potential, or threatened Environmental Claim, and, to the best of Issuer’s knowledge, none of the Subject Companies’ operations is the subject of any investigation by any Governmental Authority relating to or in connection with any Hazardous Materials at any Facility or at any other location or relating to or in connection with compliance with Environmental Laws, in each case, which  could reasonably be expected to have a Material Adverse Effect;

(d)                                 none of the operations of any Subject Company is subject to any material Environmental Claim or judicial or administrative Proceeding alleging the violation of or liability under any Environmental Laws;

(e)                                  no Subject Company nor any of their respective operations is subject to any material outstanding written order or agreement with any Governmental Authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

(f)                                   to the best knowledge of Issuer, no underground storage tanks or surface impoundments are on or at the Facilities;

(g)                                  to the best knowledge of Issuer, no conditions, occurrences or Releases of Hazardous Materials exist or have occurred on, under from, to, or about any Facility or Project in a manner that has a reasonable possibility of giving rise to a material Environmental Claim, and neither Issuer nor any Project Company has notified any Governmental Authority of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to a material Environmental Claim, in each case, which could reasonably be expected to have a Material Adverse Effect;

(h)                                 no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any property of Issuer or any Project Company;

(i)                                     compliance with all current Environmental Laws would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect; and

(j)                                    the Issuer has provided or made available to Note Purchaser copies of all material reports and correspondence in the Issuer’s or any of the Subject Company’s possession or control reflecting (i) any pending or threatened Environmental Claim; (ii) any environmental condition or Release of Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim; (iii) any material noncompliance with or violation of any Environmental Laws that may have occurred during the preceding five (5) years; or (iv) any appeal, challenge, or Proceeding pending with respect to any Authorization required under Environmental Law, in each case with respect to items (i), (ii), (iii) and (iv), relating to any Subject Company or any Facility or Project.

Notwithstanding anything in this Section 5.12 to the contrary, no event or condition has occurred or is occurring with respect to any Subject Company relating to any Environmental Law, any Release of Hazardous Materials, or any activity relating to Hazardous Materials, including any matter disclosed on Schedule 5.12 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.13                        Intellectual Property

Issuer and each other Subject Company owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses (if any) and other rights which are necessary for its Business.  No material product, process, method, substance, part or other material presently contemplated to be sold or employed by the Issuer or any other Subject Company in connection with its Business will infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person.  There are no material royalties payable by Issuer or any other Subject Company in connection with the use of any intellectual property except as provided for in the Base Case Forecast.

5.14                        Security Interests

The Security Documents create, as security for the Obligations, valid and enforceable perfected first priority Liens on all of the Collateral purported to be covered thereby, in favor of the Note Purchaser subject to no Liens other than Permitted Liens.

5.15                        Initial Base Case Forecast

The financial projections for Issuer (the “Base Case Forecast”) attached as Schedule 5.15 hereto provided to Note Purchaser were prepared by Issuer in good faith and with due care, and (subject to the assumptions stated therein) fairly present the best estimates as of the date hereof of Issuer as to the matters covered thereby, it being acknowledged that such projections are subject to the uncertainty inherent in all projections of future results and that there can be no assurance that the results set forth in such projections will in fact be realized.  As of the date hereof, to the knowledge of Issuer, no event or circumstance has occurred which would make the Base Case Forecast materially inaccurate or misleading.

5.16                        Offices

The exact legal name, type of entity, jurisdiction of organization, organizational identification number (if any) assigned by its jurisdiction of organization, federal employer identification number and place of business (if it has only one) or chief executive office of each Subject Company is listed on Schedule 5.16.  No Subject Company has done business under any name in the past five years other than as set forth on Schedule 5.16.

5.17                        Solvency

Issuer and each other Subject Company, on a consolidated basis, are, and on and immediately after the Closing Date or any Funding Date, as applicable, and the consummation of the other contemporaneous transactions contemplated hereby and by the other Note Documents and Material Agreements will be, Solvent.

5.18                        Single Purpose Entity; Separateness

(a)                                 Other than as permitted by the Account Agreements, each Subject Company maintains separate bank accounts and separate books of account from each other Subject Company and all other Persons.

(b)                                 The liabilities of each Subject Company are readily distinguishable from the liabilities of the other Subject Companies and all other Persons.

(c)                                  Each of the Subject Companies conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.

5.19                        Financial Advisers, Finders and Brokers

No broker’s or finder’s fee or commission will be payable by a Subject Company with respect to this Agreement or any other Note Document or any of the transactions contemplated hereby or thereby, and Issuer hereby indemnifies Note Holders and Agent against, and agrees that it will hold the Indemnities harmless from any such claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses or disbursements of counsel) arising in connection with any such claim, demand or liability.

5.20                        Full Disclosure

No representation, warranty or other statement made, or other information furnished, by any Note Document Party in this Agreement, or in any certificate, written statement delivered pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such documents, written statements or certificates not misleading in light of the circumstances in which the same were made (it being understood, however, that the representations regarding the Initial Base Case Forecast are limited as set forth in Section 5.15 hereof).

SECTION 6.                         AFFIRMATIVE COVENANTS OF ISSUER

Issuer covenants and agrees that for so long as any Obligations (other than inchoate indemnity Obligations for which no claim has been made or is anticipated) or any Commitments to make Advances remain outstanding, Issuer shall perform or cause to be performed the covenants in this Section 6.

6.1                               Financial Statements, Notices and Other Reports

(a)                                 Issuer shall, and cause each other Subject Company to, maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.

(b)                                 Issuer shall deliver to each Note Holder at Issuer’s expense:

(i)                                     Quarterly Financials:  as soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of Issuer, complete unaudited consolidated and consolidating financial statements of Issuer and the other Subject Companies including a balance sheet of Issuer and the other Subject Companies as of the end of such quarter, and income statements and statements of cash flows of Issuer and the other Subject Companies for such quarter and for the elapsed portion of the Fiscal Year; in each case prepared in reasonable detail and in accordance with GAAP consistently applied and setting forth in comparative form the figures for the corresponding period of the previous fiscal year of such Person, certified by the chief financial officer or chief accounting officer of such Person that they fairly present the financial condition of the Subject Companies as of the last day of the quarter covered thereby and the results of their operations and cash flows for the periods covered thereby in accordance with GAAP consistently applied (subject to changes resulting from audit and normal year-end adjustments);

(ii)                                  Yearly Financials:  as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (a) complete audited consolidated and consolidating financial statements of Issuer and the other Subject Companies, including the balance sheets of Issuer and the other Subject Companies as of the end of such Fiscal Year, and income statements and statements of cash flows of Issuer and the other Subject Companies for such Fiscal Year; in each case prepared in reasonable detail and in accordance with GAAP consistently applied and setting forth in comparative form the figures for the previous fiscal year, certified by the chief financial officer or chief accounting officer of Issuer that they fairly present the financial condition of Issuer and the other Subject Companies as of the last day of such Fiscal Year in accordance with GAAP consistently applied, and the results of their operations and cash flows for such Fiscal Year and (b) in the case of the consolidated financial statements, a report thereon of the Accountants, which report shall be unqualified, shall express no doubts, assumptions or qualifications about the ability of Issuer and the other Subject Companies to continue as a going concern and contain no other material qualifications, and shall state that such consolidated financial statements fairly present the consolidated financial position of Issuer and the other Subject Companies as of the last day of such Fiscal Year and the results of their operations and their cash flows for such Fiscal Year in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iii)                               Officer’s Certificates:  together with each delivery of financial statements delivered pursuant to clauses (i) or (ii) of this Section 6.1(b), a certificate of the chief financial officer or chief accounting officer of Issuer stating (A) that the signer reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of each Subject Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Issuer has taken, is taking and proposes to take with respect thereto and (B) the Debt Service Coverage Ratio for the immediately preceding four (4) Fiscal Quarters, and the projected Debt Service Coverage Ratio for the immediately succeeding four (4) Fiscal Quarters, together with supporting calculations in reasonable detail.

(iv)                              Operating Budgets and Cash-Flow Projections:                                    (A) no later than thirty (30) days prior to each Fiscal Year, an updated long-term forecast and projection for the Issuer and the other Subject Companies (the “Updated Forecast”) prepared on a basis consistent with the Base Case Forecast through the Maturity Date together with a narrative explaining any changes from the most recent Updated Forecast delivered pursuant to this clause (iv) and (B) no later than ten (10) days after it is prepared (but no event later than thirty (30) days prior to each Fiscal Year which it applies to), each Operating Budget;

(v)                                 Operating Reports:  no later than ten (10) days after an Operating Report is delivered to any lender or agent under the Senior Credit Documents, such Operating Report;

(vi)                              Independent Engineer Reports:  No later than thirty (30) days after the end of each Fiscal Year, an Independent Engineer Report, addressed to Note Holders, covering the Fiscal Year most recently ended and confirming, for the applicable calendar year, the actual post-processing gas output from the Projects meets or exceeds the Base Case Requirement.

(vii)                           Events of Default, Etc.:  promptly upon an officer of Issuer obtaining knowledge of (A) any event or circumstance that could reasonably be expected to have a Material Adverse Effect or (B) the occurrence of any Default or Event of Default, an Officer’s Certificate specifying in reasonable detail the nature and date, if applicable, of such occurrence and Issuer’s and any other applicable Subject Company’s intended actions with respect thereto;

(viii)                        ERISA Events:  promptly upon becoming aware of the (A) adoption of a Pension Plan or the obligation to contribute to a Multiemployer Plan that is subject to Title IV of ERISA by Issuer, any Subject Company or any ERISA Affiliate of Issuer or any Subject Company, a written notice specifying which entity has adopted such Pension Plan or has an obligation to contribute to such Multiemployer Plan, the effective date of such Pension Plan or Multiemployer Plan or (B) occurrence of any ERISA Event that, alone or together with other ERISA Events that have occurred, could reasonably be expected to result in liability to Issuer, any Subject Company or any ERISA Affiliate of Issuer or any Subject Company in an aggregate  amount exceeding $1,000,000.

(ix)                              Accountants’ Reports:  promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Issuer by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of any Subject Company made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

(x)                                 Litigation:  (A) promptly upon any officer of Issuer obtaining knowledge of (x) the institution of, or non-frivolous written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Issuer or any Subject Company or any property of the foregoing parties (collectively, “Proceedings”) not previously disclosed in writing by Issuer to Note Holders that (1) involves an excess of $1,000,000 or (2) relates to any Note Document or any transaction contemplated thereby or (y) any material development in any Proceeding that involves an excess of $1,000,000, or is otherwise reasonably likely to cause a Material Adverse Effect; written notice thereof together with such other information as may be reasonably available to Issuer to enable Note Holders and their counsel to evaluate such matters; and (B) promptly after request by any Note Holder such other information as may be reasonably requested by such Note Holder to enable such Note Holder and its counsel to evaluate any of such Proceedings;

(xi)                              Insurance:  (a) As soon as practicable and in any event within thirty (30) days of the last day of each Fiscal Year, Issuer will deliver to Note Holders copies of customary insurance certificates evidencing compliance with the insurance requirements set forth herein naming the Note Purchaser as additional insured and (B) promptly upon any officer of Issuer obtaining knowledge thereof, any early cancellation or material change in terms, coverage or amounts of insurance maintained (or required to be maintained) by Issuer and the other Subject Companies;

(xii)                           Material Agreements:  (A) promptly upon obtaining knowledge thereof, any material breach or default under a Material Agreement, (B) promptly upon receipt thereof by Issuer or any other Subject Company, copies of (x) all material notices and other documents received by any Subject Company under or pursuant to any Material Agreement (other than a Note Document), relating to any breach or default or alleged breach or default thereunder or otherwise relating to any circumstance which could reasonably be expected to materially affect monetary obligations thereunder or to materially affect the term thereof, (y) any notice of the exercise of any right related to any actual or potential breach or dispute (other than a non-material notice provided in the ordinary course) and (z) any notice relating to an exercise of any right or option to adjust pricing (other than non material or ordinary course adjustments), change the term or terminate (including through buy-out) rights under any Material Agreement; and (C) from time to time upon the reasonable request of Required Holders make such demands and requests for information and reports as Issuer or any other Subject Company is entitled to make under any Material Agreement.

(xiii)                        Extraordinary Proceeds:  Promptly upon any officer of Issuer obtaining knowledge thereof, (A) any Casualty Event, damage or loss affecting any of the Projects, whether or not insured, if such casualty, damage or loss is reasonably expected to affect Issuer or any other Subject Companies, individually or in the aggregate, in excess of $100,000, (B) any Condemnation Event, (C) the receipt by any Subject Company of any other Extraordinary Proceeds in excess of $100,000, or (D) the application of any Extraordinary Proceeds pursuant to clauses (b) or (c) of the definition of “Excluded Extraordinary Proceeds;” provided, that, for the avoidance of doubt, Excluded Extraordinary Proceeds are Extraordinary Proceeds;

(xiv)                       Authorizations:  Promptly upon any officer of Issuer obtaining knowledge thereof, notice of any dispute with or claim by any Governmental Authority or Person involving the revocation of, material modification of or failure to renew any material Authorization or the imposition of additional material conditions which in either case could reasonably be expected to materially and adversely affect the construction, maintenance or operation of any Project or the financial results thereof.

(xv)                          Cambrian Option:  Promptly upon any officer of Issuer obtaining knowledge thereof, notice of exercise of, or an intent to exercise, the Cambrian Option received by the Subject Companies.

(xvi)                       Gas Transport Agreements:  Promptly upon any officer of Issuer obtaining knowledge thereof, notice of the failure at any time of either Project Company to be party to firm gas transportation agreements that are in full force and effect sufficient to allow such Project Company to deliver at least 100% of the minimum gas delivery requirements specified for sale under any Primary Off-Take Agreement to which it is party to the delivery point specified in such Primary Off Take Agreement in accordance with the Base Case Forecast for the subsequent three (3) months.

(xvii)                    Other Information:  all other financial statements, reports or other information or documents with respect to the Subject Companies or the Projects as Required Holders may reasonably request.

6.2                               Maintenance of Existence, etc.

Issuer shall, and shall cause each other Subject Company to, at all times preserve and keep in full force and effect its existence as a corporation, partnership or limited liability company, as applicable, and the rights and franchises material to the operation of its Business.

6.3                               Payment of Taxes and Claims

Issuer shall, and shall cause each other Subject Company to, pay all material Taxes (including, without limitation, any material Taxes that must be collected or withheld from third parties and remitted to a taxing authority on behalf of such third parties), assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien on any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings.

6.4                               Maintenance of Properties; Insurance

(a)                                 Issuer shall, and shall cause the other Subject Companies to, maintain (i) good, marketable (subject to the terms of the Note Documents) and insurable title in its material real property interest in the Facilities, subject only to Permitted Liens and (ii) good and marketable (subject to the terms of the Note Documents) title to all of its other material properties and assets, subject only to Permitted Liens, except, with respect to the Project Companies, in each case as could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Issuer shall, and shall cause each other Subject Company to, maintain in good repair, working order and condition (ordinary wear and tear excepted) all material properties used or useful in the Business of such Subject Company and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof so that the business carried on in connection therewith may be properly conducted at all times and in accordance with Prudent Industry Practice, except, with respect to the Project Companies, in each case as could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  Issuer shall, and shall cause each other Subject Company to, maintain, with Acceptable Insurance Carriers, insurance with respect to its respective properties and businesses to provide coverage against loss or damage of the kinds and to the extent customarily insured against by entities engaged in the same or similar business, of such type and in such amounts as are customarily carried under similar circumstances by such entities, but in no event less than the coverage, types and amounts required by any Material Agreements.  All such liability policies of the Subject Companies shall name the Note Holders and any Agent as additional insured.

6.5                               Compliance with Applicable Laws; Authorizations

(a)                                 Issuer shall, and shall cause each other Subject Company to, comply with all applicable Laws, noncompliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)                                 Issuer shall, and shall cause each other Subject Company to, from time to time obtain, maintain, retain, observe, keep in full force and effect and comply in all material respects with the terms, conditions and provisions of all Authorizations as shall now or hereafter be necessary under applicable Laws, except any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

6.6                               Inspection

Issuer shall, and shall cause each other Subject Company to, permit any representative or agent of Note Holders (including, without limitation, the Independent Engineer) to visit and inspect the Facilities and the Projects, and any related surveys, reports, drawings or other documents, examine each Subject Company’s books of record and account and meet with appropriate officers and employees of the Subject Companies to discuss their affairs, finances and accounts all upon reasonable notice, at such reasonable times and as often as Required Holders may reasonably request; provided that only one such inspection per year will be at Issuer’s expense; provided further, that all such inspections shall be at Issuer’s expense if done during the existence of a Default or Event of Default.

6.7                               Security Interest, Filings and Recordings

(a)                                 On or before the Closing Date, Issuer shall, and shall cause each other Note Document Party to, execute, as debtor, and cause the filing of UCC financing statements perfecting a first priority Lien in favor of Note Purchaser or, if an Agent has been appointed, such Agent on behalf of itself and the Note Holders, in the Collateral.  In addition, Issuer shall, at its expense, take all other actions that are necessary or reasonably requested by Required Holders to perfect or maintain the perfection and priority of the Liens in favor of Note Holders or any Agent in the Collateral.  Without limiting the generality of the foregoing, Issuer shall file or cause to be filed at its expense such financing statements and continuation statements in all places necessary or advisable (in the reasonable opinion of counsel for Note Holders) to perfect and maintain such perfection and priority of such Lien.

(b)                                 If Issuer or any other Subject Company shall desire to change its legal name, place of business (if it has only one) or the location of its chief executive office, its jurisdiction of organization, type of entity or its organizational number, or federal employer identification number from that identified in Section 5.16, Issuer shall notify Note Holders of such anticipated change and deliver to Note Holders written notice of the change and the anticipated effective date of any such change no less than thirty (30) Business Days prior to any such change and take all actions required under the Security Documents in connection therewith.

6.8                               Books and Records

Issuer shall, and shall cause each other Subject Company to, maintain true, correct and complete books and records.

6.9                               Performance of Agreements

(a)                                 Issuer shall, and shall cause each other Subject Company to, comply, duly and promptly, in all material respects with its respective obligations and enforce all of its respective rights under the Material Agreements, except in the case of Material Agreements other than the Major Project Documents where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Promptly after the execution and delivery thereof, Issuer shall furnish Note Holders with true and correct copies of (i) all amendments, supplements or modifications of any Material Agreements to which Issuer or any other Subject Company is a party, and (ii) all Material Agreements entered into after the Closing Date to which Issuer or any other Subject Company is a party.  Nothing in this Section 6.9B shall be deemed to modify or limit the restrictions set forth in Section 7.7 hereof.

6.10                        Environmental

(a)                                 Issuer shall, and shall cause each Project Company to, comply in all material respects with all Environmental Laws.

(b)                                 Issuer shall promptly upon it or any Project Company becoming aware of the occurrence thereof advise Note Holders in writing and in reasonable detail of and provide copies of any material documents and correspondence (including any environmental reports or audits) related to: (i) any Release of any Hazardous Materials required to be reported by Issuer or any Project Company to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any pending or threatened in writing Environmental Claims involving Issuer or any Project Company that could reasonably be expected to involve more than $1,000,000 or result in materially adverse restrictions on the operation of a Project or use of any Facility or otherwise have a Material Adverse Effect, (iii) any remedial action taken by Issuer, any Project Company, or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim involving more than $1,000,000 or resulting in materially adverse restrictions on the operation of a Project or use of any Facility or to otherwise have a Material Adverse Effect, or (y) any Environmental Claims involving any Subject Company that, individually or in the aggregate, could reasonably be expected to involve more than $1,000,000 or to otherwise have a Material Adverse Effect, (iv) Issuer’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, (v) any request for information from any Governmental Authority that creates a reasonable likelihood that such Governmental Authority is investigating whether any Subject Company may be potentially responsible for a Release of Hazardous Materials or in violation of any Environmental Law; and (vi) any facts, circumstances, condition, or occurrence that could reasonably be expected to form the basis of an Environmental Claim arising with respect to any Facility or Project or against any Subject Company, which Environmental Claim could reasonably be expected to involve more than $1,000,000 or result in materially adverse restrictions on the operation of a Project or use of any Facility or otherwise have a Material Adverse Effect.

(c)                                  Issuer shall promptly take, and shall cause each Subject Company to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under, from, or about any Facility or Project at any time in order to comply with all applicable Environmental Laws and Authorizations and to respond to any Environmental Claim made against such Subject Company.  In the event Issuer or any other Subject Company undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, such Subject Company shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local Governmental Authorities except when, and only to the extent that, such Subject Company’s liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by such Subject Company in accordance with Permitted Contest Procedures.

6.11                        Action as Equity Holder

Issuer shall, and shall cause each other Subject Company to, at all times diligently enforce its rights under the Organizational Documents of each of its respective Subsidiaries.

6.12                        Tax Matters

Issuer shall, and shall cause each other Subject Company to, at all times maintain its respective status as a partnership (or other entity treated as a partnership) or disregarded entity for U.S.  federal, state and local income and franchise tax purposes.

6.13                        Separate Existence

The Issuer shall and shall cause each Subject Company to, (a) maintain records and books of account separate from those of all other Persons including Affiliates, (b) not commingle its funds or assets with those of any other Person, (c) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve the Issuer’s or such Subject Company’s, as applicable, actions, which meetings will be separate from those of other Persons, (d) conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (without limiting the generality of the foregoing, all oral and written communications (if any), including invoices, purchase order, and contracts, of a Subject Company shall be made in the name of such Subject Company), (e) obtain proper authorization from member(s), director(s) and manager(s) as required by its limited liability company agreement for all of its limited liability company actions and (f) comply in all material respects with the terms of its limited liability company agreement.

6.14                        Debt Service Reserve Account

On or before the fourth anniversary of the Closing Date the Borrower shall open the Debt Service Reserve Account with the Account Bank and thereafter the Debt Service Reserve Account shall (i) be subject to an Account Control Agreement in form and substance reasonably satisfactory to the Required Holders, (ii) be subject to a first priority security interest of the Secured Party and (iii) be funded with the Required DSR Balance as required by the Account Management Annex.

SECTION 7.                         NEGATIVE COVENANTS OF ISSUER

Issuer covenants and agrees that for so long as any Obligations (other than inchoate indemnity Obligations for which no claim has been made or is anticipated) or any Commitments to make Advances shall remain outstanding, it shall perform or cause to be performed the covenants in this Section 7.

7.1                               Indebtedness; Contingent Obligations

Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly, create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Contingent Obligations, except Permitted Indebtedness and Permitted Contingent Obligations.

7.2                               Prohibition on Liens and Related Matters

(a)                                 Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of such Subject Company, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, other than Permitted Liens or filings or notices with respect thereto.

(b)                                 Issuer shall not, and shall not permit any other Subject Company to, enter into any agreement restricting distributions and dividends other than those set forth in the Senior Credit Documents.

(c)                                  Except as expressly provided in the Note Documents or the Senior Credit Documents Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subject Company to (i) make any payments, redemptions, repurchases or other distributions of any kind on any of its capital stock or other equity interests, (ii) repay or prepay any Indebtedness or make payments on any other obligations owed by such Subject Company to any other Subject Company, (iii) make loans or advances to any other Subject Company, or (iv) transfer any of its property or assets to any other Subject Company.

7.3                               Investments; Joint Ventures

Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly, make or own any investment in any Person (including without limitation any loan or advance to such Person or creating or becoming a party to any partnership or joint venture or forming a new subsidiary), except (a) each Subject Company may continue to hold the investments in their respective Subsidiaries that they own as of the Closing Date, (b) any Subject Company may make investments in its existing Subsidiaries from (i) proceeds of equity contributions made to Issuer after the Closing and (ii) cash which may be distributed as Restricted Payments under the terms of this Agreement, and (c) Permitted Investments.

7.4                               Restriction on Fundamental Changes; Asset Sales

(a)                                 Issuer shall not, and shall not permit any other Subject Company to alter its corporate, capital or legal structure, or enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except, any merger of a Subject Company with another Subject Company to the extent they are in a parent subsidiary relationship prior to such merger; provided, that such transaction would not result in a Change of Control.

(b)                                 Issuer shall not, and shall not permit any other Subject Company to Dispose of, in one transaction or a series of transactions, any assets, whether now owned or hereafter acquired, except (i) for sales of methane gas and associated Environmental Attributes in the ordinary course of business;

provided that such sales comply with Section 7.6, (ii) in the case of the Project Companies, for disposal in the ordinary course of business of any damaged, worn out, surplus or obsolete assets; provided that (x) no Default or Event of Default then exists and (y) such asset is replaced within six (6) months of such sale if such asset is material to the Business of the applicable Project Company, (iii) dispositions of cash or Cash Equivalents when making Permitted Investments, or (iv) in the case of the Project Companies, other Dispositions of property at fair market value; provided that the aggregate consideration received in respect of all Dispositions of property pursuant to this clause (v) shall not exceed $1,000,000 in any period of 12 consecutive months.

(c)                                  Issuer shall not, and shall not permit any other Subject Company to, acquire by purchase or otherwise all or any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except for (i) acquisitions of assets necessary for the replacement or repair of existing assets in the ordinary course of business and (ii), in the case of each Project Company, acquisition of assets to the extent not restricted by the Senior Credit Documents (and, in the case of Canton, until such time as the Canton Senior Credit Agreement is effective, as would not be restricted under the DCEMB Senior Credit Agreement if it was the borrower thereunder); provided that any Capital Expenditure must be related to the Business of such Project Company.

(d)                                 Notwithstanding any other provision in this Agreement, if (i)  the Note Purchaser or an Affiliate thereof has failed to fund at least a portion of the Fourth Advance to Issuer by the second anniversary of the Closing Date and (ii) no Event of Default has occurred and is continuing, Issuer shall be permitted, after  the second anniversary of the Closing Date and upon 30 days prior written notice to the Note Purchaser, to transfer all Securities in Canton owned by the Issuer to the Equity Owner or an Affiliate of the Equity Owner that is not a Subject Company, and after such transfer Canton will no longer be considered a Subject Company or a Subsidiary of the Issuer (a “Permitted Canton Assignment”).

7.5                               Restrictions on Issuances or Transfers of Securities

Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly, issue, sell, transfer, assign, pledge or otherwise encumber, or grant any options, rights or warrants with respect to, any Securities or other ownership interests of any Subject Company (other than the Cambrian Option and any issuance of equity upon exercise of thereof), except (a) issuances of ownership interests in DCE to the Issuer in connection with Equity Cures, (b) for Liens on such Securities or other ownership interests created pursuant to the terms of, and securing obligations under, the Note Documents and Liens created pursuant to the terms of, and securing obligations under, the Senior Credit Documents and (c) in the case of each Subject Company other than Issuer, as is not restricted by the Senior Credit Documents (and, in the case of Canton, until such time as the Canton Senior Credit Agreement is effective, as would not be restricted under the DCEMB Senior Credit Agreement if it was the borrower thereunder) so long as, (i) in the case of clause (c), (A) no Default or Event of Default then exists and (B) such transaction would not result in a Change of Control and (ii) in the case of any Lien, such Lien constitutes a Permitted Lien.

7.6                               Transactions with Affiliates

(a)                                 Issuer shall not, and shall not permit any other Subject Company to, engage in any transaction with any officer, director or holder of five percent (5%) or more of any class of equity Securities of Issuer or with any Affiliate of Issuer, any other Subject Company or any such officer, director or holder other than Approved Affiliate Contracts set forth on Schedule 7.6, unless expressly consented to by Note Holders, except for such transactions that are (i) on fair and reasonable terms as favorable to such Subject Company as would be obtainable by such Subject Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate, officer, director or holder;

provided that such transactions (x) are conducted through contracts terminable by each Subject Company without any penalty, premium or any termination payment upon an Event of Default and (y) do not involve Indebtedness or the sale of methane gas or associated Environmental Attributes or (ii) concern subject matter not in excess of $100,000, individually, or $500,000 in an aggregate amount.

(b)                                 Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly amend, supplement, terminate (or effectively terminate by assignment of rights) or waive, or consent to the amendment, supplement, termination (or effective termination by assignment of rights) or waiver of any of the provisions of any Approved Affiliate Contract to which such Subject Company is a party (other than immaterial amendments, supplements or waivers), without the express prior written consent of the Required Holders (such consent not to be conditioned upon any fee).

7.7                               Restrictions on Modification or Termination of Material Agreements and Organizational Documents

(a)                                 Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly amend, supplement (including through additional confirmations), terminate (or effectively terminate by assignment of rights) or waive, or consent to the amendment, supplement (including through additional confirmations), termination (or effective termination by assignment of rights) or waiver of any of the provisions of any Material Agreement to which such Subject Company is a party (other than immaterial amendments, supplements or waivers or expiration in accordance with the terms thereof).

(b)                                 Issuer shall not, and shall not permit any other Subject Company to directly or indirectly, amend, supplement, terminate or waive, or consent to the amendment, supplement, termination or waiver of any of the provisions of any Organizational Document (other than immaterial amendments, supplements or waivers) or enter into or obtain any new Organizational Document without the express prior written consent of Note Holders.

(c)                                  The Issuer shall not, and shall not permit any Subject Company to, consent to any assignment by any counterparty to a Material Agreement of such counterparty’s rights under any Material Agreement without the prior written consent of Note Purchaser.

(d)                                 Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly to enter into any Speculative Contract.

(e)                                  Other than in connection with a Permitted Refinancing, Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly amend or supplement  or consent to the amendment, or supplement of any Senior Credit Document to which such Subject Company is a party that would (i) increase the annual debt service in any year above the annual debt service for such Senior Credit Document set forth in the Base Case Forecast, (ii) increase the sum of (A) the maximum principal amount outstanding and (B) the maximum principal amount available under such Senior Credit Document or (iii) result in the terms of such Senior Credit Document being materially less favorable, taken as a whole, to the Subject Company party to such Senior Credit Document.

(f)                                   Issuer shall not, and shall not permit any other Subject Company to, enter into any Additional DCEMB Senior Credit Facility unless (i) DCEMB has extended the term of both the DCEMB Lease Agreement and the DCE Shell Off-take Agreements to at least 2034 on substantially similar terms, (ii) such Additional DCEMB Senior  Credit Facility will not increase the annual debt service in any year above the annual debt service for the DCEMB Senior Credit Documents forth in the Base Case Forecast and (iii) the aggregate maximum principal amount outstanding or available under all DCEMB Senior Credit Documents thereafter would not exceed $45,000,000.

7.8                               Restrictions on Conduct of Business

Issuer shall not, and shall not permit any other Subject Company to, engage, directly or indirectly, in any business other than the (a) ownership of equity interests in the other Subject Companies, (b) in the case of the Project Companies, ownership, development, construction and operation of the Projects, and (c) activities reasonably incidental thereto.

7.9                               Restrictions on Prepayment or Refinancing of Indebtedness

Issuer shall not, and shall not permit any other Subject Company to, directly or indirectly, pay or set apart any sum for any payment, retirement or repurchase of any Indebtedness or Contingent Obligations other than obligations under the Note Documents, whether by prepayment, refinancing, exchange, defeasance or otherwise, other than (a) scheduled principal, interest and fee payments and mandatory prepayments with respect to Permitted Indebtedness, (b) repayment of the Existing DCE Notes prior to the fourth anniversary of the Closing and (c) a Permitted Refinancing of Indebtedness under either of the Senior Credit Documents.

7.10                        Restricted Payments

Issuer shall not directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except (a) payments from one Subject Company to another Subject Company that is an owner of the Subject Company making such payment (and, in the case of DCE distributions, to the holder of the Cambrian Interest ratably to any concurrent distribution to the Issuer in accordance with the Issuer DCE Percentage) and (b) in accordance with the terms of the Account Management Annex; provided that, in each case, no Event of Default then exists and is continuing.

7.11                        Fiscal Year

Issuer shall not, and shall not permit any other Subject Company to, change its Fiscal Year.

7.12                        [RESERVED]

7.13                        Lease Transactions

The Issuer shall not, and shall not permit any Subject Company to, enter into any transaction for the lease of any assets (including in connection with any sale-leaseback transaction), whether operating leases, capital leases or otherwise, except that (i) Project Companies may enter into (a) Capital Leases to the extent constituting Permitted Indebtedness and (b) Operating Leases with  obligations not to exceed $5,000,000 at any time outstanding for all Project Companies and (ii) the DCEMB Lease Agreement (to the extent it is a lease) shall not be restricted by this Section 7.13.

7.14                        Accounts

(a)                                 Issuer shall not open or maintain any deposit, securities or like account, other than the Collateral Accounts maintained under the Accounts Control Agreement.

(b)                                 Issuer shall not permit the balance of the Debt Service Reserve Account to be less than the Required DSR Balance (i) on the fourth anniversary of the Closing Date or (ii) thereafter as required by the Accounts Agreements.

7.15                        Subsidiary

No Subject Company shall acquire or form any Subsidiary other than a Subject Company existing on the Closing Date.

SECTION 8.                         EVENTS OF DEFAULT

8.1                               Events of Default

The occurrence of any one or more of the following shall constitute an “Event of Default” under this Agreement:

(a)                                 Failure to Make Payments When Due

Failure to pay (x) any installment of principal on the Note when due (whether by acceleration, by notice of prepayment or otherwise) or (y) any interest, fee, prepayment premium or other Obligation to any Note Holder or any Agent when due under this Agreement or any other Note Document and, in the case of clause (y), any such failure to pay such amounts continues for more than three (3) Business Days after such due date; or

(b)                                 Default in Other Agreements

(i)                                     Failure of any Subject Company to pay when due (A) any principal of or interest on any Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $1,000,000 or more or any items of Indebtedness with an aggregate principal amount of $1,000,000 or more or (B) any Contingent Obligation in an individual principal amount of $1,000,000 or more or any Contingent Obligations with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor and if the effect of such failure is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), provided that, in the case of any such failure by a Project Company, such failure shall not constitute an Event of Default unless such failure continues for more than ten (10) Business Days; or

(ii)                                  breach or default by any Subject Company with respect to any other material term of (A) any item of any Indebtedness or Contingent Obligation in an individual principal amount of $1,000,000 or more or any items of Indebtedness or Contingent Obligation with an aggregate principal amount of $1,000,000 or more or (B) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation, in each case if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), provided that, in the case of any such breach or default by a Project Company, such failure shall not constitute an Event of Default unless such breach or default is not cured within thirty (30) Business Days.

(c)                                  Breach of Certain Covenants

Failure of Issuer to perform or comply with any term or condition contained in Sections 6.1, 6.2, 6.4(c), 6.7, or 6.13, Section 7 of this Agreement or any provision of the Account Management Annex.

(d)                                 Breach of Warranty

Any representation or warranty made by any Note Document Party herein or in any other Note Document, or in any certificate or other instrument at any time given by any Note Document Party in writing pursuant hereto or in connection herewith shall be false, inaccurate or misleading in any material respect on the date as of which made.

(e)                                  Other Defaults Under Agreement

Any Note Document Party shall default in the performance of or fail to comply with any term, condition, covenant or agreement to be performed by it contained in this Agreement or any other Note Document (other than those expressly referred to above in Sections 8.1(a) or 8.1(c)) and in each such case such default or failure to comply shall not have been remedied or waived within thirty (30) days after the earlier of (i) the date on which such failure shall have become known to Issuer and (ii) the date on which written notification thereof shall have been received by Issuer.

(f)                                   Involuntary Bankruptcy; Appointment of Receiver, etc.

(i)                                     A court shall enter a decree or order for relief in respect of any Material Project Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, including, without limitation, the Bankruptcy Code, which decree or order is not stayed; provided that, with respect to the Persons included in clause (b) of the definition of Material Project Party, any such event shall not constitute an Event of Default if (A) such Person is replaced with Qualified Replacement Parties under all Major Project Documents to which such Material Project Party is a party, and such Qualified Replacement Parties assume all material obligations of such Major Project Party under such Major Project Documents or (B) all Major Project Documents to which such Major Project Party is party are replaced with another agreement or agreements with Qualified Replacement Parties on terms substantially as favorable to the applicable Subject Company as the terms of such replaced Major Project Document, in each case, within 90 days after such event and no Restricted Payments are made during such time; or

(ii)                                  an involuntary case shall be commenced against any Material Project Party under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including, without limitation, the Bankruptcy Code; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Material Project Party, or over all or a substantial part of such Person’s respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Material Project Party for all or a substantial part of such Person’s respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the respective property of such Person; and the continuance of any such events described in this clause (ii) for sixty (60) days unless vacated, dismissed, bonded, stayed or discharged; provided that, with respect to the Persons included in clause (b) of the definition of Material Project Party, any such event shall not constitute an Event of Default if (A) such Person is replaced with Qualified Replacement Parties under all Major Project Documents to which such Material Project Party is a party, and such

Qualified Replacement Parties assume all material obligations of such Major Project Party under such Major Project Documents or (B) all Major Project Documents to which such Major Project Party is party are replaced with another agreement or agreements with Qualified Replacement Parties on terms substantially as favorable to the applicable Subject Company as the terms of such replaced Major Project Document, in each case, within 90 days after the completion of such 60 day continuance following the occurrence of such event and no Restricted Payments are made during such time.

(g)                                  Voluntary Bankruptcy; Appointment of Receiver, etc.

Any Material Project Party shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, including, without limitation, the Bankruptcy Code, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its respective property; the making by any Material Project Party of any general assignment for the benefit of creditors; or the inability of any Material Project Party or the admission by any Material Project Party in writing of its inability generally to pay its debts as such debts become due; or the Board of Directors or a similar governing body of any Material Project Party shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(g); provided that, with respect to the Persons included in clause (b) of the definition of Material Project Party, any such event shall not constitute an Event of Default if (A) such Person is replaced with Qualified Replacement Parties under all Major Project Documents to which such Material Project Party is a party, and such Qualified Replacement Parties assume all material obligations of such Major Project Party under such Major Project Documents or (B) all Major Project Documents to which such Major Project Party is party are replaced with another agreement or agreements with Qualified Replacement Parties on terms substantially as favorable to the applicable Subject Company as the terms of such replaced Major Project Document, in each case, within 90 days after such event and no Restricted Payments are made during such time.

(h)                                 Judgments and Attachments

(i)                                     Any one or more money judgments, writs or warrants of attachment or similar process involving in any individual case or in the aggregate an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Subject Company or any of their respective assets and (A) such judgment or order shall remain undischarged, unvacated, unbonded or unstayed for a period in excess of thirty (30) days (or in any event later than ten (10) days prior to the date of any proposed sale thereunder) or (B) enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(ii)                                  Any non-monetary judgment or order shall be rendered against any Subject Company that has had or could reasonably be expected to have a Material Adverse Effect and a stay of execution shall not be obtained within 30 days of the date of entry thereof or any such stay shall cease to remain effective prior to dismissal of such judgment.

(i)                                     Dissolution

Any order, judgment or decree shall be entered against any Note Document Party decreeing the dissolution, liquidation, termination or split up of such Person.

(j)                                    Modification or Impairment of Major Project Document

(i)                                     Any Major Project Document (or any material provision thereof) shall for any reason cease to be in full force and effect or enforceable against any party thereto in all material respects prior to the scheduled termination date thereof or any party shall so state in writing and (A) the failure of such Major Project Document to be in full force and effect could reasonably be expected to result in a Material Adverse Effect or (B) such Major Project Document is not replaced with another agreement or agreements on terms substantially as favorable to the applicable Subject Company as the terms of such replaced Major Project Document within one (1) year from such occurrence.

(ii)                                  Any party to a Major Project Document (except for any Note Document) (including any Subject Company) shall default or fail to comply in any material respect with any term, condition, covenant or requirement in any such Major Project Document and (A) such event shall continue for the lesser of (x) the number of days such party has to cure such default under the relevant Major Project Document and (y) thirty (30) days, without in either case such default or failure to comply being cured and (B) (x) such default of failure could reasonably be expected to result in a Material Adverse Effect or (y) such Major Project Document is not replaced with another agreement or agreements on terms substantially as favorable to the applicable Subject Company as the terms of such replaced Major Project Document within one (1) year from such occurrence.

(k)                                 Enforceability of Note Documents

Either (i) any Security Document shall fail to provide, or cease to be effective to grant, to Note Holders or any Agent on their behalf a first priority perfected Lien on the Collateral with the priority intended to be created thereby or any Note Document Party shall so assert in writing or (ii) any Note Document ceases to be in full force and effect (other than in accordance with its terms), or the validity or enforceability thereof (or any provision thereof) shall be contested or disaffirmed in writing by or on behalf of any Note Document Party.

(l)                                     Change of Control

Any Change of Control shall occur.

(m)                             Environmental Claims and Liabilities

Either (i) any Environmental Claim shall have been asserted against any Subject Company, any Project or any Facility that could reasonably be expected to have a Material Adverse Effect; (ii) any Release or Hazardous Materials Activity at, on, under or from a Project or Facility shall have occurred which could reasonably be expected  to have a Material Adverse Effect; or (iii) any Subject Company incurs a liability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

(n)                                 Casualty/Condemnation Event

Any Casualty Event or Condemnation Event shall occur that results in the destruction or loss of, or damage to, all or substantially all of (i) the Canton Project if such event could reasonably be expected to result in a Material Adverse Effect and a Permitted Canton Assignment has not been consummated or (ii) the DCEMB Project.

(o)                                 Employee Benefit Plans

The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred (and that remain unremedied), could reasonably be expected to result in a direct liability of Issuer, or any Subject Company in an aggregate amount exceeding $1,000,000 and any such ERISA Event remains unremedied for thirty (30) days after Issuer receives notice thereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans of the Issuer, Subject Companies and ERISA Affiliates of Issuer and Subject Companies (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities or any underfunded Pension Plans taken on in a transaction with Note Holder approval) which exceeds $1,000,000 and such event remains unremedied for thirty (30) days after the earlier of (a) the date on which such event shall have become known to Issuer and (b) the date on which written notification thereof shall have been received by Issuer.

8.2                               Remedies

Then (i) upon the occurrence of any Event of Default described in Sections 8.1(f) or 8.1(g), (A) the unpaid principal amount of and accrued and unpaid interest on the Note(s) including interest at the Default Interest Rate and Prepayment Premium thereon (determined as provided below) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Issuer and (B) all Commitments shall terminate and (ii) upon the occurrence and during the continuation of any other Event of Default, Required Holders may, by written notice to Issuer, (A) declare all or any portion of the amounts described in clause (i) above to be, and the same shall further become immediately due and payable, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by Issuer and/or (B) terminate all Commitments.  Upon any acceleration of the Obligations pursuant to the terms of this Section 8, Issuer shall be obligated to pay to Note Holders, Prepayment Premium on the principal accelerated, determined in accordance with Section 3.3(d) as though the principal amount of the Note(s) becoming due, or declared to be due and payable, on such date had been voluntarily prepaid on such date.  The remedies set forth in this Section 8 are in addition to all other rights and remedies available to Note Holders or any Agent under this Agreement, any other Note Document or by law or equity.

SECTION 9.                         MISCELLANEOUS

9.1                               Registration and Transfer of the Note

(a)                                 Issuer shall keep at its principal office a register for the registration and registration of transfers of the Note(s).  The name and address of each holder of the Note(s), each transfer thereof and the name and address of each transferee of one or more Note(s) shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof.  Issuer shall give to any holder of Note(s) and any Agent promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Note(s).  Any registered holder of Note(s) shall be considered to be a “Note Holder” for purposes of this Agreement and each other Note Document.

(b)                                 Following the Commitment Termination Date and subject to Section 9.20, Note Holders may at any time sell, assign, transfer or negotiate the Note(s), in whole or part, to any Permitted Transferee by complying with the transfer procedures set forth in Section 9.1(c) below (in the case of any sale, assignment, transfer or negotiation), provided, however, that no sale, assignment, transfer, or negotiation of the Note(s) shall be permitted unless (i) until the second anniversary of the Closing Date, such sale, assignment, transfer or negotiation is to an Affiliate of the Note Purchaser, (ii) such sale, assignment, transfer or negotiation would not result in their being at any one time an excess of three (3) Note Holders that are not Affiliates of the Note Purchaser, (iii) the parties to each assignment execute and deliver to the Note Purchaser or any Agent an Assignment and Assumption, (iv) if such sale, assignment, transfer or negotiation is to a Person other than a Permitted Transferee of the Note Purchaser, the Issuer shall have provided its prior consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that no such consent shall be required after the occurrence and during the continuance of an Event of Default, (v) the subsequent purchaser, assignee, or transferee is a person who qualifies as an “accredited investor” as that term is defined under Securities and Exchange Commission Rule 501 of Regulation D under the Securities Act and, (vi) the transaction complies with applicable federal and state securities laws. Any purported sale, assignment, transfer or negotiation of the Note(s) to any Person other than a Permitted Transferee or that otherwise does not meet the requirements of the preceding sentence shall be null and void ab initio.  Issuer hereby acknowledges and agrees that any disposition of the Note(s) will give rise to a direct obligation of Issuer to the transferee, assignee or purchaser From and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and have the rights and obligations of the assigning Note Holder under this Agreement to the extent provided in the Assignment and Assumption, and the assigning Note Holder thereunder shall be released from its obligations under this Agreement to the extent provided in the Assignment and Assumption and if such assigning Note Holder has assigned its entire interest, such assigning Note Holder shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections  9.2 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any purported assignment or transfer by a Note Holder of rights and obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a participation by such Note Holder of such rights and obligations.

(c)                                  Upon any assignment of any Note (whether in whole or in part) by any Note Holder, such Note Holder shall surrender such Note at the principal office of Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices and payment instructions of each transferee of such Note or part thereof and a representation by such transferee that such transferee is a Permitted Transferee; provided that such transfer and such Transferee comply with this Section 9.1), and Issuer shall register such transfer and shall execute and deliver, at Issuer’s expense, one or more new Note(s) (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new note shall be substantially in the form of Exhibit IV.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

(d)                                 Upon receipt by Issuer of evidence reasonably satisfactory to Issuer of the loss, theft, destruction or mutilation of such Note, and

(i)                                     in the case of loss, theft or destruction, upon receipt of an unsecured agreement of indemnity or, in the case of any Note Holder which is not an institutional investor, an indemnity bond, in each case in such reasonable amount as Issuer shall determine, or

(ii)                                  in the case of mutilation, upon surrender and cancellation thereof,

Issuer shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

9.2                               Costs and Expenses

Issuer agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses incurred by Note Holders or any Agent (including, without limitation, the reasonable fees, expenses and disbursements of consultants and counsel to Note Holders or any Agent including, without limitation, the Independent Engineer and the Environmental Consultant) in connection with the negotiation, preparation and execution of this Agreement and the other Note Documents, and the transactions contemplated hereby and thereby and the creation and perfection of the Liens in favor of Note Holders or any Agent on behalf of Note Holders pursuant to the Security Documents, including, without limitation, due diligence and filing and recording fees and expenses; (b) all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees, expenses and disbursements of consultants and counsel to Note Holders or any Agent including, without limitation, the Independent Engineer) incurred in connection with the administration of this Agreement and the other Note Documents and any amendments, consents and waivers (whether entered into or not) to this Agreement or any other Note Document requested by Issuer and the continued perfection of Note Holders’ security interests granted pursuant to the Security Documents; and (c) after the occurrence and during the continuation of a Default or Event of Default, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and costs of settlement and fees and costs of other consultants) incurred by any Note Holders or Agent in enforcing any Obligations of or in collecting any payments due from any Note Document Party hereunder or under any other Note Document by reason of such Default or Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.  Expense reimbursement under this Section 9.2 shall include all reasonable costs and expenses of third party consultants engaged by or for the benefit of Agent or Note Holders (including the Independent Engineer and the Environmental Consultant) including in connection with preparing any reports or any inspections.

9.3                               Indemnity

(a)                                 In addition to the payment of expenses pursuant to Section 9.2, Issuer agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless each Note Holder, any Agent and their Affiliates and their respective officers, directors, employees, beneficiaries, shareholders and agents (collectively called the “Indemnitees”) from and against, any and all other Indemnified Liabilities as defined in Section 9.3(b); provided that Issuer shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee (or its Affiliates or their respective officers, directors, employees, beneficiaries, shareholders or agents under such Indemnitee’s control) as determined by a final judgment of a court of competent jurisdiction or result from a claim brought by the Issuer or any other Note Document Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Note Document, if the Issuer or such Note Document Party has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)                                 As used herein, “Indemnified Liabilities” means any and all liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims, costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials), reasonable expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees, expenses and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign Laws (including securities and commercial Laws and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Note Documents or the negotiation thereof or the transactions contemplated hereby or thereby (including, without limitation Note Holders’ agreement to purchase Note(s) hereunder or make Advances hereunder or the use or intended use of proceeds thereof and any broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith or any enforcement of any of the Note Documents, (including, without limitation, any sale of, collection from, or other realization upon any of the Collateral), or (ii) any Environmental Claim or any Hazardous Materials condition relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or practice of Issuer or any other Subject Company.

(c)                                  To the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 9.3(a) above may be unenforceable because it is violative of any Law or public policy, Issuer shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

(d)                                 Amounts payable to any Agent or Note Holder under this Section 9.3 shall be payable within 10 days after demand therefor.

(e)                                  To the extent permitted by applicable Law, Issuer shall not, and shall cause each other Subject Company not to assert, and Issuer hereby waives and shall cause each other Subject Company to waive, any claim against any Agent or Note Holder or any of their respective Affiliates or any director, employee, attorney, agent or sub-agent of any such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, this Agreement or any other Note Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, or any Advance or the use of the proceeds thereof, and Issuer hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.4                               Amendments and Waivers

No amendment, modification, termination or waiver of any provision of this Agreement, or any other Note Document or consent to any departure by Issuer therefrom, shall in any event be effective without the written concurrence of Required Holders and, if intended to bind Issuer, of Issuer provided that (a) no amendment, modification, termination or waiver of any provision set forth within any Note shall be effective without the written concurrence of the holder of such Note, (b) no amendment, modification or waiver which (i) reduces the amount of (or forgives) principal, interest, fees or Prepayment Premium payable hereunder, (ii) reschedules or delays the date of any scheduled payment of principal, interest, fees or Prepayment Premium hereunder to a later date, (iii) modifies Section 9.15 or the ratable sharing contemplated thereby, (iv) changes the priority of payments in Section 3.1 of the Account Management Annex, or (v) changes the provisions of this Section 9.4 or the definition of Required Holders, shall be effective without the written concurrence of each holder of Note(s) affected thereby, (c) no amendment, modification, termination or waiver of any provision of a Note Document that releases all or substantially all of the Collateral shall be effective without the consent of each Note Holder, (d) no amendment, modification, termination or waiver of any provision of a Note Document that reduces, increases or otherwise modifies the Commitment of any Note Holder shall be effective without the consent of each Note Holder and (e) no amendment, modification, termination or waiver of any provision of a Note Document affecting the rights or obligations of any Agent shall be effective without the consent of such Agent.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Issuer in any case shall entitle Issuer to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.4 shall be binding upon each holder of the Note(s) at the time outstanding, each future holder of the Note(s), any Agent, and, if signed by a Note Document Party, on such Note Document Party.  Notwithstanding the foregoing, if any Note is held by any Affiliate of Issuer, such Note Holder that is an Affiliate of Issuer (“Affiliate Note Holder”) shall not have any right to vote or approve any amendment, modification, termination or waiver of any provision of this Agreement or any other Note Document and any amendment, modification, termination or waiver of this Agreement or any other Note Document approved by the other Note Holders in accordance with the provisions of this Section 9.4 shall be binding on each Affiliate Note Holder.

9.5                               Notices

(a)                                 Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by recognized national overnight courier service or registered or certified mail, postage prepaid.  Notices shall be effective upon receipt.  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.5) shall be as follows:

Issuer:                                                                                                c/o Clean Energy Renewable Fuels, LLC
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA  90740
Attn:  Harrison Clay
Telephone No.: 562.493.7231
Telecopier No.: 562.430.8594
Email:  hclay@cleanenergyfuels.com

with a copy to:

Clean Energy Fuels Corp.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA  90740
Attn:  Nate Jensen
Telephone No.: 562.493.7239
Telecopier No.: 562.493.4956
Email:  njensen@cleanenergyfuels.com

Note Purchaser:                                              Babson Capital Management LLC 340 Madison Avenue, 18th Floor
New York, NY 10017
Attn:  Brian Daly
Telephone No.: 917-542-8300 x 8305
Telecopier No.: 413-226-3322
Email: bdaly@babsoncapital.com

                                                                                                                                    with a copy to:

Babson Capital Management LLC
1500 Main Street, Suite 2800
Springfield, MA 01115
Attn: Peter Mugo
Telephone No.: 413-226-0632
Telecopier No.: 413-226-3632

If to any other Note Holders:  the address specified in the transfer instrument delivered to Issuer in connection with the assignment of the any Note or portion thereof to it.

(b)                                 Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(c)                                  Note Holders and any Agent shall be entitled to rely and act upon any notices reasonably determined to have been given by or on behalf of the Issuer even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Issuer shall indemnify the Indemnitees from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Issuer.

9.6                               Survival of Warranties and Certain Agreements

All covenants, agreements, representations and warranties made herein and in the other Note Documents shall survive the execution and delivery of this Agreement, and the execution and delivery of the Note(s) hereunder and shall remain in effect until payment in full of the Obligations (other than inchoate indemnity Obligations for which no claim has been made) and termination of all Commitments.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Issuer set forth in Sections 3.5(c), 9.2, and 9.3 shall survive repayment of the Obligations and termination of this Agreement.

9.7                               Failure or Indulgence Not Waiver; Remedies Cumulative

No failure or delay on the part of any Note Holder or any Agent in the exercise of any power, right or privilege hereunder or under such Note(s) shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege or discontinuation thereof preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing under this Agreement and the other Note Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.  No notice of demand on Issuer or any other Note Document Party in any case shall entitle such Person to further notice or demand in similar or other circumstances.

9.8                               Severability

In case any provision in or obligation under this Agreement or any other Note Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.9                               Headings

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.10                        Independence of Covenants

Except as otherwise expressly stated in a covenant herein, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

9.11                        Applicable Law

THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.12                        Successors and Assigns; Subsequent Holders of Note

This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Note Holders.  The terms and provisions of this Agreement shall inure to the benefit of any permitted assignee or transferee of the Note, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Note Holders shall automatically extend to and be vested in such permitted transferee or assignee, all subject to the terms and conditions hereof.  Issuer’s rights and interests hereunder may not be assigned without the prior written consent of all Note Holders.  Nothing set forth herein, express or implied, shall be construed to confer upon any Person (other than the parties hereto) any legal or equitable right, remedy or claim under or by reason of this Agreement.

9.13                        Marshalling; Payments Set Aside

No Note Holder or any Agent shall be under any obligation to marshal any assets in favor of Issuer or any other party or against or in payment of any or all of the Obligations.  To the extent that Issuer makes a payment or payments to any Note Holder (or to any Agent for the benefit of Note Holders), or any Note Holder or any Agent enforces any security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.14                        Set-Off

In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Note Holder is hereby authorized by Issuer at any time or from time to time, without notice to Issuer or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Note Holder to or for the credit or the account of Issuer against and on account of the obligations and liabilities of Issuer to the Note Holder under this Agreement, and the other Note Documents, including all claims of any nature or description arising out of or connection with this Agreement, or any other Note Document, irrespective of whether or not (i) that Note Holders shall have made any demand hereunder or (ii) the principal of or interest on the Note(s) or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.15                        Ratable Sharing

Note Holders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the United States bankruptcy code or any similar law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Note Holder hereunder or under the other Note Documents (collectively, the “Aggregate Amounts Due” to such Note Holder) which is greater than the proportion received by any other Note Holder in respect of the Aggregate Amounts Due to such other Note Holder, then the Note Holder receiving such proportionately greater payment shall (a) notify each other Note Holder of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Note Holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Note Holders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Note Holder is thereafter recovered from such Note Holder upon the bankruptcy or reorganization of Issuer or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Note Holder ratably to the extent of such recovery, but without interest.  Issuer expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Issuer to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.16                        Classification of Transaction

Notwithstanding anything to the contrary herein contained, Note Holders, by entering into this Agreement or by any action pursuant hereto, will not be, and neither Issuer nor Note Holders intend any Note Holder to be, deemed a partner or joint venturer with Issuer.

9.17                        Consent to Jurisdiction and Service of Process

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ISSUER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, ISSUER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(A)                               ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(B)                               WAIVES ANY DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY PROCEEDING IN ANY SUCH COURT;

(C)                               AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ISSUER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.5;

(D)                               AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ISSUER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(E)                               AGREES THAT NOTE HOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ISSUER IN THE COURTS OF ANY OTHER JURISDICTION; AND

(F)                                AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.16 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9.18                        Waiver of Jury Trial

ISSUER AND NOTE HOLDERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Issuer and Note Holders each acknowledge that this waiver is a material inducement for Issuer and Note Holders to enter into a business relationship, that Issuer and Note Holders have already relied on the waiver in entering into this Agreement and the other Note Documents and that each will continue to rely on the waiver in their related future dealings.  Issuer and Note Holders further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19                        Entire Agreement

This Agreement and the other Note Documents constitute the entire agreement between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof (including for the avoidance of debt the Mandate Letter dated January 25, 2013 between Babson Capital Management LLC, Equity Owner and Greentech Capital Advisors) is superseded by this Agreement and the other Note Documents.  In the event any provision of this Agreement and any of the other Note Documents shall conflict, the provisions of this Agreement shall govern.

9.20                        Appointment of Agent(s) Following Transfer of Note(s)

Following any permitted transfer or assignment of any Note(s), Note Holders may appoint an Agent to act on their behalf under this Agreement and each of the other Note Documents, including for purposes of perfecting or holding any security interests in Collateral and enforcing any rights or remedies with respect thereto; provided, that (i) at any time Note Purchaser or one of its Affiliates does not hold more than 50% of the Note(s), the Note Holders shall, if directed by the Issuer, appoint an Agent or (ii) at any time Note Purchaser or one of its Affiliates does not hold 100% of the Note(s), Note Holders will appoint an Agent to act as a collateral agent with respect to the Collateral, including for purposes of perfecting or holding any security interests in Collateral and enforcing any rights or remedies with respect thereof.  In connection with any such appointment, Issuer and the holders of Note(s) then outstanding will enter into an agreement with such Agent (or amend and restate this Agreement) appointing such Agent as Agent and providing the terms and conditions on which such Agent will serve as Agent (any such agreement entered into with an Agent is referred to herein as an “Agency Agreement”).  Any such Agency Agreement shall be on customary terms and the Issuer and Note Holders agree to negotiate any such Agency Agreement in good faith.  Following such appointment such Agent shall be entitled to exercise rights and remedies on behalf of Note Holders under the Note Documents subject to any limitations set forth in the Agency Agreement or the Note Documents.  Each subsequent Note Holder by its acceptance of any Note(s) agrees that any Agent appointed and serving under the terms of any such Agency Agreement acts as agent on its behalf under the terms of such Agency Agreement and the other Note Documents (and further confirms and agrees to such appointment of such Agent thereunder on its behalf) and agrees to be bound by the provisions of any such Agency Agreement.  Following notification of the appointment of any Agent by Required Holders, Issuer shall be entitled to assume that such Agent has authority to act on behalf of Note Holders for all purposes under the Note Documents (other than any matters subject to approval of all Note Holders under the terms of any Note Document) unless it receives notice to the contrary from Required Holders (which may include a limitation of authority expressly set forth in the notice of appointment).  Upon any such appointment, Issuer agrees (and agrees to cause the other Note Document Parties) to take such actions and enter into any supplemental agreements as may be reasonably requested by Required Holders in connection with such appointment to (a) reflect such appointment, (b) assign any Lien or Collateral to such Agent acting on behalf of Note Holders (or perfect any Lien in the Collateral in the name of such Agent on behalf of Note Holders), or (c) provide customary indemnities from Issuer to such Agent.  Issuer further agrees to pay the fees of such Agent in performing the duties specified in the Agency Agreement, provided that such fees are reasonable and customary in similar transactions for such duties and such Agent is reasonably acceptable to Issuer.  At any time that there is an Agent, any consent, waiver or amendment that may be given or made by the Note Purchaser under this Agreement or any other Note Document, such consent, waiver or amendment may be given or made by the Agent or Required Holders except as expressly provided otherwise in Section 9.4.

9.21                           Counterparts; Effectiveness

This Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic notification of such execution and authorization of delivery thereof has been received by each party.  Execution of this Agreement by telecopy or electronic transmission in “.pdf” or comparable format shall be as effective as delivery of a manually signed original.

9.22                           U.S.A. Patriot Act

Note Purchaser and each Note Holder hereby notifies Issuer that pursuant to the requirements of the U.S.A. Patriot Acts, it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow Note Holders to identify the Issuer in accordance with the U.S.A. Patriot Act.

9.23                           Confidentiality

Each Note Holder and any Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, but in no event less than the precautions that are in accordance with the customary procedures of such Note Holder or Agent for handling its own confidential information of such nature, any non-public information supplied to it by Issuer pursuant to this Agreement, any other Note Document or the transactions contemplated by any of the foregoing, which, with respect to such information received after the date hereof, is identified by Issuer as being confidential at the time the same is delivered to such Note Holder or Agent; provided, that nothing herein shall limit the disclosure of any such information (a) to its, and its Affiliates, partners, shareholders, members, separate account participants and the directors, officers, employees and agents, including accountants, legal counsel and other advisors of all of the foregoing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent required by statute, rule, regulation or judicial process, (c) to the extent requested by any Governmental Authority, (d) to the Independent Engineer, the Environmental Consultant, or any similar independent consultants engaged by Note Purchaser or Note Holders, (e) as may be required in connection with any litigation to which Note Purchaser or any Note Holder is a party, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Note Documents or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Subsection 9.23, to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisors) to any transactions relating to Obligations or (h) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Note Holder’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Note Holder or its Affiliates; provided, further, that, unless specifically prohibited by applicable Law or court order, the affected Note Holder or Agent shall, prior to disclosure thereof, notify Issuer of any request for disclosure of any such non-public information (A) by any Governmental Authority or (B) pursuant to legal process; and provided, finally, that in no event shall any Note Holder or Agent be obligated or required to return any materials furnished by Issuer.  The obligations of each Note Holder and any Agents under this Subsection 9.23 shall supersede and replace the obligations of such Note Holder or Agent under any other confidentiality agreement in respect of this financing signed and delivered such Person to Issuer prior to the Closing Date or prior to the date on which any Person becomes a transferee.

9.24                           Representation of each Note Holder

Each Note Holder represents that it is an “accredited investor” by reason of the provisions of clause (1), (3) or (7) of the definition of that term in Regulation D of the Securities Act and purchasing the Note for its own account or for one or more separate accounts maintained by it and not with a view to the distribution thereof, provided that the disposition of its property shall at all times be within its control.  Each Note Holder understands that the Note has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Note.

ANNEX A

ACCOUNT MANAGEMENT ANNEX

This Account Management Annex (this “Annex”) forms a part of the Note Purchase Agreement dated as of April 25, 2013 between Mavrix, LLC and the Note Holders from time to time party thereto (the “Agreement”).

The terms of this Annex constitute agreements between the parties as therefore fully set forth in the main body of the Agreement.  In this Annex references to “Section” or “Sections” mean Sections of the Annex except as otherwise specifically set forth.

SECTION 1.                                                    DEFINITIONS

Any capitalized terms in the Annex shall have the meanings set forth in Section 1.1 of this Agreement.

SECTION 2.                                                   THE COLLATERAL ACCOUNTS

2.1                               Security Interest.

(a)                                  Without limiting any lien granted under the Security Agreement, Issuer hereby assigns to Secured Party, and hereby grants to Secured Party, a security interest in, and Lien on (i) all of Issuer’s right, title and interest in and to the Collateral Accounts and any sub accounts, including any cash balances thereunder at any time and all Investments of funds from any such Collateral Account, (ii) all rights, claims and causes of action, if any, that Issuer may have against any Person in respect of the foregoing and all instruments, documents, contract rights, general intangibles, and Investment Property relating thereto, and (iii) all proceeds of any of the foregoing, in each case whether now or hereafter existing, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the UCC as it exists on the date of this Agreement, or as it may hereafter be amended (the “Account Collateral”).

(b)                                 This Agreement secures, and the Account Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Obligations.

(c)                                  The Issuer, at its sole cost and expense, shall cause to be duly taken all such actions, including filing and recording, and re-filing and re-recording, such Financing Statements (or similar statements or instruments of registration or continuation under the Law of any jurisdiction), in form reasonably acceptable to the Secured Party, as Secured Party may from time to time reasonably request or as are necessary under applicable Law to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests (subject to Permitted Liens) as provided herein and the other rights and security contemplated herein, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other applicable Law. The Issuer shall pay any applicable filing fees and related expenses. The Issuer authorizes Secured Party to file any such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) without the signature of the Issuer.

2.2                               Certain Agreements Regarding the Accounts.

(a)                                  All revenues and receipts of Issuer shall be deposited directly into the Receipt Account in accordance with the terms of Sections 3.1 through 3.3 below.  Issuer shall direct every Person making any payments or distributions to Issuer to make all such payments or distributions directly into the Receipt Account and shall not revoke, rescind or otherwise modify any such directions.

(b)                                 If Issuer (or any Affiliate of Issuer) receives any such revenues, receipts or distributions other than in the Receipt Account, Issuer shall (or shall cause such Affiliate to) hold such amounts in trust for the benefit of Secured Party and deposit such amounts as soon as reasonably possible, and in any event within three (3) Business Days, into the Receipt Account in the same form as received (with any necessary endorsement).

(c)                                  The Issuer shall, and in respect of third parties shall use commercially reasonable efforts to, cause all amounts transferred to the Account Bank to be accompanied by a written direction of such party transferring such amounts specifying in reasonable detail the source of such amounts if other than operating cash flow, and the Collateral Account (including the account number of such Collateral Account) into which such amounts are to be deposited.

(d)                                 Certain additional sub-accounts within the Collateral Accounts may be established and created by the Account Bank, upon its receipt of written instructions from Secured Party, or, so long as an Event of Default has not occurred and is continuing, by an authorized officer of the Issuer (and approved in writing by Secured Party) from time to time in accordance with this Annex. The Account Bank may also establish sub-accounts for the purposes set forth in and in accordance with the terms of the Account Control Agreement.  All such sub-accounts shall be subject to the terms of this Annex and the Account Control Agreement applicable to the corresponding Collateral Account for such sub-account.

(e)                                  Except for the Collateral Accounts and any sub-accounts under this Annex, the Issuer shall not open or maintain or cause to be opened or maintained with any bank or other financial institution any deposit, savings, securities or other account during the term of this Annex.

(f)                                    Any deposit made into any Collateral Account shall be irrevocable (except if made as a result of manifest error) and the amount of such deposit plus any investment earnings thereon shall be held by the Account Bank and applied, invested and transferred solely as provided in this Annex and the Account Control Agreement.

2.3                               Taxes.

The parties hereto acknowledge that all interest and other investment income earned on amounts on deposit in or credited to the Collateral Accounts shall be attributed to Issuer for all tax purposes.  Issuer shall be responsible for determining any requirements for paying taxes or reporting or withholding any payments for tax purposes hereunder.  Issuer shall prepare and file all tax information required with respect to the Collateral Accounts.

SECTION 3.                            DEPOSITS, TRANSFERS AND WITHDRAWALS FROM COLLATERAL ACCOUNTS

3.1                               Receipt Account.

(a)                                  The following amounts shall be deposited into the Receipt Account: (i) all receipts of Issuer and (ii) all other amounts required to be transferred to the Receipt Account from another Collateral Account pursuant to another provision of this Section 3.

(b)                                 Subject to Section 3.3 of this Annex, Issuer may from time to time request withdrawals and transfers from the Receipt Account at the times, for the purposes and in the priorities set forth below by issuing a Withdrawal Notice to Account Bank (with a copy to Secured Party) not less than 5 Business Days in advance of the proposed withdrawal date set forth in such Withdrawal Notice and otherwise in compliance with the terms of this Annex and the Account Control Agreement, setting forth the amounts to be withdrawn or transferred and the account or Person to whom such transfer is being made and the other information required by the form Withdrawal Notice.

(c)                                  Transfers from the Receipt Account shall be made as follows and in the following priority:

(i)                                     First, on each Quarterly Date, pay to Account Bank for its fees, expenses and indemnity amounts under the Account Control Agreement and to each Note Holder and any Agent, the amount of all fees, expenses and indemnity amounts required to be paid to them pursuant to the Note Documents.

(ii)                                  Second, on each Quarterly Date, operating expenses of the Issuer under the Management Agreement or any other agreement to which Issuer is a party that is permitted by Section 7.6 of the Agreement in an amount not to exceed the amount set forth for management fees in the Base Case Forecast (which amount shall be inclusive of the amounts due pursuant to the Management Agreement) for any Fiscal Year.

(iii)                               Third, on each Quarterly Date, pay to the Note Holders all Base Interest and Default Interest then due on the Note(s), including all Base Interest and Default Interest required to be paid in cash under Section 3.3 of the Agreement in connection with any mandatory and voluntary prepayments.

(iv)                              Fourth, on each Quarterly Date, pay to the Note Holders all principal then due under Section 3.3(a) of the Agreement.

(v)                                 Fifth, on each Quarterly Date, pay to the Note Holders any (i) principal and Prepayment Premium then due on the Note(s) (other than principal to be paid pursuant to Section 3.3(a) of the Agreement and principal to be paid pursuant to clause (vii) of this Section 3.1(c) of this Annex); including with respect to all principal and Prepayment Premium required to be repaid under Section 3.3 of the Agreement in connection with mandatory and voluntary prepayments.

(vi)                              Sixth, on each Quarterly Date on or after the fourth anniversary of the Closing Date, transfer to the Debt Service Reserve Account, funds sufficient to cause the balance in the Debt Service Reserve Account to equal the then-applicable Required DSR Balance;

(vii)                           Seventh, on the first Cash Sweep Commencement Date and each Quarterly Date thereafter, transfer to the Note Holders, the Excess Cash required to be applied to prepay the Loans pursuant to Section 3.3(b)(ii) of the Agreement.

(viii)                        Eighth, on each Quarterly Date, transfer to the Issuer (or as the Issuer may direct), the remainder, if any, of the amounts on deposit in the Receipt Account; provided, that the

Restricted Payments Conditions are satisfied on such Quarterly Date and Issuer has certified such satisfaction in the Withdrawal Notice.

3.2                               Debt Service Reserve Account.

(a)                                  On the fourth anniversary of the Closing Date and thereafter as required by this Annex, the Issuer shall cause the Debt Service Reserve Account to be funded with the then-applicable Required DSR Balance.  Such amounts and all amounts to be transferred from the Receipt Account to the Debt Service Reserve Account pursuant to clause vii of Section 3.1(c) of this Annex shall be held in reserve for application to all or a portion of the then-applicable Obligations pursuant to this Section 3.2.

(b)                                 Subject to Section 3.3 of this Annex, in the event that cash available in the Receipt Account on any Quarterly Date on or after the fourth anniversary of the Closing Date after making the payments under clauses (A) and (B) of Section 3.1(c) of this Annex is insufficient to pay all amounts due to Secured Party or Note Holders under clauses (iii), (iv) and (v) of Section 3.1(c) of this Annex, an amount required to cover such shortfall shall be transferred to Note Holders and/or any Agent, as applicable, from the Debt Service Reserve Account.  Issuer shall initiate such transfer by delivering a Withdrawal Notice to Account Bank (with a copy to Secured Party) not less than 5 Business Days in advance of the proposed withdrawal date set forth in such Withdrawal Notice and otherwise in compliance with the terms of this Annex and the Account Control Agreement, setting forth the amounts to be withdrawn or transferred and the account or Person to whom such transfer is being made and the other information required by the form Withdrawal Notice.

(c)                                  Subject to Section 3.3 of this Annex, if on any Quarterly Date on or after the fourth anniversary of the Closing Date the balance of the Debt Service Reserve Account shall exceed the then applicable Required DSR Balance, the Issuer may request that the excess amount be transferred to the Receipt Account by delivering a Withdrawal Notice (with a copy to Secured Party) to Account Bank not less than 5 Business Days in advance of the proposed transfer date set forth in such Withdrawal Notice and otherwise in compliance with the terms of this Annex and the Account Control Agreement, setting forth the amount to be transferred and instructing that it be transferred from the Debt Service Reserve Account to the Receipt Account and the other information required by the form Withdrawal Notice.

3.3                               Notice of Exclusive Control and Other Special Terms Regarding Withdrawals.

(a)                                  Any request for withdrawal by Issuer made under Sections 3.1 through 3.2 of this Annex shall be deemed to constitute a representation and warranty by Issuer that such withdrawal is permitted under the terms of this Annex and the other Note Documents.  If Issuer shall at any time request a transfer not permitted under the terms of this Agreement or under any other Note Document and such transfer is made, such transfer shall constitute an immediate “Event of Default.”

(b)                                 Notwithstanding any other provision contained in this Annex, if at any time after the occurrence and during the continuance of an Event of Default Secured Party delivers to the Account Bank (with a copy to the Issuer) a Notice of Exclusive Control and until written revocation of such notice is delivered to the Account Bank by Secured Party, the Account Bank shall take all directions, instructions or orders with respect to all of the Collateral Accounts or any Account Collateral solely from Secured Party without further consent by Issuer or any other Person.  Issuer acknowledges and agrees to the rights of Secured Party under this Section 3.3 and agrees that all rights of Issuer to give instructions to Account Bank are subject to the terms of this Section 3.3.

(c)                                  In addition to, and not in limitation of, Secured Party’s rights under Section 3.3(b) and 3.3(d) of this Annex, if Secured Party determines that any direction, instruction or order (including any

Withdrawal Notice) given by Issuer to Account Bank is not in accordance with the terms of this Annex or any other provision of the Agreement or any other Note Document, it may send a Notice of Exclusive Control or other written notice to Account Bank (with a copy to Issuer) blocking such direction, instruction or order.

(d)                                 If at any time Issuer fails to request a transfer or withdrawal provided for in Sections 3.1 through 3.2. of this Annex (or is not able to as a result of the imposition of a Notice of Exclusive Control) Secured Party may (but shall have no obligation to) request some or all of the transfers specified in Sections 3.1 through 3.2 of this Annex.  Nothing in this Section 3(d) shall be deemed to limit any other rights or remedies of Secured Party or any Note Holder upon the occurrence of any Event of Default or a Default, including, without limitation, the right, during the continuance of an Event of Default, to apply any and all Account Collateral to repay the Note(s).

(e)                                  Except as otherwise expressly set forth herein, any certificate or written instruction to be delivered hereunder by the Issuer shall be executed by an Authorized Officer of the Issuer and delivered to the Account Bank and Secured Party prior to 11:00 a.m. (New York City time) on the date such certificate or other written instruction is to be delivered under the terms of this Annex or the Account Control Agreement. In no event shall any Withdrawal Notice be considered delivered hereunder if it is incomplete in any material respect, is not substantially in the form of the corresponding exhibit, if applicable, or does not otherwise substantially meet the requirements set forth in this Agreement, including any set forth in any exhibit.

SECTION 4.                            NOTE PROCEEDS

Notwithstanding any other provision contained in this Annex, the Agreement or any other Note Document, (a) no proceeds of any Advance shall be subject to this Annex or required to be deposited into any Collateral Account and (b) the Issuer shall at all times have the exclusive authority to direct all proceeds of any Advance.

SECTION 5.                            MISCELLANEOUS

5.1                               Secured Party Appointed Attorney in Fact.

Issuer irrevocably appoints Secured Party as Issuer’s attorney in fact, with full authority in the place and stead of Issuer and in the name of Issuer, Secured Party or otherwise, from time to time in Secured Party’s discretion, after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that such Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Account Management Annex and the Account Control Agreement.

5.2                               Note Holders/Secured Parties May Perform.

If Issuer fails to perform any agreement it is required to perform contained in this Account Management Annex or in the Account Control Agreement, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Issuer under Section 9.2 of the Agreement.

5.3                               Incumbency Certificates; Authorized Persons.

Issuer shall furnish to Secured Party on or prior to the Closing Date and from time to time thereafter as may be reasonably requested by Secured Party duly executed incumbency certificates showing the names, titles and specimen signatures of persons authorized on behalf of such party to take the actions and give the certificates, notifications, approvals and payment instructions required by the Account Management Annex and the Account Control Agreement.

5.4                               Term.

This Account Management Annex, and the grant of security hereunder, shall remain in full force and effect until payment in full of all Obligations (other than unasserted contingent indemnity obligations) and the termination of all Commitments under the Agreement.

5.5                               Reinstatement.

This Account Management Annex and the obligations of the Issuer hereunder shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that for any reason any amount received by the Secured Party or Note Holders in respect of the Obligations is rescinded or otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as if such payment had not been made.

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

MAVRIX, LLC, as Issuer

By:	/s/ Harrison S. Clay
Name:	Harrison S. Clay
Title:	President

Signature Page To Note Purchase Agreement

MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY

By: Babson Capital Management LLC, its Investment
Adviser

By:	/s/ Brian J. Daly
Name:	Brian J. Daly
Title:	Managing Director

Signature Page To Note Purchase Agreement

Exhibit I to

Note Purchase Agreement

DEPOSIT ACCOUNT CONTROL AGREEMENT

(Access Restricted after Notice)

This Deposit Account Control Agreement (the “Agreement”), dated as of the date specified on the initial signature page of this Agreement, is entered into by and among Mavrix, LLC (“Company”), Massachusetts Mutual Life Insurance Company (“Secured Party”) and Wells Fargo Bank, National Association, a national banking association (“Bank”), and sets forth the rights of Company and Secured Party and the obligations of Bank with respect to the deposit account of Company at Bank identified at the end of this Agreement as the Deposit Account (the “Deposit Account”).

1.                                      Secured Party’s Interest in Deposit Account.  Company hereby confirms the security interest granted by Company to Secured Party in all of Company’s right, title and interest in and to the Deposit Account and all funds now or hereafter on deposit in or payable or withdrawable from the Deposit Account, including without limitation, the Account Collateral (as such term is defined in the Note Purchase Agreement (the “Note Purchase Agreement”) of even date herewith by and between Company and Secured Party) (collectively, the “Deposit Account Assets”).  In furtherance of the intentions of the parties hereto, this Agreement constitutes written notice by Secured Party to Bank of Secured Party’s security interest in the Deposit Account and written confirmation by Company of such security interest.  The aforesaid security interest in the Deposit Account Assets has been granted under the Note Purchase Agreement and a Security Agreement of even date herewith by and between Company and Secured Party, a copy of which has been provided to Bank.  A copy of the Account Management Annex of the Note Purchase Agreement has been provided to the Bank.

2.                                      Secured Party Control.  Bank, Secured Party and Company each agrees to the following:

(a) prior to the receipt by the Bank of instructions substantially in the form annexed hereto as Exhibit A (“Disposition Instructions”), and after withdrawal by the Secured Party of such instructions substantially in the form annexed hereto as Exhibit B (“Withdrawal Instructions”), Bank will comply with instructions given to Bank by the Company without further consent whatsoever from the Secured Party (which such instructions shall be substantially in the form of Exhibit C hereto); and

(b) after the receipt by the Bank of Disposition Instructions and prior to receipt by the Bank of Withdrawal Instructions, Bank will unconditionally comply with instructions given to Bank by the Secured Party without further consent whatsoever from Company.

3.                                      New York Uniform Commercial Code.  Company, Secured Party and Bank agree that (a) the Deposit Account has been established by Depositary on the Depositary’s books and constitutes a “deposit account” within the meaning of Section 9-102 (a) (29) of the NY-UCC and that Depositary is a “bank” under Section 9-102 of the NY-UCC; (b) the “bank’s jurisdiction” (within the meaning of Section 9-304 of the NY-UCC) shall be the State of New York in respect of the Deposit Account.

4.                                      Balance Reports and Bank Statements.  Bank agrees, at the request of Secured Party on any day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday (each a “Business Day”), to make available to Secured Party a report (“Balance Report”) showing the securities or sums in the Deposit Account as of the beginning of such Business Day, by a transmission method determined by Bank, in Bank’s sole discretion.  Company expressly consents to this transmission of information.

5.                                      Bank Fees.  Company agrees to pay (i) all Bank’s fees and expenses as Company and Bank have agreed to in writing and (ii) for account services provided with respect to the Deposit Account (collectively “Bank Fees”), including, but not limited to, reasonable fees for (a) Balance Reports provided on the Deposit Account, (b) funds transfer services with respect to the Deposit Account, and (c) duplicate bank statements.  The Bank Fees will be paid by Company to Bank, without setoff or counterclaim, within five (5) calendar days after demand from Bank.  Secured Party agrees to pay up to $50,000 (throughout the duration of this Agreement) of any Bank Fees which accrue within fifteen (15) calendar days after demand, without setoff or counterclaim, to the extent such Bank Fees are not paid in full by Company within thirty (30) calendar days after demand on Company by Bank.

6.                                      Subordination of Bank’s Rights.  Bank hereby subordinates to the security interest of Secured Party in the Deposit Account (i) any security interest which Bank may have or acquire in the Deposit Account, and (ii) any right which Bank may have or acquire to set off or otherwise apply any Deposit Account Assets against the payment of any indebtedness from time to time owing to Bank from Company, except for debits to the Deposit Account permitted under this Agreement for the payment of Bank Fees.

7.                                      Bankruptcy Notice; Effect of Filing.  If Bank at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company, Bank will continue to comply with its obligations under this Agreement, except to the extent that any action required of Bank under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency.

8.                                      Legal Process, Legal Notices and Court Orders.  Bank will comply with any legal process, legal notice or court order it receives in relation to the Deposit Account if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it; provided however, that Bank will give at least ten (10) days prior written notice to Secured Party of any intended compliance unless non-compliance would subject Bank to criminal liability.

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9.                                      Indemnification.

(a)                                  Company will indemnify, defend and hold harmless Bank, its officers, directors, employees, and agents (collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) (collectively “Losses and Liabilities”) Bank may suffer or incur as a result of or in connection with (a) Bank complying with any binding legal process, legal notice or court order referred to in the immediately preceding paragraph of this Agreement, (b) Bank following any instruction or request of Secured Party, including but not limited to any Disposition Instructions, or (c) Bank complying with its obligations under this Agreement, except to the extent such Losses and Liabilities are caused by Bank’s gross negligence or willful misconduct.

(b)                                 To the extent Losses (as defined below) are not covered or reimbursed to the Bank by the Company, Secured Party will indemnify, defend and hold harmless Bank, its officers, directors, employees, and agents from and against any and all claims, demands, losses, liabilities, damages, costs and expenses (including resonable attorneys’ fees) (“Losses”) Bank may suffer or incur as a result of or in connection with Bank following any instruction or request of Secured Party, including, but not limited to, any Disposition Instructions or Withdrawal Instructions, except to the extent such Losses are caused by Bank’s gross negligence or willful misconduct.

10.                               Bank’s Responsibility.  This Agreement does not create any obligations of Bank, and Bank makes no express or implied representations or warranties with respect to its obligations under this Agreement, except for those expressly set forth herein. In particular, Bank need not investigate whether Secured Party is entitled under the Note Purchase Agreement to give Disposition Instructions.  Bank may rely on any and all notices and communications it believes are given by the appropriate party.  Bank will not be liable to Company, Secured Party or any other party for any Losses and Liabilities caused by (i) circumstances beyond Bank’s reasonable control (including, without limitation, computer malfunctions, interruptions of communication facilities, labor difficulties, acts of God, wars, or terrorist attacks) or (ii) any other circumstances, except to the extent that such Losses and Liabilities are caused by Bank’s gross negligence or willful misconduct.  In no event will Bank be liable for any indirect, special, consequential or punitive damages, whether or not the likelihood of such damages was known to Bank, and regardless of the form of the claim or action, or the legal theory on which it is based.  Any action against Bank by Company or Secured Party under or related to this Agreement must be brought within twelve (12) months after the cause of action accrues.

11.                               Termination.  This Agreement may be terminated by Secured Party or Bank at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement may be terminated immediately upon written notice from Secured Party to Bank on termination or release of Secured Party’s security interest in the Deposit Account; provided that any notice from Secured Party relating to such termination must contain Secured Party’s acknowledgement of the termination or release of its security interest in the Deposit

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Account.  Company’s and Secured Party’s respective obligations to report errors in funds transfers and bank statements and to pay Bank Fees, as well as the indemnifications made, and the limitations on the liability of Bank accepted, by Company and Secured Party under this Agreement will continue after the termination of this Agreement with respect to all the circumstances to which they are applicable, existing or occurring before such termination, and any continuing liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination will also survive such termination.  Upon termination of this Agreement by Bank, Bank unconditionally covenants and agrees that it shall deliver the Deposit Account Assets as directed by Secured Party, even if such direction is delivered following the end of the thirty (30) day notice period provided for in this paragraph.

12.                               Modifications, Amendments, and Waivers.  This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement.

13.                               Notices.  All notices from one party to another must be in writing, must be delivered to Company, Secured Party and/or Bank at their contact addresses specified after their signatures to this Agreement, or any other address of any party communicated to the other parties in writing, and will be effective on receipt.  Any notice sent by a party to this Agreement to another party must also be sent to all other parties to this Agreement.  Bank is authorized by Company and Secured Party to act on any instructions or notices received by Bank if (a) such instructions or notices purport to be made in the name of Company or Secured Party, (b) Bank reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

14.                               Assignment; Successors and Assigns.  Secured Party may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Bank, which consent will not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Secured Party may transfer its rights and duties under this Agreement to a transferee to which, by contract or operation of law, Secured Party transfers substantially all of its rights and duties under the Note Purchase Agreement; provided that, as between Bank and Secured Party, Secured Party will not be released from its obligations under this Agreement unless and until Bank receives any such transferee’s binding written agreement to assume all of Secured Party’s obligations hereunder.  Bank may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Secured Party and Company, which consent will not be unreasonably withheld or delayed; provided, however, that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Bank.  Company may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Secured Party.  This Agreement shall be binding upon and inure to the exclusive benefit of the parties hereto and their respective legal successors and permitted assigns.

15.                               Governing Law; Jurisdiction.  This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York

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applicable to contracts made and to be performed wholly therein without giving effect to principles of conflicts or choice of laws thereof.  Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York in connection with any claim, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waives any objection to venue in New York County, New York, or such District.  For purposes of Article 9 of the NYUCC as it applies to this Agreement, New York law will govern.

16.                               Severability.  To the extent that the terms of this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability, and will be deemed modified and applied in a manner consistent with such law or regulation.  Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction will not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

17.                               Counterparts.  This Agreement may be executed in any number of counterparts each of which will be an original with the same effect as if the signatures were on the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (such as a “pdf” file) will be effective as delivery of a manually executed counterpart of the Agreement.

18.                               Entire Agreement.  This Agreement contains the entire agreement among all the parties to this Agreement with respect to Bank’s obligations in connection with the Deposit Account and Deposit Account Assets, subject to the Note Purchase Agreement.

19.                               Controlling Agreement.  With the exception of matters involving only Secured Party and Company (and not Bank), in the event of any conflict between this Agreement and the Note Purchase Agreement, this Agreement shall be binding and controlling in each and every respect.

20.                               Security Procedure For Funds Transfers.  The Bank shall confirm each funds transfer instruction received from the Company or Secured Party by means of the security procedure selected by such party and communicated to the Bank through a signed certificate in the form of Schedule A or Schedule B (each, “Schedule” and together, the “Schedules”), respectively, attached hereto, which upon receipt by the Bank shall each become a part of this Agreement.  Once delivered to the Bank, the Schedules may be revised or rescinded only by a writing signed by an authorized representative of the Company or Secured Party.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Bank a reasonable opportunity to act on it.  If a revised Schedule or a rescission of an existing Schedule is delivered to the Bank by an entity that is a successor-in-interest to a party, such document shall be accompanied by additional documentation satisfactory to the Bank showing that such entity has succeeded to the rights and responsibilities of the party under this Agreement.  The parties understand that the Bank’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Bank shall not be liable for any loss caused by any such delay.

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This Agreement has been signed by the duly authorized officers or representatives of Company, Secured Party and Bank as of the date specified below.

Date: April 25, 2013

Deposit Account Number:

MAVRIX, LLC, as Company

By:	/s/ Harrison S. Clay
Name:	Harrison S. Clay
Title:	President

Address for Notices:

c/o Clean Energy Renewable Fuels, LLC
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740
Attention: Harrison Clay

with a copy to:
Clean Energy Fuels Corp.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740
Attention: Nate Jensen

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MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY, as Secured Party

By: Babson Capital Management LLC, its
Investment Adviser

By:	/s/ Brian J. Daly
Name:	Brian J. Daly
Title:	Managing Director

Address for Notices:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management, LLC
Energy Finance Group

340 Madison Ave, 18th Floor
New York, NY 10017
Attn: Brian J. Daly

[SIGNATURE PAGES CONTINUE]

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WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Alexander Pabon
Name:	Alexander Pabon
Title:	Relationship Manager

Address for Notices:

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor
New York, New York 10017

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Exhibit A

[Letterhead of Secured Party]

To:                             Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Re:
Deposit Account No. [•]

Ladies and Gentlemen:

Reference is made to that certain Deposit Account Control Agreement dated as of April [  ], 2013 (the “Agreement”) among Mavrix, LLC (“Company”), the undersigned secured party (the “Secured Party”) and you, regarding the Deposit Account (as such term is defined in the Agreement).  In accordance with Paragraph 2 of the Agreement, the Secured Party hereby gives you formal notice in accordance with the Note Purchase Agreement (as defined in the Agreement) that the Secured Party is entitled to provide this notice of exclusive control, and the Secured Party accordingly hereby instructs you from hereafter (until the Secured Party withdraws this notice) to accept instruction exclusively from the Secured Party with respect to the Deposit Account and to take no further instruction from the Company with respect thereto.

Very truly yours,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as Secured Party

By:

Name:
Title:

1

Exhibit B

[Letterhead of Secured Party]

To:                             Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Re:
Deposit Account No. [•]

Ladies and Gentlemen:

Reference is made to that certain Deposit Account Control Agreement dated as of April [  ], 2013 (the “Agreement”) among Mavrix, LLC (“Company”), the undersigned secured party (the “Secured Party”) and you, regarding the Deposit Account (as such term is defined in the Agreement).  In accordance with Paragraph 2 of the Agreement, the Secured Party hereby gives you formal notice in accordance with the Note Purchase Agreement (as defined in the Agreement) that the Secured Party is withdrawing its exclusive control of the Deposit Account in accordance with the Note Purchase Agreement.  Accordingly, you may accept instructions in connection with the Deposit Account going forward from the Company, and shall not comply with instructions from the Secured Party until such time as another Disposition Instruction is provided to the Bank in accordance with Section 2 of the Agreement.

Very truly yours,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as Secured Party

By:

Name:
Title:

2

Exhibit C

Form of Withdrawal Notice

WITHDRAWAL NOTICE

Date:	,
Requested disbursement date:	,

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor
New York, NY 10017
Attention: Alexander Pabon
Facsimile: 866-969-4026

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management, LLC
340 Madison Avenue, 18th Floor
New York, New York 10017
Attention: Brian J. Daly
Facsimile: 413-226-3322

Re:                             Mavrix, LLC

Ladies and Gentlemen:

Reference is made to (i) the Note Purchase Agreement, dated as of April [•], 2013 (the “Note Purchase Agreement”), among Mavrix, LLC, a Delaware limited liability company (the “Issuer”), Massachusetts Mutual Life Insurance Company, as Note Purchaser, and each of the other parties thereto from time to time and (ii) the Deposit Account Control Agreement, dated as of April [•], 2013 (the “DACA”), by and among the Issuer, Massachusetts Mutual Life Insurance Company, as Secured Party (in such capacity, the “Secured Party”), and Wells Fargo Bank, National Association, as Bank (the “Account Bank”).

The undersigned is an authorized officer of the Issuer and is delivering this certificate pursuant to Section[s] [3.1(b),] [3.2(b),] [and] [3.2(c)] of the Account Management Annex of the Note Purchase Agreement.(1)  Capitalized terms used and not otherwise defined herein shall have the meanings assigned (whether directly or by reference to another agreement) in the Note Purchase Agreement.

(1)  Other sections may be added as necessary in accordance with the Account Management Annex.

3

1.             Receipt Account.  The following transfers are requested to be made from the Receipt Account on [          ,     ](2), which is a Quarterly Date, in accordance with this Withdrawal Notice as set forth in greater detail in attached Schedule I:

(a)                                 In accordance with Section 3.1(c)(i) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the Account Bank and to each Note Holder and any Agent in amounts set forth in greater detail in Part A of Schedule I.  Such Amounts constitute the amount of all fees, expenses and indemnity amounts required to be paid to such parties pursuant to the Note Documents .

(b)                                 In accordance with Section 3.1(c)(ii) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the parties and in the amounts set forth in greater detail in Part B of Schedule I.  Such amounts constitute the amounts for management fees to be paid to such parties consistent with the Base Case Forecast and the Management Agreement.

(c)                                  In accordance with Section 3.1(c)(iii) of the Account Management Annex, we request that $[                ] be withdrawn and transferred to the Note Holders in the amounts set forth in greater detail in Part C of Schedule I.  Such amounts constitute the amounts of all Base Interest and Default Interest required to be paid in cash under Section 3.3 of the Note Purchase Agreement in connection with any mandatory and voluntary prepayments.

(d)                                 In accordance with Section 3.1(c)(iv) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the Note Holders in the amounts set forth in greater detail in Part D of Schedule I.  Such amounts constitute all principal then due under Section 3.3(a) of the Note Purchase Agreement.

(e)                                  In accordance with Section 3.1(c)(v) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the Note Holders in the amounts set forth in greater detail in Part E of Schedule I.  Such amounts constitute all (i) principal and Prepayment Premium then due on the Note(s) (other than principal to be paid pursuant to Section 3.3(a) of the Note Purchase Agreement and principal to be paid pursuant to clause (vii) of Section 3.1(c) of the Account Management Annex); including with respect to all principal and Prepayment Premium required to be repaid under Section 3.3 of the Note Purchase Agreement in connection with mandatory and voluntary prepayments.

(f)                                   In accordance with Section 3.1(c)(vi) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the Debt Service Reserve Account in the amounts set forth in greater detail in Part F of Schedule I.  Such amounts constitute funds sufficient to cause the balance in the Debt Service Reserve Account to equal the then-applicable Required DSR Balance.(3)

(2)  NTD:  This date should be a Quarterly Date

(3)  NTD:  To be included beginning on the fourth anniversary of the Closing Date.

4

(g)                                  In accordance with Section 3.1(c)(vii) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the Note Holders in the amounts set forth in greater detail in Part G of Schedule I.  Such amounts constitute the Excess Cash required to be applied to prepay the Loans pursuant to Section 3.3(b)(ii) of the Note Purchase Agreement.(4)

(h)                                 In accordance with Section 3.1(c)(viii) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the parties and in the amounts set forth in greater detail in Part H of Schedule I.  Such amounts constitute Restricted Payments and the Issuer hereby certifies that (i) as of the applicable Quarterly Date all Restricted Payment Conditions have been satisfied and (ii) Schedule II hereto sets forth in reasonable detail the applicable calculations of the historical and projected Debt Service Coverage Ratios applicable to such Quarterly Date.

2.             Debt Service Reserve  Account. (5)

(a)                                 In accordance with Section 3.2(b) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the Note Holders in the amounts set forth in greater detail in Part I of Schedule I.  Such amounts constitute funds to cover insufficiencies in amounts due to the Secured Party or the Note Holders under clauses (iii), (iv) and (v) of Section 3.1(c) of the Account Management Annex.

(b)                                 In accordance with Section 3.2(c) of the Account Management Annex, we request that $[               ] be withdrawn and transferred to the Receipt Account.  Such amounts constitute amounts on deposit in the Debt Service Reserve Account in excess of the Required DSR Balance.

Set forth on the attached Schedule I is the name of each Person or account to whom or where any payment is to be made and the aggregate amount owed to such Person or to be transferred to such account on or prior to the date set forth in such Schedule I.

We hereby certify, as of the date hereof, that (i) no Event of Default has occurred and is continuing or will result from the disbursements requested hereby and (ii) we have complied with applicable provisions of the relevant Note Documents relating to the disbursements requested hereby.

[Signature page follows]

(4)  NTD:  To be included beginning on the Cash Sweep Commencement Date.

(5)  NTD:  To be included beginning on the fourth anniversary of the Closing Date.

5

IN WITNESS WHEREOF, the Issuer has caused this Withdrawal Notice to be duly executed and delivered by an authorized officer of the Issuer as of the date first written above.

MAVRIX, LLC

By:
Name:
Title:

6

Schedule I

Transfers

Part A

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

Part B

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

Part C

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

Part D

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

Part E

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

Part F

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

Part G

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

2

Part H

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

Part I

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
				$	[ ]
				$	[ ]
				$	[ ]
[Insert additional rows as necessary]				$	[ ]
			Total:	$	[ ]

3

Schedule II

Debt Service Coverage Ratio Calculations

4

SCHEDULE A

to

•                      The Deposit Account Control Agreement by and between Mavrix, LLC, Massachusetts Mutual Life Insurance Company and Wells Fargo Bank, National Association (the “Bank”) dated April [  ], 2013 (the “Agreement”)

•

•

•      I hereby certify that I am authorized to deliver this Schedule A on behalf of Mavrix, LLC (the “Organization”), and hereby further certify that the names, titles, telephone numbers, email addresses and specimen signatures set forth below identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Organization, and that the option checked in Part C of this Schedule A is the security procedure selected by the Organization for use in verifying that a funds transfer instruction received by the Bank is that of the Organization.

•      The Organization has reviewed each of these security procedures and has determined that the option checked in Part C of this Schedule A best meets its requirements; given the size, type and frequency of the instructions it will issue to the Bank.  By selecting the security procedure specified in Part C of this Schedule A, the Organization acknowledges that it has elected to not use the other security procedures described below and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Bank in compliance with the particular security procedure chosen by the Organization.

•      NOTICE:  The security procedure selected by the Organization will not be used to detect errors in the funds transfer instructions given by the Organization.  If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary.  If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution.  Therefore, it is important that the Organization take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Bank.

•

5

•

Part A

Name, Title, Telephone Number, Email Address and Specimen Signature

for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Organization

Name	Title	Telephone Number	Email Address	Specimen Signature

[list more if desired]

Part B

Name, Title, Telephone Number and Email Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	Email Address

[list more if desired]

6

Part C

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐                                    Option 1.  Confirmation by telephone call-back.  The Bank shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part B above.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Schedule A.

☐            CHECK box, if applicable:

If the Bank is unable to obtain confirmation by telephone call-back, the Bank may, at its discretion, confirm by email, as described in Option 2.

☐                                    Option 2.  Confirmation by email.  The Bank shall confirm funds transfer instructions by email to a person at the email address specified for such person in Part B of this Schedule A.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Schedule A.  The Organization understands the risks associated with communicating sensitive matters, including time sensitive matters, by email.  The Organization further acknowledges that instructions and data sent by email may be less confidential or secure than instructions or data transmitted by other methods. The Bank shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Bank.

☐            CHECK box, if applicable:

If the Bank is unable to obtain confirmation by email, the Bank may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐                                    Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation.  The Bank offers the option to deliver funds transfer instructions through a password protected file transfer system. If the Organization wishes to use the password protected file transfer system, further instructions will be provided by the Bank.  If the Organization chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Bank.

☐                                    Option 4.  Delivery of funds transfer instructions by password protected file transfer system with confirmation.  Same as Option 3 above, but the Bank shall confirm funds transfer instructions by  ☐ telephone call-back or ☐ email (must check at least one, may check both) to a person at the telephone number or email address designated on Part B above.  By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this       day of April, 2013.

By
Name:
Title:

7

SCHEDULE B

to

•                      The Deposit Account Control Agreement by and between Mavrix, LLC, Massachusetts Mutual Life Insurance Company and Wells Fargo Bank, National Association (the “Bank”) dated April [  ], 2013 (the “Agreement”)

•

•

•      I hereby certify that I am authorized to deliver this Schedule B on behalf of Massachusetts Mutual Life Insurance Company (the “Organization”), and hereby further certify that the names, titles, telephone numbers, email addresses and specimen signatures set forth below identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the Organization, and that the option checked in Part C of this Schedule B is the security procedure selected by the Organization for use in verifying that a funds transfer instruction received by the Bank is that of the Organization.

•      The Organization has reviewed each of these security procedures and has determined that the option checked in Part C of this Schedule B best meets its requirements; given the size, type and frequency of the instructions it will issue to the Bank.  By selecting the security procedure specified in Part C of this Schedule B, the Organization acknowledges that it has elected to not use the other security procedures described below and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Bank in compliance with the particular security procedure chosen by the Organization.

•      NOTICE:  The security procedure selected by the Organization will not be used to detect errors in the funds transfer instructions given by the Organization.  If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary.  If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution.  Therefore, it is important that the Organization take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Bank.

•

8

•

Part A

Name, Title, Telephone Number, Email Address and Specimen Signature

for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of the Organization

Name	Title	Telephone Number	Email Address	Specimen Signature

[list more if desired]

Part B

Name, Title, Telephone Number and Email Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	Email Address

[list more if desired]

9

Part C

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐                                    Option 1.  Confirmation by telephone call-back.  The Bank shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part B above.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Schedule B.

☐            CHECK box, if applicable:

If the Bank is unable to obtain confirmation by telephone call-back, the Bank may, at its discretion, confirm by email, as described in Option 2.

☐                                    Option 2.  Confirmation by email.  The Bank shall confirm funds transfer instructions by email to a person at the email address specified for such person in Part B of this Schedule B.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts A and B of this Schedule B.  The Organization understands the risks associated with communicating sensitive matters, including time sensitive matters, by email.  The Organization further acknowledges that instructions and data sent by email may be less confidential or secure than instructions or data transmitted by other methods. The Bank shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Bank.

☐            CHECK box, if applicable:

If the Bank is unable to obtain confirmation by email, the Bank may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐                                    Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation.  The Bank offers the option to deliver funds transfer instructions through a password protected file transfer system. If the Organization wishes to use the password protected file transfer system, further instructions will be provided by the Bank.  If the Organization chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Bank.

☐                                    Option 4.  Delivery of funds transfer instructions by password protected file transfer system with confirmation.  Same as Option 3 above, but the Bank shall confirm funds transfer instructions by  ☐ telephone call-back or ☐ email (must check at least one, may check both) to a person at the telephone number or email address designated on Part B above.  By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this       day of April, 2013.

By
Name:
Title:

10

Exhibit II to

Note Purchase Agreement

[FORM OF ADVANCE NOTICE]

ADVANCE NOTICE

[Date](1)

[ ].
as [Note Purchaser] party to the Note Purchase Agreement referred to below
c/o [ ]
[ ]
[ ]
Attn: [ ]

Ladies and Gentlemen:

The undersigned, [               ], refers to the Note Purchase Agreement dated as of April  [     ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase  Agreement,” the terms defined therein being used herein as therein defined) among the undersigned, you, as Note Purchaser, and the other parties thereto and hereby gives you notice, irrevocably, pursuant to Section 2.2(d) of the Note Purchase Agreement, that the undersigned hereby requests an Advance under the Note, and in that connection provides the information set forth below relating to such Advance (the “Proposed Advance”) as required by Section 2.2(d) of the Note Purchase Agreement:

(i)            The Funding Date of the Proposed Advance is [               ], 20[     ].(2)

(ii)           The aggregate principal amount of the Proposed Advance is $ [     ].(3)

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Advance:

(A)         the Funding Date of the Proposed Advance is a Business Day; and

(B)         each of the conditions precedent contained in Section [4.1] and] [4.2] of the Credit Agreement has been fully satisfied.

Very truly yours,

[ ]

By:
Name:
Title:

(1)  At least five (5) Business Days prior to the date of the Proposed Advance.

(2)  This must be at least five (5) Business Days after the notice.

(3)  The maximum advance amount shall be $15,000,000.

Exhibit IV to

Note Purchase Agreement

[FORM OF NOTE]

[**NAME OF ISSUER**]

[SECURED] PROMISSORY NOTE

DUE [**(MATURITY DATE)                     , 20     **]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

[**(principal amount)$ **]	[**City, State**]
[** ,200 **]

FOR VALUE RECEIVED,  *NAME OF ISSUER, a                 (“Issuer”), promises to pay to the order of [                        ], a [                       ] ([together will all Note Holders, collectively, the “Payee”]) or its registered assigns on or before [**Maturity Date**], the lesser of (x) THIRTY MILLION DOLLARS and (y) the unpaid principal amount of all Advances made by Payee or any Note Holders to Issuer under the Note Purchase Agreement referred to below.

This Note is issued pursuant to the terms of the Note Purchase Agreement dated as of  April __, 2013 by and between Issuer , Note Purchaser (such agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”), and is entitled to the benefits of the Note Purchase Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which this Note was issued and is to be repaid. Capitalized terms used herein, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the Note Purchase Agreement. This Note is secured pursuant to the terms of the Security Documents.

Issuer also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Note Purchase Agreement.  Deferred Base Interest accrued pursuant to Section 3.2(c) of the Note Purchase Agreement will also be due on the Maturity Date. Issuer shall make principal payments on this Note on the Quarterly Dates as specified in the Note Purchase Agreement and in an amount determined in accordance with the provisions thereof.

Interest shall be computed on the basis of the actual number of days elapsed based on a 360-day year. This Note shall mature on the Maturity Date, and on such date, or on any accelerated maturity, the full amount of principal then outstanding and all accrued and unpaid interest and Deferred Base Interests and premium thereon shall be due and payable. If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable on this Note.

This Note is subject to mandatory prepayment in accordance with the terms of Section 3.3 of the Note Purchase Agreement. This Note may not be voluntarily prepaid except as permitted by the terms of Section 3.3(c) and (d) of the Note Purchase Agreement.

All payments hereunder shall be made in lawful money of the United States of America in same day funds to Payee by crediting, before 12:00 p.m. (noon), New York time on the applicable Quarterly Date, through wire transfer, the account of payee identified on Schedule 3.6 of the Note Purchase Agreement in accordance with the instructions set forth therein, or such other account as shall be designated in writing by Payee for such purpose in accordance with the terms of the Note Purchase Agreement.

Upon the occurrence and continuation of an Event of Default, the unpaid balance of the principal amount of this Note along with all accrued and unpaid interest and Deferred Base Interest thereon, may become, or may be declared to be, due and payable in the manner, along with any applicable premium, upon the conditions and with the effect provided in the Note Purchase Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Note Purchase Agreement.

This Note is subject to restrictions on transfer or assignment as provided in Section 9.1 of the Note Purchase Agreement.

No reference herein to the Note Purchase Agreement and no provision of this Note or the Note Purchase Agreement shall alter or impair the obligations of Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times and in the currency prescribed herein and in the Note Purchase Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF ISSUER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Issuer promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in Section 9.1 of the Note Purchase Agreement, incurred in the collection and enforcement of this Note. Issuer and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Issuer has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit VII to

Note Purchase Agreement

[FORM OF SOLVENCY CERTIFICATE]

[                 ]

SOLVENCY CERTIFICATE

Pursuant to Section 4.1(r) of the Note Purchase Agreement dated as of April [     ], 2013 (the “Note Purchase Agreement”; all capitalized terms defined therein being used herein as therein defined), by and among (i) [                    ], (the “Issuer”) and (ii) [   ] as Note Purchaser, the undersigned Authorized Officer of the Issuer hereby certifies as of the date hereof that the Issuer and each Subject Company, on a consolidated basis, are, and are on and immediately after the Closing Date and the consummation of the other contemporaneous transactions contemplated hereby and by the other Note Documents and Material Agreements will be, Solvent.

IN WITNESS WHEREOF, I have hereunto set my hand this [     ] day of [  ], [2013].

[ ]

By:
Name: Title:

Exhibit X to

Note Purchase Agreement

[FORM OF ASSIGNMENT AND ASSUMPTION]

ASSIGNMENT AND ASSUMPTION

[Date]

Reference is made to the Note Purchase Agreement described in Item 2 of Annex I annexed hereto (as such Note Purchase Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined.

[Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”) hereby agree as follows:

1.           The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor’s rights and obligations under the Note Purchase Agreement and other Note Documents as of the Settlement Date (as hereinafter defined) as specified in Item 5 of Annex I (the “Assigned Share”) including, without limitation, all rights and obligations with respect to the Assignor’s pro rata share of the Aggregate Amounts Due. After giving effect to such sale and assignment, the amount of the Aggregate Amounts Due owing to the Assignee will be as set forth in Item 5 of Annex I.

2.           The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Purchase Agreement or the other Note Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Purchase Agreement or the other Note Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or prospects of the Issuer or the performance or observance by the Issuer of any of its obligations under the Note Purchase Agreement or the other Note Documents or any other instrument or document furnished pursuant thereto.

3.           The Assignee (i) confirms that it has received a copy of the Note Purchase Agreement and the other Note Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Note Purchaser, any Agent, the Assignor or any other Note Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Purchase Agreement; (iii) appoints and authorizes the Agents, if any, to take such action each as an agent on its behalf and to exercise such powers under the Note Purchase Agreement and the other Note Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Note Purchase Agreement are required to be performed by it as a Note Holder; [and (v) confirms that it is a Permitted Transferee as defined in the Note Purchase Agreement.]

4.             Following the execution of this Assignment and Assumption by the Assignor and the Assignee, an executed original hereof will be delivered to the [Note Purchaser/Agent]. The effective date of this Assignment and Assumption shall be [Date] (the “Settlement Date”).

5.           Upon the delivery of a fully executed original hereof (accompanied by any documentation required under Section 9.1(c) of the Note Purchase Agreement) to the [Note Purchaser/Agent], as of the Settlement Date, (i) the Issuer register such transfer pursuant to Section 9.1(c) of the Note Purchase Agreement, the Assignee shall be a party to the Note Purchase Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Note Holder thereunder and under the other Note Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Note Purchase Agreement and the other Note Documents.

6.           On the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the pro rata of the principal amount of the Aggregate Amounts Due made pursuant to the Note Purchase Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Note Purchase Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date. It is agreed that the Assignee shall be entitled to all interest and Deferred Base Interest on the pro rata share of the Aggregate Amounts Due at the rates specified in the Note Purchase Agreement which accrues from and after the Settlement Date, such interest and Deferred Base Interest to be paid by the [Note Purchaser/Agent/Assignee] directly to the Assignee. It is further agreed that all payments of principal made on the pro rata share of the Aggregate Amounts Due which occur from and after the Settlement Date will be paid directly by the [Note Purchaser] to the Assignee.

7.             The Assignee agrees that it will furnish to the [Note Purchaser/Agent] and the Issuer the documentation required under Section 9.1(c) of the Note Purchase Agreement.

8.           THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.             The addresses of the Assignee for notice and payment purposes are set forth in Items 3 and 4, respectively, of Annex I hereto.

*            *              *

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first written above.

[NAME OF ASSIGNOR]

By:
Name:
Title:

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

The undersigned, as [Note Purchaser], hereby consents to this Assignment and Assumption

[ ], as [Note Purchaser]

By:
Name:
Title:

The undersigned Issuer hereby consent to this Assignment and Assumption

[ ]

By:
Name:
Title:

Annex I

to

Exhibit F

ANNEX I

TO

ASSIGNMENT AND ACCEPTANCE

1.          Issuer: [                                       ]

2.          Name and date of Note Purchase Agreement and other documents or agreements evidencing or securing the Obligations: (1) Note Purchase Agreement, dated as of April [     ], 2013 among [                      ], as Note Purchaser, [  ], as Issuer, and other persons from time to time party thereto; (2) the Security Documents described in the Note Purchase Agreement and (3) [  ].

3.          Notice Address (for Assignee):

4.          Assignee’s Payment Instruction:

5.          Pro Rata Share (as of Settlement Date):

(a) Aggregate Amounts Due:	$(	%)

PARENT PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is dated as of April 25, 2013 and entered into by and among CLEAN ENERGY RENEWABLE FUELS, LLC, a Delaware limited liability company (“Pledgor”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, in its capacity as Note Purchaser under the Note Purchase Agreement referred to below (together with its successors and assigns of 100% of the Note(s) in such capacity, or any Agent acting on behalf of the Note Holders, “Secured Party”) for the benefit of the Note Holders under such Note Purchase Agreement.

PRELIMINARY STATEMENTS

(a)                                 Pledgor is the legal and beneficial owner of the membership interests listed on Schedule I hereto (the “Pledged Equity”) issued by Mavrix, LLC, a Delaware limited liability company (“Issuer”).  Such Pledged Equity represents all Equity Interests of Issuer and Pledgor is the sole member of the Issuer.

(b)                                 Issuer has entered into a Note Purchase Agreement dated as of the date hereof (said Note Purchase Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement;” capitalized terms used herein but not defined herein shall have the meanings set forth in the Note Purchase Agreement) with Note Purchaser (the “Note Purchaser”) pursuant to which Note Purchaser has agreed, subject to the terms and conditions thereof, to purchase the Note(s).

(c)                                  It is a condition precedent to the purchase of the Note(s) by Note Purchaser under the Note Purchase Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to enter into the Note Purchase Agreement and the other Note Documents and to purchase the Note(s) and to consummate the other transactions thereunder, Pledgor hereby agrees as follows:

SECTION 1.                         Pledge of Security.  Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in and to the following, whether now owned or hereafter acquired by Pledgor, wherever located, and whether now or hereafter existing or arising (the “Pledged Collateral”):

(a)                                 the Pledged Equity;

(b)                                 all of Pledgor’s rights, privileges, authority and powers as a member under the Organizational Documents of Issuer, or any related agreements (including any voting, security holder or similar agreements) together with all other rights, interests, claims and other property of Pledgor in any manner arising out of or relating to its Equity Interest in Issuer or any other Pledged Collateral, whatever their respective kind or character, including any subscription warrants, rights or options issued thereon or with respect thereto,

(c)                                  except as set forth in subsection 7(a)(ii), all dividends, distributions, and other property received, receivable or otherwise distributed in respect of or in exchange for any Pledged Collateral;

(d)                                 the certificates or other instruments (if any) representing any of the Pledged Collateral;

(e)                                  all books, records, files, and correspondence whether in physical or electronic form relating to any of the Pledged Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(f)                                   to the extent not covered by clauses (a) through (e) above, all proceeds of any or all of the foregoing Pledged Collateral and to the extent not otherwise included all payments under insurance (whether or not Secured Party is named as loss payee) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise in respect of any of the foregoing Pledged Collateral.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

SECTION 2.                         Security for Obligations.  This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all Secured Obligations of Issuer.  “Secured Obligations” means all obligations and liabilities of every nature of Issuer to Secured Party and Note Holders now or hereafter existing under or arising out of or in connection with the Note Purchase Agreement and the other Note Documents, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Issuer, would accrue on such obligations, whether or not a claim is allowed against Issuer for such interest in the related bankruptcy proceeding), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Note Holder as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

SECTION 3.                         Delivery of Pledged Collateral.  All certificates or instruments (if any) representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by duly executed instruments of transfer or assignment in

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blank, all in form and substance reasonably satisfactory to Secured Party.  Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or its nominee any or all of the Pledged Collateral, subject to the revocable rights specified in Section 7(a).  In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4.                         Representations and Warranties.  Pledgor hereby represents and warrants as follows:

(a)                                 Organization and Business.  Pledgor is duly formed and validly existing under the laws of the state of its organization and has all requisite power and authority to own or hold under lease and operate its properties and to carry on its business as now conducted and proposed to be conducted, to enter into each Note Document to which it is a party and to carry out the transactions contemplated hereby and thereby.  Pledgor is duly qualified and in good standing in every jurisdiction where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not and could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Authorization of Issuance.  The execution, delivery and performance of each of the Note Documents to which Pledgor is a party have been duly authorized by all necessary corporate action by Pledgor.  The pledge of the Pledged Collateral and creation of the Liens granted in accordance with the terms of this Agreement and the other Note Documents and the performance by Pledgor of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Pledgor.

(c)                                  No Conflict.  The execution, delivery and performance by Pledgor of each Note Document to which it is a party and the creation and grant of the security interests and Liens thereunder by Pledgor do not and will not (i) violate any provision of any Law as in effect on the date this representation is made applicable to Pledgor or any other Subject Company, any Organizational Document of Pledgor or any other Subject Company, or any order, judgment or decree of any Governmental Authority binding on Pledgor or any other Subject Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Pledgor or any other Subject Company (including the Material Agreements), (iii) result in or require the creation or imposition of any Lien, of any nature whatsoever upon any properties or assets of Pledgor or any other Subject Company, other than Permitted Liens or (iv) require any approval of stockholders, members or partners or any approval or consent of any other Person under any Contractual Obligation of Pledgor or any other Subject Company, other than approvals or consents which have been obtained and are in full force and effect; other than in each case, as could not reasonably be expected to have a Material Adverse Effect.

(d)                                 Government Consents.                    The execution, delivery and performance by Pledgor of each of the Note Documents to which it is a party do not require on the part of Pledgor any registration with, consent or approval of, or notice to, or other action to, with or by,

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any Governmental Authority, other than such registrations, approvals or consents which have been obtained and are in full force and effect and any UCC continuation statements.

(e)                                  Binding Obligation.  Each of the Note Documents to which Pledgor is party is the legally valid and binding obligation of Pledgor and, to the knowledge of Pledgor, each of the other parties thereto and is enforceable against such parties in accordance with its respective terms except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(f)                                   Satisfaction of Conditions.  There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(g)                                  Authorization.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action by Pledgor.

(h)                                 Due Authorization, etc. of Pledged Collateral.  All of the Pledged Equity of the Issuer described on Schedule I has been duly authorized and validly issued and is fully paid and all capital contributions, if any, required to be made with respect to the issuance of such Pledged Equity have been made.  Under the terms of the Organizational Documents of Issuer, no further capital contributions are required.

(i)                                     Description of Pledged Collateral.  The Pledged Equity constitutes all of the issued and outstanding Equity Interests in the Issuer, and there are no outstanding warrants, options or other rights to purchase, or other agreements (other than the Note Documents) outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Equity Interests of Issuer.  Schedule I sets forth all of the Pledged Equity owned by Pledgor.

(j)                                    Ownership of Pledged Collateral.  Pledgor is the legal, record and beneficial owner of the Pledged Collateral and its interest in the Pledged Collateral is free and clear of any Lien.  No effective financing statement or other instrument similar in effect covering all or any part of such Pledged Collateral or listing Pledgor or any trade name of Pledgor as debtor with respect to such Pledged Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to the Note Documents.

(k)                                 Governmental and Third Party Consents and Authorizations.  No Authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other third party is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a

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disposition of Pledged Collateral by laws affecting the exercise of remedies affecting a secured party or the offering and sale of securities generally).

(l)                                     Absence or Waiver of Restrictions on Transfer.  There are no restrictions on transfer (that have not been waived or otherwise consented to) in any agreement governing any Pledged Collateral or otherwise relating thereto (including the Organizational Documents of Issuer) which would limit or restrict:  (i) the grant of a security interest in the Pledged Collateral, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged Collateral, in each case, as contemplated by this Agreement.  Upon the exercise of remedies in respect of the Pledged Collateral, a transferee or assignee of such Pledged Collateral shall become a member of the Issuer and, upon the transfer of the entire interest of Pledgor, Pledgor shall cease to be a member of Issuer, as the case may be.

(m)                             Perfection.  Upon (i) the filing of UCC financing statements naming Pledgor as “debtor,” naming Secured Party as “secured party” and describing the Pledged Collateral in the filing offices listed on Schedule II hereto, and (ii) delivery of any certificates or instruments representing the Pledged Equity to Secured Party, in each case accompanied by duly executed instruments of assignment in blank, the security interests in the Pledged Collateral granted to Secured Party will constitute a first priority perfected security interest therein prior to all other Liens (subject only to (i) Permitted Liens and (ii) the priority afforded to such Permitted Liens by operation of Law), securing the payment of the Secured Obligations.  All Pledged Collateral consisting of certificated securities or instruments, if any, has been delivered to Secured Party in accordance with Section 3.

(n)                                 Office Locations; Type and Jurisdiction of Organization.  Pledgor’s exact legal name (as defined in Section 9-503(a) of the UCC), as it appears in official filings in its jurisdiction of organization, type of organization, its jurisdiction of organization, its principal place of business, chief executive office, office where it keeps its records regarding the Pledged Collateral, and its organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule III hereto.  Pledgor has not in the past five years changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule III hereto.

(o)                                 No Election to Treat as Securities.  No issuer of any Pledged Collateral constituting a partnership or limited liability company membership interest has elected to treat the membership interests or partnership interests of such Pledgor as a security under Section 8-103 of the UCC.

(p)                                 Other Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects.

The representations and warranties as to the information set forth in the Schedules referred to herein are made by Pledgor as of the date hereof, except that, in the case of a Pledge Amendment, such representations and warranties are made as of the date of such Pledge Amendment.

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SECTION 5.                         Covenants.  Pledgor shall:

(a)                                 not, except as expressly permitted by the Note Purchase Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien (except for Permitted Liens) upon or with respect to any of the Pledged Collateral, or (iii) permit the Issuer to merge or consolidate;

(b)                                 (i) cause Issuer not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity except to Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of Issuer;

(c)                                  at its expense (i) perform and comply in all material respects with all terms and provisions of the limited liability company agreement of the Issuer, (ii) maintain such agreement in full force and effect, and (iii) enforce such agreement in accordance with its terms;

(d)                                 promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral;

(e)                                  not change its legal name, type of organization, jurisdiction of organization, organizational number or federal employer identification number or chief executive office or location where Pledged Collateral is located unless it gives Secured Party at least thirty (30) days’ prior written notice thereof and either (i) Secured Party acknowledges in writing that such action will not adversely affect the validity, perfection or priority of the Secured Party’s lien on the Pledged Collateral or (ii) any reasonable action requested by the Secured Party in connection therewith has been completed or taken (including any action to continue the perfection of any Liens created hereunder in favor of Secured Party); provided, however, that if Secured Party does not respond to the notice within thirty (30) days, then Pledgor may satisfy this clause (ii) by taking any action Pledgor deems reasonable in connection therewith to maintain the perfection and priority of the Liens of Secured Party on the Pledged Collateral.

(f)                                   keep complete and accurate books and records relating to the Pledged Collateral at its principal place of business listed on Schedule III and will permit representatives of the Secured Party upon reasonable notice to Pledgor and during normal business hours to inspect and make abstracts from such records and other documents; provided that only one such inspection per year will be at Pledgor’s expense; provided further, that all such inspections shall be at Pledgor’s expense if done during the existence of a Default or Event of Default;

(g)                                  not permit the Issuer to modify its Organizational Documents other than in accordance with the Note Purchase Agreement;

(h)                                 if any Pledged Collateral is not a security pursuant to Section 8-103 of the UCC, not take any action that, under such Section, converts such Pledged Collateral into a security;

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(i)                                     pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except for those being disputed in accordance with Permitted Contest Procedures; and

(j)                                    cause, on the date hereof, Issuer to execute and deliver to Secured Party an Acknowledgement and Consent in the form of Schedule IV annexed hereto.

SECTION 6.                         Further Assurances; Pledge Amendments.

(a)                                 Pledgor agrees that from time to time, at the expense of Pledgor, it will promptly execute and deliver, and cause to be executed and delivered, at the request of Secured Party, all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Without limiting the generality of the foregoing, Pledgor will:  (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) deliver and pledge to Secured Party certificates and instruments representing Pledged Collateral that constitutes certificated securities or instruments, accompanied by undated stock powers or instruments of assignment, as applicable, duly executed in blank, (iii) deliver to Secured Party evidence that all other action that Secured Party may deem reasonably necessary or desirable to perfect and protect the security interest created by Pledgor under this Agreement has been taken and (iv) at Secured Party’s reasonable request, appear in and defend any action or proceeding that may affect Pledgor’s title to or Secured Party’s security interest in all or any part of the Pledged Collateral.  Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor.  Pledgor ratifies its authorization for the Secured Party to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(b)                                 Pledgor further agrees that it will, upon obtaining any additional Equity Interests or other securities required to be pledged hereunder as provided in Section 5(b), promptly (and in any event within fifteen (15) days) deliver to Secured Party a duly executed Pledge Amendment in substantially the form of Schedule V annexed hereto (a “Pledge Amendment”), in respect of the additional Pledged Equity to be pledged pursuant to this Agreement; provided that Pledgor’s failure to execute a Pledge Amendment with respect to any additional Pledged Collateral pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 4 hereof shall be deemed to have been made by Pledgor as to the Pledged Collateral described in such Pledge Amendment.

SECTION 7.                         Voting Rights; Distributions; Etc.

(a)                                 So long as no Event of Default shall have occurred and be continuing:

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(i)                                     Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note Purchase Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if such action would have a Material Adverse Effect (which determination may be made by Secured Party, in its sole judgment, by written notice to Pledgor); and

(ii)                                  Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all cash distributions paid in respect of the Pledged Collateral in accordance with the terms of both the Note Purchase Agreement and the Account Agreements; provided, however, that any and all

(A)                               distributions paid or payable other than in cash, and instruments and other property received, receivable or otherwise distributed, in each case in respect of or in exchange for any Pledged Collateral,

(B)                               distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C)                               cash paid, payable or otherwise distributed in redemption of or in exchange for any Pledged Collateral,

shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary endorsements).

(b)                                 Upon the occurrence and during the continuation of an Event of Default:

(i)                                     upon written notice from Secured Party to Pledgor, all of Pledgor’s rights to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii)                                  all rights of Pledgor to receive the distributions and payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions and payments; and

(iii)                               all distributions and payments that are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

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(c)                                  In order to permit Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, distribution payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of Equity Interests in Issuer, calling special meetings of holders of Equity Interests in Issuer and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the Issuer thereof) by any other Person (including the Issuer of the Pledged Equity or any officer or agent thereof), only upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the Security Termination.

SECTION 8.                         Secured Party Appointed Attorney-in-Fact.  Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)                                 to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

(b)                                 upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(c)                                  upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to Pledgor representing any distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

(d)                                 upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral;

(e)                                  upon the occurrence and during the continuance of an Event of Default, to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Note Purchase Agreement) levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Pledgor to Secured Party, due and payable immediately without demand; and

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(f)                                   upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Pledgor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Pledged Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

SECTION 9.                         Secured Party May Perform; No Assumption.

(a)                                 If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the cost of expenses of Secured Party (including any payments made in respect of taxes or insurance) incurred in connection therewith shall be payable by Pledgor under Section 13(b).

(b)                                 Anything contained herein to the contrary notwithstanding, (i) Pledgor shall remain liable under any agreements included in or related to the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights hereunder shall not release Pledgor from any of its duties or obligations under any such agreements, and (iii) Secured Party shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 10.                  Standard of Care.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any prior parties or any other rights pertaining to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.

SECTION 11.                  Remedies.

(a)                                 If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and

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remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as required by the UCC and any applicable securities laws, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.  Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale, and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale; provided, that such use and application has been approved by Required Holders.  Any transferee at such sale (including Secured Party, any Note Holder or any designee acting for them) shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

(b)                                 Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.  Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 11(b) valid and binding and in compliance with any and all other applicable Laws.

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(c)                                  If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause the Issuer to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Pledged Collateral that may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)                                 Secured Party may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Pledged Collateral.

(e)                                  Secured Party is authorized, in connection with any sale of the Pledged Collateral pursuant to this Section 11, to deliver or otherwise disclose to any prospective purchaser of the Pledged Collateral any information and documents in its possession relating to such Pledged Collateral or the issuer thereof.

(f)                                   Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process

SECTION 12.                  Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in the following order of priority:

FIRST:  To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

SECOND:  To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) and, as to obligations arising under the Note Purchase Agreement, as provided in the Note Purchase Agreement; and

THIRD:  To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 13.                  Indemnity and Expenses.

(a)                                 Pledgor hereby agrees to indemnify and hold harmless each of Secured Party and each Note Holder and any of their respective directors, officers, employees and agents from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions pursuant to this Agreement (including,

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without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or such Note Holders’ gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  For the avoidance of doubt, this clause (a) does not include claims, losses and liabilities relating to, growing out of or resulting from the other Note Documents except to the extent that such claims, losses or liabilities also arise under this Agreement or the transactions pursuant to this Agreement.

(b)                                 Pledgor hereby agrees to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

(c)                                  In no event shall Secured Party be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Secured Party has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)                                 The obligations of Pledgor in this Section 13 shall survive the termination of this Agreement and the discharge of Pledgor’s other obligations under this Agreement, the Note Purchase Agreement and the other Note Documents.

SECTION 14.                  Continuing Security Interest: Transfer of Note(s).

(a)                                 This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the Security Termination, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  Pledgor shall not transfer any interest in the Pledged Collateral without the written consent of Secured Party, and in no case shall any such transfer take place unless the transferee shall agree to be bound by the terms and provisions of this Agreement, and shall have executed and delivered a counterpart to this Agreement, together with appropriate schedules.  The failure of Pledgor or any transferee of Pledgor to comply with the requirements of this Section 14(a) shall in no way impair the security interest of Secured Party with respect to any Pledged Collateral or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

(b)                                 Without limiting the generality of the foregoing clause (iii) of Section 14(a), but subject to the provisions of Section 9.1 of the Note Purchase Agreement, any Note Holder may assign or otherwise transfer any Note(s) held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

(c)                                  Following the permitted transfer or assignment of any Note(s), Note Holders may appoint any Agent pursuant to Section 9.20 of the Note Purchase Agreement to act

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on their behalf under this Agreement and each of the other Note Documents, including for purposes of perfecting or holding any security interests in Pledged Collateral and enforcing any rights or remedies with respect thereto.

(d)                                 Upon the Security Termination, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor.  Upon any such termination, Secured Party will, at Pledgor’s expense, execute and deliver to Pledgor such documents as it shall reasonably request to evidence such termination without representation and warranty of any kind, express or implied.

SECTION 15.                  Amendments; Waivers, Etc.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be valid or effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  If at any time there are more than one Note Holder, the Secured Party shall act through the Required Holders.

SECTION 16.                  Notices.  Unless otherwise specifically provided herein or in the Note Purchase Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by recognized national overnight courier service or registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or otherwise upon receipt.  For the purposes hereof, the address of each party hereto shall be as provided in Section 9.5 of the Note Purchase Agreement or as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 17.                  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 18.                  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 19.                  Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 20.                  Governing Law; Terms.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED

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BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Note Purchase Agreement, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.  The rules of construction set forth in Section 1.3 of the Note Purchase Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 21.                  Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY: (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 16 ABOVE; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 21 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 22.                  Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each of Pledgor and Secured Party acknowledge that this waiver is a material inducement for each of Pledgor and Secured Party to enter into a business relationship, that each of Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  Each of Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its

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jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 22 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 23.                  Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 24.                  Guaranty; Suretyship Waivers by Pledgor, etc. (a) The Pledgor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Issuer now or hereafter existing under or in respect of the Note Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by Secured Party or any Note Holder in enforcing any rights under this Agreement or any other Note Document.

(b)                                 Pledgor hereby agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in cash of the Secured Obligations (other than indemnification obligations that are intended to survive the termination of the Note Documents).  In furtherance of the foregoing and without limiting the generality thereof, Pledgor agrees as follows:  (i) Secured Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of Pledgor’s liability hereunder, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Secured Obligations and take and hold other security for the payment of the Secured Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person with respect to the Secured Obligations, (E) enforce and apply any other security now or hereafter held by or for the benefit of Secured Party in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Party may have against any such security, as Secured Party in its discretion may determine

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consistent with the Note Purchase Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to Secured Party under the Note Documents, at law or in equity; and (ii) this Agreement and the obligations of Pledgor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Secured Obligations (other than indemnification obligations that are intended to survive the termination of the Note Documents)), including without limitation, the occurrence of any of the following, whether or not Pledgor shall have had notice or knowledge of any of them:  (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto; or with respect to any guaranty of or other security for the payment of the Secured Obligations; (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions of the Note Purchase Agreement, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Secured Obligations; (C) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (D) the application of payments received from any source to the payment of indebtedness other than the Secured Obligations, even though Secured Party might have elected to apply such payment to any part or all of the Secured Obligations; (E) any failure to perfect or continue perfection of a security interest in any other collateral which secures any of the Secured Obligations; (F) any defenses, set-offs or counterclaims which Issuer or any other Note Document Party may allege or assert against Secured Party in respect of the Secured Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Pledgor as an obligor in respect of the Secured Obligations.

(c)                                  Pledgor hereby waives, for the benefit of Secured Party:  (i) any right to revoke this guaranty, (ii) any right to require Secured Party as a condition of payment or performance by Pledgor, to (A) proceed against Issuer, any guarantor of the Secured Obligations or any other Person, (B) proceed against or exhaust any other security held from Issuer, any guarantor of the Secured Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party in favor of Issuer or any other Person, or (D) pursue any other remedy in the power of Secured Party whatsoever; (iii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Issuer from any cause other than payment in full of the Secured Obligations (other than indemnification obligations that are intended to survive the termination of the Note Documents); (iv) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (v) any defense based upon Secured Party’s errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith; (vi) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and

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any legal or equitable discharge of Pledgor’s obligations hereunder, (B) the benefit of any statute of limitations affecting Pledgor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Secured Party protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vii) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to Issuer and notices of any of the matters referred to in Section 24(a) above and any right to consent to any thereof; and (viii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement, other than repayment in full in cash of the Secured Obligations (other than indemnification obligations that are intended to survive the termination of the Note Documents).

(d)                                 Until the Secured Obligations (other than indemnification obligations that are intended to survive the termination of the Note Documents) shall have been paid in full, in cash, Pledgor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that it now has or may hereafter have against Issuer or any of its assets in connection with this Agreement or the performance by it of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that it now has or may hereafter have against Issuer, (B) any right to enforce, or to participate in, any claim, right or remedy that Secured Party now has or may hereafter have against Issuer, and (C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Secured Party, and (ii) any right of contribution Pledgor now has or may hereafter have against any guarantor of any of the Secured Obligations.  Pledgor further agrees that, to the extent the agreement to withhold exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification it may have against Issuer or against any other collateral or security, and any rights of contribution Pledgor may have against any such guarantor, shall be junior and subordinate to any rights Secured Party may have against Issuer, to all right, title and interest Secured Party may have in any such other collateral or security, and to any right Secured Party may have against any such guarantor.

(e)                                  Secured Party shall have no obligation to disclose or discuss with Pledgor its assessment of the financial condition of Issuer.  Pledgor has adequate means to obtain information from Issuer on a continuing basis concerning the financial condition of Issuer and its ability to perform its obligations under the Note Documents and Pledgor assumes the responsibility for being and keeping informed of the financial condition of Issuer and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations.  Pledgor hereby waives and relinquishes any duty on the part of Secured Party to disclose any matter, fact or thing relating to the business, operations or condition of Issuer now known or hereafter known by Secured Party.

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SECTION 25.      Agent as Secured Party.  If an Agent has been appointed pursuant to the terms of the Note Purchase Agreement, and while such Person is acting as Agent, the Agent shall constitute a Secured Party hereunder, and following such appointment such Agent (and not any Note Holder or Note Holders individually unless approved by Required Holders) shall be entitled to exercise, or refrain from exercising, any rights or remedies hereunder as agent on behalf, and for the ratable benefit, of the Note Holders. Pledgor shall take actions as any such Agent may reasonably request to confirm or maintain the perfected security interests intended to be created hereunder, in the name of such Agent for the ratable benefit of the Note Holders.  Each registered holder of a Note by acceptance of a Note registered in its name agrees to the appointment of such Agent to act on its behalf hereunder and agrees to be bound by the provisions of this Agreement applicable to Secured Party and the Note Holders and the provisions of the other Note Documents applicable to Note Holders.

SECTION 26.      Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by Secured Party hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Pledged Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Pledged Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 14(c).

SECTION 27.      Reinstatement.  The obligations of Pledgor under this Agreement (including, without limitation, with respect to the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Secured Party or any Note Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or Pledgor.

SECTION 28.      Specific Performances.  Pledgor further agrees that a breach of any of the covenants contained in this Agreement, including without limitation Sections 7(c) and 11(b) will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Agreement, including without limitation Sections 7(c) and 11(b) shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 29.      No Recourse.  Notwithstanding anything to the contrary in this Agreement (including but not limited to Section 24), no recourse shall be had, whether by levy or execution, or under any law, or by the enforcement of any assessment or penalty or otherwise, for the payment of any of the Secured Obligations, against Pledgor individually or personally, or any of the assets of Pledgor other than the Pledged Collateral, it being expressly understood that the sole remedies available to Secured Party pursuant to this Agreement with respect to the Secured Obligations shall be against the Pledged Collateral; provided, that nothing in this Section 29 shall (i) limit or restrict the right of Secured Parties to collect any costs of

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enforcement of this Agreement from Pledgor to the extent the Pledged Collateral is insufficient to satisfy all Secured Obligations, including such costs of enforcement, (ii) limit or restrict the right of Secured Parties to obtain indemnification from Pledgor under Section 13 above, or (iii) limit or restrict the liability of Pledgor with respect to any distributions taken contrary to Section 7 above.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PLEDGOR:

CLEAN ENERGY RENEWABLE FUELS, LLC

By:	/s/ Harrison S. Clay
Name:	Harrison S. Clay
Title:	President

Notice Address:

3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740
Attention: Harrison Clay
Telephone No.: 562.493.7231
Telecopier No.: 562.430.8594
Email: hclay@cleanenergyfuels.com

with copies (which shall not constitute notice) to:

Clean Energy Fuels Corp.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740
Attn: Nate Jensen
Telephone No.: 562.493.7239
Telecopier No.: 562.493.4956
Email: njensen@cleanenergyfuels.com

Signature Page to Parent Pledge

SECURED PARTY:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, its Investment Advisor

By:	/s/ Brian J. Daly
	Name:	Brian J. Daly
	Title:	Managing Director

Signature Page to Parent Pledge

SCHEDULE I

Pledged Equity

Equity Issuer	Class of Equity	Equity Certificate Nos.	Par Value	Number of Outstanding Equity Interests of Equity Issuer	Percentage of Outstanding Equity of Equity Issuer Pledged
Mavrix, LLC	Membership Interests	N/A	N/A	100 units	100%

SCHEDULE I-1

SCHEDULE II

Filing Offices

Secretary of State of Delaware

SCHEDULE II-1

SCHEDULE III

Office Locations, Type and Jurisdiction of Organization of Pledgor

Name	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number
Clean Energy Renewable Fuels, LLC	LLC	3020 Old Ranch Parkway, Suite 400, Seal Beach, CA 90740	Delaware

Prior Names of Pledgor

None.

SCHEDULE III-1

SCHEDULE IV

ACKNOWLEDGEMENT AND CONSENT
(ISSUER)

This Acknowledgement and Consent, dated as of                                     , is delivered pursuant to Section 5 of the Parent Pledge Agreement, dated as of April 25, 2013 between CLEAN ENERGY RENEWABLE FUELS, LLC (“Pledgor”) and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, on behalf of the Note Holders (said Pledge Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Pledge Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

The undersigned by executing and delivering this Acknowledgement and Consent hereby: (i) acknowledges receipt of a copy of the Pledge Agreement, (ii) consents to the grant of a first priority lien and security interest in favor of Secured Party by Pledgor on the Pledged Equity,  (iii) consents to any transfer (a “Transfer”) of the Pledged Equity in connection with the exercise of the Secured Party’s rights under Section 11 of the Pledge Agreement, and (iv) consents to the voting rights and rights in respect of distributions provided in Section 7 of the Pledge Agreement and agrees to take instructions with respect thereto from Secured Party without any other or further instructions of Pledgor which holds an Equity Interest in the undersigned, (iv) agrees to be bound by and to comply with the terms of the Pledge Agreement insofar as such terms are applicable to it.  Notwithstanding any provision of the undersigned’s limited liability company operating agreement to the contrary, the undersigned further agrees that any transferee of the Pledged Equity in connection with a Transfer shall automatically be admitted as a member under the undersigned’s limited liability company operating agreement without consent, amendment or other action of the undersigned or any other member of the undersigned.

MAVRIX, LLC,
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE IV-1

SCHEDULE V

PLEDGE AMENDMENT

This Pledge Amendment, dated                         ,         , is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of                   , 2013 between CLEAN ENERGY RENEWABLE FUELS, LLC, as Pledgor, and [INSERT NAME OF AGENT/SECURED PARTY][, as Agent for, and representative of, the Note Holders], as Secured Party (the “Pledge Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Pledged Equity listed on this Pledge Amendment shall be deemed to be part of the Pledged Equity and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

CLEAN ENERGY RENEWABLE FUELS, LLC

By:
Title:

Equity Issuer	Class of Equity	Equity Certificate Nos.	Par Value	Number of Outstanding Equity Interests of Equity Issuer	Percentage of Outstanding Equity of Equity Issuer Pledged

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of April 25, 2013 and entered into by and among MAVRIX, LLC, a Delaware limited liability company (“Grantor”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, in its capacity as Note Purchaser under the Note Purchase Agreement referred to below (together with its successors and assigns of 100% of the Note(s) in such capacity, or any Agent acting on behalf of the Note Holders, the “Secured Party”) for the benefit of the Note Holders under such Note Purchase Agreement.

PRELIMINARY STATEMENTS

(a)                                 Grantor has entered into a Note Purchase Agreement dated as of the date hereof (said Note Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”; capitalized terms used herein and not defined herein shall have the meanings set forth in the Note Purchase Agreement) with the Secured Party pursuant to which, subject to the terms and conditions thereof, Secured Party has agreed to purchase the Note(s).

(b)                                 It is a condition precedent to the purchase of the Note(s) under the Note Purchase Agreement that Grantor shall have granted the security interests and undertaken the other obligations contemplated by this Agreement.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party to enter into the Note Purchase Agreement and the other Note Documents and to purchase the Note(s) and to consummate the other transactions thereunder, Grantor hereby agrees as follows:

SECTION 1.                                                 Grant of Security.

Grantor hereby assigns to Secured Party, for itself and for the benefit of the Note Holders, and hereby grants to Secured Party, for itself and for the benefit of the Note Holders, a security interest in, all of Grantor’s right, title and interest in and to all of the personal property of Grantor, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the UCC as it exists on the date of this Agreement, or as it may hereafter be amended, including the following (the “Collateral”):

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Intellectual Property Collateral, including all Copyrights, Patents and Trademarks;

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(d)                                 all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(e)                                  all Documents;

(f)                                   all General Intangibles;

(g)                                  all Goods, including Inventory, Equipment and Fixtures;

(h)                                 all Instruments;

(i)                                     all Account Collateral, including all Collateral Accounts;

(j)                                    All Pledged Collateral;

(k)                                 all Investment Property;

(l)                                     all letters of credit, Letter-of-Credit Rights and other Supporting Obligations;

(m)                             all cash or cash equivalents;

(n)                                 all Records;

(o)                                 all Commercial Tort Claims; and

(p)                                 all accessions to, substitutions for and replacements, proceeds, insurance proceeds (whether or not Secured Party is named as loss payee) and products of the foregoing, together with all books and records and other files (physical or electronic) and other General Intangibles at any time evidencing or relating to any of the foregoing Collateral and all indemnities, warranties, collateral security, guarantees and other supporting obligations given with respect to any of the foregoing Collateral.  For purposes of this agreement, “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of Grantor that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

Notwithstanding anything contained herein to the contrary, in no event shall the Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor’s rights or interests in any Authorization of Grantor to the extent and for so long, but only to the extent and for so long, as such a grant would violate the terms of such Authorization or applicable Law.

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SECTION 2.                                                 Security for Obligations.

This Agreement secures, and the Collateral of Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all Secured Obligations of Grantor.  “Secured Obligations” means all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Note Purchase Agreement and the other Note Documents,  together with all extensions or renewals thereof, whether for principal, interest, fees, costs, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party or any Note Holder as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations).

SECTION 3.                                                 Grantor Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under each of the Accounts, Chattel Paper, Payment Intangibles and any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any Accounts, Chattel Paper, Payment Intangibles and the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under any Accounts, Chattel Paper, Payment Intangibles contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Secured Party nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute the Secured Party in which event Secured Party or such purchaser, as the case may be, shall signify such election by adopting in writing the partnership agreement and agreeing to be bound by the terms thereof.

SECTION 4.                                                 Representations and Warranties.

Grantor represents and warrants as follows:

(a)                                 Ownership of Collateral.  Grantor owns its interest in the Collateral free and clear of any Lien (other than Permitted Liens) and no effective financing statement or other

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instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

(b)                                 Perfected Lien.  The security interests granted pursuant to this Agreement, upon filing of a UCC-1 financing statement in the appropriate filing office listed on Schedule 1, will constitute valid perfected first priority security interests in all of the Collateral which may be perfected by filing such financing statement in favor of the Secured Party (subject only to (i) Permitted Liens and (ii) the priority afforded to such Permitted Liens by operation of Law), securing the Secured Obligations.  Grantor has taken all action required on its part for Control to have been obtained by the Secured Party over all Collateral with respect to which control may be obtained pursuant to the UCC.  No Person other than the Secured Party has control or possession of all or any part of the Collateral.  Without limiting the generality of the foregoing, all certificates and Instruments evidencing any Pledged Collateral have been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

(c)                                  Office Locations; Collateral Locations.  Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) is set forth on Part 1 of Schedule 2.  All Collateral of Grantor is held at place of business of Grantor set forth on Part 1 of Schedule 2.  Grantor has not had a different place of business from that set forth on Part 2 of Schedule 2 during the past 5 years.

(d)                                 Type and Jurisdiction of Organization.  The type of organization (i.e., corporation, limited partnership, etc.) of Grantor, its jurisdiction of organization, and its organizational number, if any, provided by the applicable Government Authorities of the its jurisdiction of organization and its federal employer identification number are set forth on Part 1 of Schedule 2.

(e)                                  Exact Legal Name.  Grantor’s exact legal name (as defined in Section 9-503 of the UCC), as it appears in official filings in Grantor’s respective jurisdiction of organization is set forth on Part 1 of Schedule 2.  Grantor (or predecessor by merger or otherwise of Grantor) has not, within the five (5) year period preceding the date hereof, had a different name (or used a trade name different) from the name of Grantor listed on Part 1 of Schedule 2, except as set forth on Part 2 of Schedule 2.

(f)                                   Authorizations.  No authorization or approval or other action by, and not notice to or filing with, any Governmental Authority or other third party is required for (i) the grant by Grantor of the security interest granted hereunder or for the execution, delivery and performance of this Agreement by Grantor, (ii) the perfection or maintenance of the security interest created hereunder, except for the filing of financing and continuation statements under the UCC and with respect to the Collateral a security interest over which must be perfected by Control or action other than filing a financing statement under the UCC, which actions have been taken and are in full force and effect, or (iii) the exercise by Secured Party of its voting and other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as  may be required in connection with the disposition of any portion of the Collateral by laws affecting the exercise of remedies affecting a secured party or the offering and sale of securities generally.

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(g)                                  Pledged Collateral.

(i)                                     Schedule 3 annexed hereto sets forth all of the Pledged Equity owned by Grantor and Schedule 4 annexed hereto sets forth all of the Pledged Debt owned by Grantor.

(ii)                                  The Pledged Equity constitutes all of the issued and outstanding Equity Interests of the issuer thereof and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Equity Interests in the issuer of any Pledged Equity, in each case, other than the Cambrian Interest and the Cambrian Option.  All of the Pledged Equity set forth on Schedule 3 annexed hereto has been duly authorized and validly issued and is fully paid and all capital contributions, if any, required to be made with respect to the issuance of such Pledged Equity have been made.  Under the terms of the relevant Organizational Documents of each issuer of the Pledged Equity, no further capital contributions are required.  All of the Pledged Debt set forth on Schedule 4 annexed hereto has been duly authorized and is the legally valid and binding obligation of the issuers thereof and is not in default.

(iii)                               There are no restrictions on transfer (that have not been waived or otherwise consented to) in any agreement governing any Pledged Equity or otherwise relating thereto (including the organizational documents of the issuer thereof) which would limit or restrict:  (i) the grant of a security interest in any Pledged Equity, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged Equity as contemplated by this Agreement.  Upon the exercise of remedies in respect of the Pledged Equity constituting a membership interest in a limited liability company or a partnership interest, the transferee or assignee of such Pledged Equity, shall become a member or partner, as the case may be, of the issuer of such Pledged Equity, with the same rights as Grantor and, upon the transfer of the entire interest of Grantor, Grantor shall cease to be a member or partner of such issuer, as the case may be.

(iv)                              Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens, except the security interest created by this Agreement.

(v)                                 No issuer of Pledged Equity has elected to treat the membership interests or partnership interests issued by it as a security under Section 8-103 of the UCC.

(h)                                 Intellectual Property Collateral.  Grantor does not own any registered Intellectual Property Collateral (or applications for registration thereof).

(i)                                     Deposit Accounts and Securities Accounts.  Grantor does not have any Deposit Accounts, Securities Accounts, or similar accounts, except those established under the Account Control Agreement.

(j)                                    Chattel Paper; Letter of Credit Rights.  Grantor does not have any interest in any Chattel Paper, letters of credit or Letter-of-Credit Rights.

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(k)                                 Documents.                               No negotiable Documents are outstanding with respect to any of the Inventory of Grantor.

(l)                                     Commercial Tort Claims.  Grantor does not have any Commercial Tort Claims as of the date hereof.

(m)                             Governmental Obligors.      None of the account debtors on Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

The representations and warranties, including as to the information set forth in Schedules referred to herein are made as to Grantor as of the date hereof, except that, in the case of a Pledge Supplement, or notice delivered pursuant to Section 10(a) hereof, such representations and warranties are made as of the date of such supplement or notice.

SECTION 5.                                                 Covenants.

(a)                                 Disposition of Collateral.  Grantor agrees that it will not sell, lease or otherwise dispose of the Collateral owned by it, except for dispositions expressly permitted under Section 7.4(b) of the Note Purchase Agreement.

(b)                                 Creation of Liens.  Grantor agrees that it will not create, incur or suffer to exist any Lien on the Collateral owned by it, except for Permitted Liens.

(c)                                  Maintenance of Lien.  Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Secured Party may reasonably request, in order to perfect and protect or establish the priority of any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

(d)                                 Further Assurances.  Without limiting the obligations of Grantor under Section 5(c) or Sections 6, 7, 8, 9, 10 or 11 below: Grantor agrees that it shall (i) notify Secured Party in writing of receipt by Grantor of any interest in Chattel Paper and at the request of Secured Party, mark conspicuously each item of such Chattel Paper and each of its records pertaining to such Collateral, with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Secured Party all promissory Notes and other Instruments and, at the request of Secured Party, all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party, (iii)  execute (if necessary) and file such financing or continuation statements, or amendments thereto as are necessary or reasonably required by Secured Party to perfect a first priority Lien in favor of Secured Party on this Collateral, (iv) deliver to Secured Party all certificates and instruments evidencing or constituting Pledged Collateral in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party, (v) execute and deliver such documents and Instruments and take or cause to be taken all other actions necessary or reasonably requested by the Secured Party to cause the Secured Party to have Control over any Collateral constituting Deposit Accounts, Electronic Chattel Paper,

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Investment Property (including the Pledged Equity, if it is a security under Section 8-103 of the UCC), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance reasonably satisfactory to the Secured Party, with securities intermediaries, issuers or other Persons in order to establish Control, and Grantor shall promptly notify the Secured Party of Grantor’s acquisition of any such Collateral, (vi) at Secured Party’s reasonable request, appear in and defend any action or proceeding that may affect Grantor’s title to or Secured Party’s security interest in all or any part of the Collateral, and (vii) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Secured Party with respect to any Collateral or any rights or remedies in respect thereto.

(e)                                  Financing Statements.  Pursuant to the UCC and any other applicable law, Grantor authorizes the Secured Party, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of Grantor in such form and in such offices as the Secured Party reasonably determines necessary or appropriate to perfect the security interests of the Secured Party under this Agreement.  Additionally, Grantor authorizes the Secured Party, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of Grantor”, “all personal property of Grantor” or words of similar effect.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

(f)                                   Notice of Certain Changes.  Grantor shall not change its legal name, type of organization, jurisdiction of organization, organizational number or federal employer identification number or chief executive office or location where Collateral is located, in each case, unless it gives Secured Party at least thirty (30) days’ prior written notice thereof and either (i) Secured Party acknowledges in writing that such action will not adversely affect the validity, perfection or priority of the Secured Party’s lien on the Collateral or (ii) any reasonable action requested by the Secured Party in connection therewith has been completed or taken (including any action to continue the perfection of any Liens created hereunder in favor of Secured Party).

SECTION 6.                                                 Special Covenants with respect to Commercial Tort Claims.

In the event that Grantor shall at any time after the date hereof have any Commercial Tort Claims, Grantor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim, (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim and any Proceeds thereof shall constitute part of the Collateral and (iii) deliver such further documents and instruments as the Secured Party may reasonably request to further grant or perfect the security interest of Secured Party in such Commercial Tort Claim.

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SECTION 7.                                                 Special Covenants with respect to Deposit Accounts, and Securities Accounts.

Grantor shall not establish any deposit, securities or like accounts without the consent of the Secured Party; except for the Collateral Accounts maintained under the Account Agreements.

SECTION 8.                                                 Special Covenants With Respect to Equipment and Inventory.

(a)                                 Grantor shall not acquire any Equipment or Inventory.

SECTION 9.                                                 Special Covenants With Respect to Accounts.

(a)                                 Grantor shall, for not less than three (3) years from the date on which each Account of Grantor arose, maintain complete Records of such Account and all documentation relating thereto.

(b)                                 Grantor shall instruct all account debtors, each Subject Company and other persons making payments or distributions to Grantor to make such payments or distributions directly in accordance with the Account Management Annex.

SECTION 10.                                          Special Covenants With Respect to Pledged Collateral.

(a)                                 Additional Pledged Collateral.  Grantor agrees that it will, upon obtaining any additional Pledged Equity or Pledged Debt, promptly (and in any event within fifteen (15) days) deliver to Secured Party a Pledge Supplement, duly executed by Grantor, in respect of such additional Pledged Equity or Pledged Debt; provided that the failure of Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

(b)                                 Delivery of Certain Pledged Collateral.  Without limiting the generality of Section 5, Grantor agrees that all certificates or Instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.

(c)                                  Form of Pledged Collateral.  Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.  If any Pledged Collateral is not a security pursuant to Section 8-103 of the UCC, Grantor shall not take any action that, under such Section, converts such Pledged Collateral into a security.

(d)                                 Compliance with Agreements; Notices.  Grantor shall promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and at its expense (i) perform and comply in all material respects with all terms and provisions of any agreement related to the Pledged Collateral required to be performed or complied with by it, (ii)

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maintain all such agreements in full force and effect and (iii) enforce all such agreements in accordance with their terms.

(e)                                  Voting and Distributions.  (i) Subject to Section 10(e)(ii):

(A)                               Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose not prohibited by the terms of this Agreement or the Note Purchase Agreement; provided that Grantor shall not exercise or refrain from exercising any such right if such action would have a Material Adverse Effect (which determination may be made by Secured Party, in its sole judgment, by written notice to Grantor); and

(B)                               Subject to Section 9 and the terms of the Account Management Annex, Grantor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Pledged Equity which are paid in cash by any issuer if such dividends are permitted by the Note Purchase Agreement and the other Note Documents.  Any and all dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements).

(ii)                                  Upon the occurrence and during the continuation of an Event of Default:

(A)                               upon written notice from Secured Party to Grantor, all rights of Grantor to exercise the voting and other rights which they would otherwise be entitled to exercise pursuant to Section 10(e)(i)(A) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

(B)                               all dividends, and other distributions, paid or payable in cash in respect of the Pledged Equity (including in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) shall be paid to such account or accounts as Secured Party may designate to be held as Collateral and/or applied in accordance with Section 16 hereof; and

(C)                               all payments which are received by Grantor contrary to the provisions of paragraph (B) of this Section 10(e)(ii) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and

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shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

(f)                                   In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (1) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (2) without limiting the effect of clause (1) above, Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be operative, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), only upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the Security Termination.

(g)                                  Grantor shall cause each Pledged Entity which is an issuer of Pledged Equity to execute and deliver to Secured Party an Acknowledgement and Consent in the form attached hereto as Exhibit II.

SECTION 11.                                          Special Covenants With Respect to any Intellectual Property Collateral.

Grantor shall not acquire or create any registered Intellectual Property Collateral (or make any applications for the registration thereof).

SECTION 12.                                          Secured Party Appointed Attorney-in-Fact.

Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                                 to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to the Note Purchase Agreement;

(b)                                 to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

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(d)                                 to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

(e)                                  to pay or discharge taxes or Liens (other than taxes not required to be paid or discharged pursuant to the Note Purchase Agreement and Liens permitted under this Agreement or the Note Purchase Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

(f)                                   to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Collateral Accounts and other documents relating to the Collateral; and

(g)                                  generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

SECTION 13.                                          Secured Party May Perform.

If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable costs and expenses of Secured Party (including any payments made in respect of taxes or insurance)  incurred in connection therewith shall be payable by Grantor under Section 17 hereof.

SECTION 14.                                          Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 15.                                          Remedies.

(a)                                 Generally.  If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured

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Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable as determined by Secured Party, and, (vi) without notice to Grantor, transfer to or register in the name of Secured Party or its nominee any or all of the Pledged Collateral.  Secured Party may be the purchaser of any or all of the Collateral at any such sale and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale; provided that such use and application has been approved by the Required Holders.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days’ prior notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, provided that such sale has been conducted in a commercially reasonable manner.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

(b)                                 Pledged Equity.  Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Secured

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Party shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the relevant Pledged Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledged Entity would agree to do so.  Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 15(b) valid and binding and in compliance with any and all other applicable Laws.

(c)                                  Non-Judicial Enforcement.  The Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Grantor expressly waives any and all legal rights which might otherwise require the Secured Party to enforce its rights by judicial process.

(d)                                 Disclosure.  Secured Party is authorized, in connection with any sale of the Pledged Equity pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Pledged Equity any information and documents in its possession relating to such Pledged Equity or the issuer thereof.

SECTION 16.                                          Application of Proceeds.

Except as expressly provided elsewhere in the Note Documents, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority:

FIRST:  To the payment of all reasonable, documented, out-of-pocket costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other reasonable and documented expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all reasonable and documented costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

SECOND:  To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) and, as to obligations arising under the Note Purchase Agreement, as provided in the Note Purchase Agreement; and

THIRD:  To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 17.                                          Indemnity and Expenses.

(a)                                 Grantor agrees to pay to Secured Party upon demand the amount of any and all costs and expenses in accordance with subsection 9.2 of the Note Purchase Agreement, and to indemnify Secured Party, each Note Holder and any of their respective directors, officers, employees and agents from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated

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hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or any Note Holder’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)                                 The obligations of Grantor in this Section 17 shall survive the termination of this Agreement and the discharge of Grantor’s other obligations under this Agreement, the Note Purchase Agreement and the other Note Documents.

(c)                                  In no event shall Secured Party be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether Secured Party has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 18.                                          Continuing Security Interest; Transfer of Note(s); Termination and Release.

(a)                                 This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Security Termination, (ii) be binding upon Grantor and its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns and to the benefit of the Note Holders and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii),  subject to the provisions of subsection 9.1 of the Note Purchase Agreement, any Note Holder may assign or otherwise transfer any Note(s) held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

(b)                                 Following the permitted transfer or assignment of any Note(s), Note Holders may appoint any Agent pursuant to Section 9.20 of the Note Purchase Agreement to act on their behalf under this Agreement and each of the other Note Documents, including for purposes of perfecting or holding any security interests in Collateral and enforcing any rights or remedies with respect thereto

(c)                                  Upon the payment in full of all Secured Obligations and the termination in full of any commitments to extend credit under the Note Purchase Agreement (the “Security Termination”), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor.  Upon any such termination the Secured Party will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

SECTION 19.                                          Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and, in the case of any such amendment or modification, by Grantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  If at any time in there are more than one Note Holder, the Secured Party shall act through the Required Holders.

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SECTION 20.                                          Notices.

Unless otherwise specifically provided herein or in the Note Purchase Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by recognized national overnight courier service or registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or otherwise upon receipt.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 21.                                          Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 22.                                          Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 23.                                          Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 24.                                          Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 25.                                          Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW

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YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, THE GRANTOR FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(a)                                 ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b)                                 WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c)                                  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE GRANTOR, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 20;

(d)                                 AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(e)                                  AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(f)                                   AGREES THAT THE PROVISIONS OF THIS SECTION 25 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 26.                                          Waiver of Jury Trial.

THE GRANTOR AND SECURED PARTY EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Grantor and the Secured Party each acknowledge that this waiver is a material inducement for Grantor and the Secured Party to enter into a business relationship, that Grantor and the Secured Party have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings.  Grantor and the Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 26 AND EXECUTED BY EACH OF THE PARTIES

16

HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 27.                                          Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 28.                                          Agent as Secured Party.

If an Agent has been appointed pursuant to the terms of the Note Purchase Agreement, and while such Person is acting as Agent, the Agent shall constitute a Secured Party hereunder, and following such appointment such Agent (and not any Note Holder or Note Holders individually unless approved by Required Holders) shall be entitled to exercise, or refrain from exercising, any rights or remedies hereunder as agent on behalf, and for the ratable benefit, of Secured Party. Grantor shall take actions as any such Agent may reasonably request (including entering into any amendment to this Agreement) to confirm or maintain the perfected security interests intended to be created hereunder, in the name of such Agent for the ratable benefit of the Note Holders. Each registered holder of a Note by acceptance of a Note registered in its name agrees to the appointment of such Agent to act on its behalf hereunder and agrees to be bound by the provisions of this Agreement applicable to Secured Party and the provisions of the other Note Documents applicable to Note Holders.

SECTION 29.                                          Retention in Satisfaction.

Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Secured Party hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Security Termination.

SECTION 30.                                          Reinstatement.

The obligations of Grantor under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Party or any Note Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Grantor.

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SECTION 31.                                          Set Off.

Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim any Note Holder may otherwise have, such Note Holder shall have the right and be entitled (after consultation with the Agent), at its option, to offset (A) balances held by it or by any of its Affiliates for account of Grantor at any of its offices, in Dollars or in any other currency, and (B) amounts due and payable to such Note Holder against any Secured Obligations, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify Grantor and the Secured Party thereof, provided that such Note Holder’s failure to give such notice shall not affect the validity thereof.

SECTION 32.                                          Specific Performances.

Grantor further agrees that a breach of any of the covenants contained in this Agreement, including without limitation Sections 10(f), 11 and 15(b) will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Agreement, including without limitation Sections 10(f), 11 and 15(b) shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 33.                                          Definitions; Rules of Construction.

(a)                                 Each capitalized term utilized in this Agreement that is not defined in the Note Purchase Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.  The rules of construction set forth in subsections 1.2 and 1.3 of the Note Purchase Agreement shall be applicable to this Agreement mutatis mutandis.

(b)                                 In addition, the following terms used in this Agreement shall have the following meanings:

“Account Collateral” has the meaning set forth in the Note Purchase Agreement.

“Collateral” has the meaning set forth in Section 1 hereof.

“Collateral Accounts” has the meaning set forth in the Note Purchase Agreement.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106, or 9-107 of Article 9 of the UCC.

“Copyrights” means , with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringement for any of the foregoing; (d) the right to sue for past, present, and

18

future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Equity Interests” means all shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests in a Person, and all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing whether such stock, interests or other securities or rights are classified as Investment Property or General Intangibles under the UCC.

“Event of Default” means any Event of Default as defined in the Note Purchase Agreement.

“Intellectual Property Collateral” means, with respect to Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise, but only to the extent the grant of the security interest and other assignment to Secured Party contemplated by this Agreement is permitted by agreements governing such license or other use, or consent thereto has been granted) in and to all Copyrights, Trademarks, Patents and all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information.

“Note Purchase Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Patents” means, with respect to any person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extension, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due and payable under and with respect thereto, including, without limitation, damages and payments for past and future infringement thereof; (e) all rights to sue for past, present, and future infringement thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means, with respect to Grantor, the Pledged Equity, the Pledged Debt and any other Investment Property in which Grantor has an interest.

“Pledged Debt” means the Indebtedness from time to time owed to Grantor, including the Indebtedness set forth on Schedule 4 and issued by the obligors named therein, the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Equity” means all Equity Interests now or hereafter owned by Grantor, including those owned on the date hereof and set forth on Schedule 3, the certificates or other instruments representing any of the foregoing and any interest of Grantor in any Securities Entitlement pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Entity” means any issuer of Pledged Equity.

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“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit I, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

“Secured Obligations” has the meaning set forth in Section 2.

“Security Termination” has the meaning set forth in Section 18(b).

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringement thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time and as interpreted and construed by the courts of the State of New York.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Grantor and the Secured Party have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTOR:

MAVRIX, LLC,
a Delaware limited liability company

By:	/s/ Harrison S. Clay
	Name:	Harrison S. Clay
	Title:	President
	Address:	3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740

Signature Page to Security Agreement

SECURED PARTY:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, its Investment Advisor

By:	/s/ Brian J. Daly
	Name:	Brian J. Daly
	Title:	Managing Director

Signature Page to Security Agreement

SCHEDULE 1

Filing Offices

Delaware Secretary of State

Schedule 1-1

SCHEDULE 2

Office Locations, Type and Jurisdiction of Organization of Grantor

Part 1 — Current Names, Locations, Etc.

Name	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number/FEIN
Mavrix, LLC	LLC	3020 Old Ranch Parkway, Suite 400 Seal Beach, CA 90740	DE

Part 2 — Former Names; Other Names; Locations

Mavrix Clean Energy, LLC (trade name in California- beginning April 2013).

Schedule 2-1

SCHEDULE 3

Pledged Equity

Grantor:

Equity Issuer	Class of Equity	Equity Certificate Nos.	Par Value	Number of Outstanding Equity Interests of Equity Issuer	Percentage of Outstanding Equity of Equity Issuer Pledged
Canton Renewables, LLC	Membership interest	N/A	N/A	100 units	100%
Dallas Clean Energy, LLC	Membership interest	N/A	N/A	N/A	70% (subject to the Cambrian Option)

Schedule 3-1

SCHEDULE 4

Pledged Debt

None

Schedule 5-1

EXHIBIT I TO
SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This Pledge Supplement, dated as of                                     , is delivered pursuant to the Security Agreement, dated as of April 25, 2013 between Grantor and [INSERT NAME OF SECURED PARTY], on behalf of the Note Holders (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor signatory below hereby agrees that the [Pledged Equity] [Pledged Debt] set forth on Schedule A annexed hereto shall be deemed to be part of the [Pledged Equity] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

IN WITNESS WHEREOF, Grantor signatory below has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of                               .

[GRANTOR]

By:
Name:
Title:

EXHIBIT I-1

SCHEDULE A
TO
PLEDGE SUPPLEMENT

EXHIBIT I-2

EXHIBIT II TO

SECURITY AGREEMENT

ACKNOWLEDGEMENT AND CONSENT
(PLEDGED ENTITY)

This Acknowledgement and Consent, dated as of                                     , is delivered pursuant to Section 10 of the Security Agreement, dated as of April 25, 2013 between Grantor party thereto and [INSERT NAME OF SECURED PARTY], on behalf of the Note Holders (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

The undersigned by executing and delivering this Acknowledgement and Consent hereby: (i) acknowledges receipt of a copy of the Security Agreement, (ii) consents to the grant of a first priority lien and security interest in favor of the Secured Party by Grantor on the Pledged Equity,  (iii) consents to any transfer (a “Transfer”) of the Pledged Equity in connection with the exercise of the Secured Party’s rights under Section 15 of the Security Agreement, and (iv) consents to the voting rights and rights in respect of distributions provided in Section 10 of the Security Agreement and agrees to take instructions with respect thereto from Secured Party without any other or further instructions of Grantor, (iv) agrees to be bound by and to comply with the terms of the Security Agreement insofar as such terms are applicable to it.  Notwithstanding any provision of the undersigned’s limited liability company operating agreement to the contrary, the undersigned further agrees that any transferee of the Pledged Equity in connection with a Transfer shall automatically be admitted as a member under the undersigned’s limited liability company operating agreement without consent, amendment or other action of the undersigned or any other member of the undersigned.

[PLEDGED ENTITY NAME]

By:
Name:
Title:

EXHIBIT II-1